FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228697-02

September 18, 2019

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$802,906,053

(Approximate Initial Mortgage Pool Balance)

$702,542,000

(Approximate Offered Certificate Balance)

CF 2019-CF2

CCRE Commercial Mortgage Securities, L.P.

 Depositor

Cantor Commercial Real Estate Lending, L.P.

KeyBank National Association

 Starwood Mortgage Capital LLC

German American Capital Corporation

Sponsors and Mortgage Loan Sellers

Cantor Fitzgerald & Co.	KeyBanc Capital Markets	Deutsche Bank Securities
Joint Bookrunning Managers and Co-Lead Managers

CastleOak Securities, L.P.		Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com.

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-228697) (the “Preliminary Prospectus”) anticipated to be dated September 20, 2019. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., CastleOak Securities, L.P. and Drexel Hamilton, LLC. This Term Sheet is subject to change.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the Mortgage Loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., CastleOak Securities, L.P. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

CF 2019-CF2 Mortgage Trust
KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners and Co-Lead Managers:	Cantor Fitzgerald & Co., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc.
Co-Managers:	CastleOak Securities, L.P. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	KeyBank National Association (“KeyBank”) (38.7%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (27.4%), Starwood Mortgage Capital LLC (“SMC”) (26.9%) and German American Capital Corporation (“GACC”) (7.0%)
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”)
Master Servicer:	KeyBank National Association
Special Servicers:	LNR Partners, LLC (“LNR”) with respect to the Serviced Mortgage Loans and Serviced Whole Loans (other than any Excluded Special Servicer Loan and The Stanwix Whole Loan); and KeyBank National Association with respect to The Stanwix Whole Loan
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Risk Retention Consultation Party:	Expected to be LNR Securities Holdings, LLC
U.S Credit Risk Retention:

SMC is expected to act as the “Retaining Sponsor” for the securitization constituted by the issuance of the Pooled Certificates and intends to satisfy the U.S. credit risk retention requirements through (i) the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate” of SMC, of an “eligible vertical interest”, in the form of Pooled Certificates representing approximately 4.1% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Pooled Certificates (collectively, the “VRR Interest”) and (ii) the purchase by Starwood CMBS Horizontal Retention CF 2019-CF2 LLC, a “majority-owned affiliate” of SMC, of an “eligible horizontal residual interest”, in the form of the Class NR-RR Certificates (excluding the portion comprising the VRR Interest) (the “HRR Interest”), representing approximately 0.9% of the aggregate fair value of the Pooled Certificates. See “U.S. Credit Risk Retention” in the Preliminary Prospectus.

For additional information regarding the manner by which SMC, as Retaining Sponsor, intends to satisfy the U.S. credit risk retention requirements, see “ U.S. Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Trustee:	Citibank, N.A.
Certificate Administrator:	Citibank, N.A.
Initial Controlling Class Representative:	LNR Securities Holdings, LLC (or its affiliate)
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the following business day, commencing in November 2019.
Distribution Date:	4th business day following the Determination Date in each month, commencing in November 2019.
Cut-off Date:	The Due Date in October 2019 for each Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in November 2019, the date that would have been its Due Date in October 2019 if a monthly debt service payment were scheduled to be due in that month).
Settlement Date:	On or about October 17, 2019.
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	The Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	November 2052
Minimum Denominations:	$10,000 for the Offered Certificates (or $1,000,000 with respect to the Class X-A and Class X-B Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
KeyBank National Association	15	86	$310,640,399	38.7%
Cantor Commercial Real Estate Lending, L.P	12	18	220,354,030	27.4
Starwood Mortgage Capital LLC	18	29	215,821,623	26.9
German American Capital Corporation	3	3	56,090,000	7.0
Total:	48	136	$802,906,053	100.0%

Mortgage Pool Characteristics(1):
Initial Outstanding Pool Balance(2):				$802,906,053
Number of Mortgage Loans:				48
Number of Mortgaged Properties:				136
Average Mortgage Loan Cut-off Date Balance:				$16,727,209
Average Mortgaged Property Cut-off Date Balance:				$5,903,721
Weighted Average Mortgage Rate:				3.9950%
Weighted Average Mortgage Loan Original Term to Maturity or ARD (months):				115
Weighted Average Mortgage Loan Remaining Term to Maturity or ARD (months):				114
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgage Loans Secured by Properties Leased to a Single Tenant:				9.3%
Credit Statistics(3):
Weighted Average Mortgage Loan U/W NCF DSCR:				2.27x
Weighted Average Mortgage Loan Cut-off Date LTV(4):				56.7%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(4):				52.7%
Weighted Average U/W NOI Debt Yield:				10.8%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity or ARD:				21.8%
% Mortgage Loans with Interest Only through Maturity or ARD:				61.7%
% Mortgage Loans with Interest Only followed by Amortization through Maturity or ARD:				16.5%
Weighted Average Remaining Amortization Term (months)(5):				355
Property Type Composition:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				68.1%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):				66.8%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				52.3%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):				49.5%
% Mortgage Loans with Upfront Engineering Reserves:				18.6%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				31.6%
% Mortgage Loans with In Place Hard Lockboxes:				30.8%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.00x:				87.3%
% Mortgage Loans with Defeasance Only after a Lockout Period and Prior to an Open Period:				66.1%
% Mortgage Loans with Prepayment Only with a Yield Maintenance Charge after a Lockout Period and Prior to an Open Period:				28.6%
% Mortgage Loans with Prepayment Only with Defeasance or a Yield Maintenance Charge after a Lockout Period and Prior to an Open Period:				5.2%

(1)	Excludes Trust Subordinate Companion Loan, which is an asset of the issuing entity, but is not part of the mortgage pool that backs the offered certificates.

(2)	Subject to a permitted variance of plus or minus 5.0%.

(3)	The LTV, DSCR and Debt Yield calculations include any related Pari Passu Companion Loan(s) and exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s) unless otherwise specified.

(4)	Unless otherwise indicated in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the related Cut-off Date LTV Ratio or Maturity Date or ARD LTV Ratio, as applicable, has been calculated using the “as-is” appraised value. However, with respect to four (4) Mortgage Loans (19.8%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “as-portfolio” values. In addition, with respect to two (2) Mortgage Loan (6.0%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “as stabilized” or “as-complete” values. Such Mortgage Loans are identified in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio”, as applicable, under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes Mortgage Loans which are interest only for the full loan term.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Fitch/KBRA/S&P)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(2)(3)	Approximate Initial Subordination Levels(4)	Expected Weighted Average Life (years)(5)	Expected Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
A-1	AAAsf/AAA(sf)/AAA(sf)	$20,649,000		$19,805,000	$844,000	30.000%	2.62	1 - 57	39.7%	15.4%
A-2	AAAsf/AAA(sf)/AAA(sf)	$40,987,000		$39,312,000	$1,675,000	30.000%	4.80	57 - 60	39.7%	15.4%
A-SB	AAAsf/AAA(sf)/AAA(sf)	$28,718,000		$27,544,000	$1,174,000	30.000%	7.40	60 - 116	39.7%	15.4%
A-3	AAAsf/AAA(sf)/AAA(sf)	$39,556,500		$37,940,000	$1,616,500	30.000%	6.75	80 - 83	39.7%	15.4%
A-4	AAAsf/AAA(sf)/AAA(sf)	(8)		(8)	(8)	30.000%	(8)	116-118	39.7%	15.4%
A-5	AAAsf/AAA(sf)/AAA(sf)	(8)		(8)	(8)	30.000%	(8)	118-119	39.7%	15.4%
X-A(9)	AAAsf/AAA(sf)/AAA(sf)	$562,034,000	(10)	$539,074,000	$22,960,000	N/A	N/A	N/A	N/A	N/A
X-B(9)	A-sf/AAA(sf)/A-(sf)	$140,508,000	(10)	$134,768,000	$5,740,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/AAA(sf)	$67,243,000		$64,496,000	$2,747,000	21.625%	9.93	119 - 120	44.4%	13.8%
B	AA-sf/AA+(sf)/AA(sf)	$36,131,000		$34,655,000	$1,476,000	17.125%	9.99	120 - 120	47.0%	13.0%
C	A-sf/A(sf)/A-(sf)	$37,134,000		$35,617,000	$1,517,000	12.500%	9.99	120 - 120	49.6%	12.3%

NON-OFFERED POOLED CERTIFICATES

Class(1)	Ratings (Fitch/KBRA/S&P)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(2)(3)	Initial Subordination Levels(4)	Expected Weighted Average Life (years)(5)	Expected Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
X-D(9)	BBB-sf/BBB(sf)/NR	$42,153,000[10]	)	$40,431,000	$1,722,000	N/A	N/A	N/A	N/A	N/A
X-F(9)	BB-sf/BB(sf)/NR	$19,069,000	(10)	$18,290,000	$779,000	N/A	N/A	N/A	N/A	N/A
X-G(9)	B-sf/B+(sf)/NR	$8,029,000	(10)	$7,701,000	$328,000	N/A	N/A	N/A	N/A	N/A
D	BBBsf/BBB+(sf)/NR	$24,087,000		$23,103,000	$984,000	9.500%	9.99	120 - 120	51.3%	11.9%
E	BBB-sf/BBB(sf)/NR	$18,066,000		$17,328,000	$738,000	7.250%	9.99	120 - 120	52.6%	11.6%
F	BB-sf/BB(sf)/NR	$19,069,000		$18,290,000	$779,000	4.875%	9.99	120 - 120	53.9%	11.4%
G	B-sf/B+(sf)/NR	$8,029,000		$7,701,000	$328,000	3.875%	9.99	120 - 120	54.5%	11.2%
NR-RR	NR/NR/NR	$31,113,052		$29,842,000	$1,271,052	0.000%	9.99	120 - 120	56.7%	10.8%
S(11)	N/A	N/A		N/A	4.1%	N/A	N/A	N/A	N/A	N/A
R(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A

NON-OFFERED LOAN-SPECIFIC CERTIFICATES

Class(1)(12)	Ratings (Fitch/KBRA/S&P)	Approximate Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(4)		Expected Weighted Average Life (years)(5)	Expected Principal Window (months)(5)	Certificate Principal to Value Ratio(13)	Underwritten NOI Debt Yield(14)
SWA	NR/NR/A-(sf)	$5,130,000		39.476%		9.91	119 - 119	36.8%	11.1%
SWB	NR/NR/BBB-(sf)	$5,070,000		31.429%		9.91	119 - 119	41.7%	9.8%
SWC	NR/NR/BB-(sf)	$5,890,000		22.079%		9.91	119 - 119	47.4%	8.6%
SWD	NR/NR/B-(sf)	$6,190,000		12.254%		9.91	119 - 119	53.4%	7.7%
SWE	NR/NR/NR	$5,720,000	(15)	3.175	%(15)	9.91	119 - 119	58.9%	6.9%
SWRR(16)	NR/NR/NR	$2,000,000	(15)	0.000	%(15)	9.91	119 - 119	60.8%	6.7%
SWX1(17)	NR/NR/BBB-(sf)	$10,200,000	(18)	N/A		N/A	N/A	N/A	N/A
SWX2(17)	NR/NR/B-(sf)	$12,080,000	(18)	N/A		N/A	N/A	N/A	N/A

(1)	For any distribution date, the pass-through rate for each Class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR Certificates (collectively, the “Pooled Principal Balance Certificates”, and collectively with the Pooled Class X Certificates (as defined in footnote (2) below) and Class S Certificates, the “Pooled Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the Mortgage Loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (the “WAC Rate”), (iii) a rate equal to the lesser of a specified per annum rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage, but no less than 0.000%. The subordinate companion loan (the “Trust Subordinate Companion Loan”) related to The Stanwix Mortgage Loan will not be taken into account in determining pass-through rates on the Pooled Principal Balance Certificates. The pass-through rates for the Class SWA, Class SWB, Class SWC, Class SWD, Class SWE and Class SWRR Certificates (the “Loan-Specific Principal Balance Certificates” and, together with the Pooled Principal Balance Certificates, the “Principal Balance Certificates”), in each case, will generally equal one of the following per annum rates: (i) a fixed rate, (ii) the net mortgage rate on the Trust Subordinate Companion Loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified rate and the net mortgage rate on the Trust Subordinate Companion Loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), or (iv) the net mortgage rate on the Trust Subordinate Companion Loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(2)	Approximate; subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the Classes comprising the VRR Interest following the calculation of the actual fair value of the Pooled Certificates, and further subject to any variation in the Certificate Balances of the Class A-4 and Class A-5 Certificates, as described in footnote (8) below, and in the Certificate Balances of the Class SWE and Class SWRR Certificates, as described in footnote (15) below. The Notional Amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively the “Pooled Class X Certificates”) may vary depending upon the final pricing of the Classes of Pooled Principal Balance Certificates whose Certificate Balances comprise such Notional Amounts, and, if as a result of such pricing (a) the pass-through rate of any Class of Pooled Class X Certificates would be equal to zero at all times, such Class of Pooled Class X Certificates will not be issued on the Closing Date or (b) the pass-through rate of any class of Pooled Principal Balance Certificates whose Certificate Balance comprises any such Notional Amount is equal to the WAC Rate, the Certificate Balance of such Class of Pooled Principal Balance Certificates may not be part of, and reduce accordingly, such Notional Amount of the related Pooled Class X Certificates. The Notional Amounts of the Class SWX1 and Class SWX2 certificates (collectively, the “Loan-Specific Class X Certificates” and, together with the Loan-Specific Principal Balance Certificates, the “Loan-Specific Certificates”) may each vary depending upon the final pricing of the Loan Specific Principal Balance Certificates whose Certificate Balances comprise such Notional Amounts , and, if as a result of such pricing (a) the pass-through rate of any Class of Loan-Specific Class X Certificates would be equal to zero at all times, such Class of Loan-Specific Class X Certificates will not be issued on the Closing Date or (b) the pass-through rate of any Class of Loan Specific Principal Balance Certificates whose Certificate Balance comprises any such Notional Amount is equal to the net mortgage rate on the Trust Subordinate Companion Loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the Certificate Balance of such Class of Loan Specific Principal Balance Certificates may not be part of, and reduce accordingly, such Notional Amount of the related Class of Loan-Specific Class X Certificates.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE SUMMARY

(3)	On the Closing Date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) for the securitization constituted by the issuance of the Pooled Certificates, is expected to cause two separate “majority-owned affiliates” (as defined in the Credit Risk Retention Rules) to purchase (i) the VRR Interest in the form of Pooled Certificates representing approximately 4.1% of the initial Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Pooled Certificates, as set forth in the table above under “Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest”, and (ii) the HRR Interest in the form of the Class NR-RR Certificates (excluding the portion comprising the VRR Interest), representing approximately 0.9% of the aggregate fair value of the Pooled Certificates. See “U.S. Credit Risk Retention” in the Preliminary Prospectus.

(4)	The approximate initial subordination levels set forth for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are represented in the aggregate. The approximate initial subordination levels for each Class of Pooled Principal Balance Certificates does not include the subordination provided by the Trust Subordinate Companion Loan. None of the Loan-Specific Certificates will provide credit support to any other Class of Certificates except to the extent of the subordination of the Trust Subordinate Companion Loan (in which the Loan-Specific Certificates each represent an interest) to The Stanwix Mortgage Loan. The initial subordination levels of the Loan-Specific Certificates are based on The Stanwix Whole Loan.

(5)	The expected weighted average life and expected principal window set forth in the foregoing table with respect to each Class of Principal Balance Certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the Mortgage Loans (or, in the case of the Loan-Specific Principal Balance Certificates, the Trust Subordinate Companion Loan) and that there are no extensions or forbearances of the maturity dates or anticipated repayment dates of the Mortgage Loans (or, in the case of the Loan-Specific Principal Balance Certificates, the Trust Subordinate Companion Loan).

(6)	“Certificate Principal to Value Ratio” for any Class of Pooled Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the Mortgage Pool rounded to one decimal place (of 56.7%), multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related Class of Pooled Principal Balance Certificates and all other Classes of Pooled Principal Balance Certificates, if any, that are senior to such Class, and the denominator of which is the total initial Certificate Balance of all Pooled Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those Classes as if they were a single Class.

(7)	“Underwritten NOI Debt Yield” for any Class of Pooled Principal Balance Certificates is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the Mortgage Pool rounded to one decimal place (of 10.8%), multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Pooled Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of the related Class of Pooled Principal Balance Certificates and all other Classes of Pooled Principal Balance Certificates, if any, that are senior to such Class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those Classes as if they were a single Class.

(8)	The exact initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances and weighted average lives of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balances of the Class A-4 and Class A-5 Certificates is expected to be approximately $432,123,500, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Initial Available Certificate Balances	Expected Range of Initial Retained Certificate Balances	Expected Range of Weighted Average Life (years)
Class A-4	$100,000,000 - $214,000,000	$95,915,000 - $205,258,000	$4,085,000 - $8,742,000	9.75 – 9.79
Class A-5	$218,123,500 - $332,123,500	$209,213,000 - $318,556,000	$8,910,500- $13,567,500	9.86 – 9.88

(9)	As further described in the Preliminary Prospectus, the pass-through rate for each Class of Pooled Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the WAC Rate as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the Class or Classes of Corresponding Pooled Principal Balance Certificates (as defined in footnote (10) below) as in effect from time to time, as described in the Preliminary Prospectus. The Trust Subordinate Companion Loan will not be taken into account in determining pass-through rates on the Pooled Class X Certificates. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(10)	The Pooled Class X Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on each Class of Pooled Class X Certificates at the related pass-through rate based upon the related Notional Amount. The Notional Amount of each Class of the Pooled Class X Certificates will be equal to the Certificate Balance or the aggregate of the Certificate Balances, as applicable, from time to time of the Class or Classes of the Pooled Principal Balance Certificates identified in the same row as such Class of Pooled Class X Certificates in the chart below (as to such Class of Pooled Class X Certificates, the “Corresponding Pooled Principal Balance Certificates”):

Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G

(11)	Neither the Class S Certificates nor the Class R Certificates will have a Certificate Balance, Notional Amount , pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any Mortgage Loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S Certificates as set forth in “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class R Certificates will represent the residual interests in each of three separate REMICs, as further described in the Preliminary Prospectus. The Class R Certificates will not be entitled to distributions of principal or interest. The Class S Certificates will not be entitled to distributions of principal or interest other than excess interest.

(12)	The Loan-Specific Certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the Trust Subordinate Companion Loan. The Trust Subordinate Companion Loan will be included as an asset of the issuing entity but will not be part of the Mortgage Pool backing the Pooled Certificates. No Class of Pooled Certificates will have any interest in the Trust Subordinate Companion Loan. See “Description of the Mortgage Pool—The Whole Loans—The Stanwix AB Whole Loan” in the Preliminary Prospectus.

(13)	“Certificate Principal to Value Ratio” for any Class of Loan-Specific Principal Balance Certificates is calculated as the product of (a) The Stanwix Whole Loan Cut-off Date LTV, multiplied by (b) a fraction, (x) the numerator of which is the sum of (i) the total initial Certificate Balance of such Class of Loan-Specific Principal Balance Certificates and all other Classes of Loan-Specific Principal Balance Certificates, if any, that are senior to such Class and (ii) the principal balance as of the Cut-off Date of The Stanwix Mortgage Loan, and (y) the denominator of which is the sum of the total initial Certificate Balance of all Classes of Loan-Specific Principal Balance Certificates and the principal balance as of the Cut-off Date of The Stanwix Mortgage Loan.

(14)	“Underwritten NOI Debt Yield” for any Class of Loan-Specific Principal Balance Certificates is calculated as the product of (a) the NOI Debt Yield for The Stanwix Whole Loan, multiplied by (b) a fraction, (x) the numerator of which is the sum of the total initial Certificate Balance of all Classes of Loan-Specific Principal Balance Certificates and the principal balance as of the Cut-off Date of The Stanwix Mortgage Loan and (y) the denominator of which is the sum of (i) the total initial Certificate Balance of such Class of Loan-Specific Principal Balance Certificates and all other Classes of Loan-Specific Principal Balance Certificates, if any, that are senior to such Class and (ii) the principal balance as of the Cut-off Date of The Stanwix Mortgage Loan.

(15)	The approximate initial Certificate Balances of the Class SWE and Class SWRR Certificates are estimated based in part on estimated ranges of initial Certificate Balances and estimated fair values, with the ultimate initial Certificate Balances of the Class SWE and Class SWRR Certificates determined such that, upon initial issuance, the aggregate fair value of the Class SWRR Certificates will equal at least 5.0% of the estimated fair value of all of the Loan-Specific Certificates. The respective initial Certificate Balances of the Class SWE and Class SWRR Certificates and the approximate initial credit support for the Class SWE Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class SWE and Class SWRR Certificates is expected to be approximately $7,720,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Approximate Initial Credit Support
Class SWE	$5,620,000 - $5,820,000	3.016% – 3.333%
Class SWRR	$1,900,000 - $2,100,000	0.0000%

(16)	Cantor Commercial Real Estate Lending, L.P. is the only sponsor (and will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules)) with respect to the securitization transaction constituted by the issuance of the Loan-Specific Certificates. In connection therewith, the Class SWRR Certificates will be purchased and retained by a third party purchaser contemplated by §246.7 of the Credit Risk Retention Rules (a “Retaining Third Party Purchaser”), in accordance with the Credit Risk Retention Rules applicable to the securitization transaction constituted by the issuance of the Loan-Specific Certificates.

(17)	The pass-through rate applicable to each Class of the Loan-Specific Class X Certificates for each distribution date will equal the weighted average of the respective strip rates (the “Class SWX Strip Rates”) at which interest accrues from time to time on the respective components of the Notional Amount of such Loan-Specific Class X Certificates outstanding immediately prior to the related distribution date. Each of those components will have a component notional balance that corresponds to the Certificate Balance of one of the Classes of Corresponding Loan-Specific Principal Balance Certificates (as defined in footnote (18) below). The applicable Class SWX Strip Rate with respect to such component for any distribution date will equal the excess, if any, of (a) the net mortgage rate on the Trust Subordinate Companion Loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) over (b) the pass-through rate for such distribution date for the applicable Class of Corresponding Loan-Specific Principal Balance Certificates that comprises such component.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE SUMMARY

(18)	The Loan-Specific Class X Certificates will not have Certificate Balances and will not be entitled to distributions of principal. Interest will accrue on each Class of Loan-Specific Class X Certificates at the related Pass-Through Rate based upon the related Notional Amount. The Notional Amount of each Class of the Loan-Specific Class X Certificates will be equal to the Certificate Balance or the aggregate of the Certificate Balances, as applicable, from time to time of the Class or Classes of the Loan-Specific Principal Balance Certificates identified in the same row as such Class of Loan-Specific Class X Certificates in the chart below (as to such Class of Loan-Specific Class X Certificates, the “Corresponding Loan-Specific Principal Balance Certificates”).

Class of Loan-Specific Class X Certificates	Class(es) of Corresponding Loan-Specific Principal Balance Certificates
Class SWX1	Class SWA and Class SWB
Class SWX2	Class SWC and Class SWD

Class A-2 Principal Paydown(1)(2)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Property Type	Approx. Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield	% of Class A-2 Certificate Balance
20	KeyBank	Sandpiper Midwest Portfolio	Hospitality	$15,963,170	58	58.0%	1.95x	14.1%	36.0%
22	CCRE	The Centre	Multifamily	$15,000,000	57	31.9%	2.26x	13.2%	36.6%
36	KeyBank	Churchlight Portfolio	Manufactured Housing	$6,780,000	57	69.9%	1.27x	8.7%	15.6%
49	KeyBank	Mini U Storage - Crowley	Self Storage	$3,000,000	60	53.4%	1.95x	8.7%	7.3%
(1)	The table above presents the Mortgage Loans whose balloon payments would be applied to pay down the Certificate Balance of the Class A-2 Certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any Mortgage Loan and based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no modifications or losses in respect of the Mortgage Loans and that there are no extensions or forbearances of the maturity dates or anticipated repayment dates of the Mortgage Loans. Each Class of Pooled Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of Mortgage Loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any Mortgage Loan. See Annex A-1 to the Preliminary Prospectus.

(2)	See footnotes to the tables entitled “Mortgage Pool Characteristics” and “Credit Statistics”, respectively, above.

Class A-3 Principal Paydown(1)(2)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Property Type	Approx. Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield	% of Class A-3 Certificate Balance
11	KeyBank	Gemstone – Inland Portfolio	Manufactured Housing	$23,919,000	80	63.8%	2.02x	9.9%	60.5%
31	SMC	T-Mobile Meridian	Office	$10,887,500	83	64.4%	2.89	11.7%	27.5%
40	KeyBank	700 Acqua Apartments Phase III	Multifamily	$4,750,000	82	59.4%	1.91x	9.0%	12.0%
(1)	The table above presents the Mortgage Loans whose balloon payments would be applied to pay down the Certificate Balance of the Class A-3 Certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any Mortgage Loan and based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no modifications or losses in respect of the Mortgage Loans and that there are no extensions or forbearances of the maturity dates or anticipated repayment dates of the Mortgage Loans. Each Class of Pooled Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of Mortgage Loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any Mortgage Loan. See Annex A-1 to the Preliminary Prospectus.

(2)	See footnotes to the tables entitled “Mortgage Pool Characteristics” and “Credit Statistics”, respectively, above.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller(s)	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/SF/Unit(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
GNL Office and Industrial Portfolio	KeyBank	Various, Various	Various	$68,000,000	8.5%	$93	55.1%	2.60x	10.6%
Uline Arena	CCRE	Washington, DC	Mixed Use	$42,000,000	5.2%	$483	56.6%	1.75x	7.4%
Ocean Edge Resort & Golf Club	KeyBank	Brewster, MA	Hospitality	$40,000,000	5.0%	$207,715	51.7%	2.15x	14.0%
Inland Life Storage Portfolio	KeyBank	Various, Various	Self Storage	$39,505,000	4.9%	$66	61.8%	1.68x	9.5%
Bushwick Avenue Portfolio	SMC	Brooklyn, NY	Various	$36,000,000	4.5%	$374	65.0%	1.81x	6.8%
Flamingo Pines Plaza	KeyBank	Pembroke Pines, FL	Retail	$33,372,181	4.2%	$239	67.3%	1.51x	9.4%
The Stanwix	CCRE	Brooklyn, NY	Multifamily	$33,000,000	4.1%	$242,647	31.9%	4.20x	12.8%
Hilton Portfolio	SMC	Various, Various	Hospitality	$30,000,000	3.7%	$95,910	61.8%	2.05x	13.6%
Southbridge Park	CCRE	Fort Lee, NJ	Multifamily	$29,000,000	3.6%	$169,591	29.6%	5.16x	16.8%
Grand Canal Shoppes	CCRE	Las Vegas, NV	Retail	$25,000,000	3.1%	$1,000	46.3%	2.46x	9.6%
Top 10 Total/Weighted Average				$375,877,181	46.8%		53.6%	2.47x	10.9%
Non-Top 10 Total/Weighted Average(2)				$427,028,872	53.2%		59.5%	2.09x	10.7%
(1)	With respect to each Mortgage Loan that is part of a Whole Loan (as identified in the table “Whole Loan Control Notes and Non-Control Notes” below), the Cut-off Date Balance Per Room/SF/Unit, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield calculations include the related Pari Passu Companion Loan(s) but exclude any subordinate notes, unless otherwise specified.
(2)	Excludes the ten largest Mortgage Loans.

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
$3,000,000	-	$9,999,999	17	$89,364,123	11.1%	4.3506%	110	2.03x	55.8%	49.9%
$10,000,000	-	$19,999,999	16	$231,215,749	28.8%	4.1888%	109	2.06x	61.0%	57.3%
$20,000,000	-	$29,999,999	7	$160,449,000	20.0%	3.8925%	113	2.77x	51.9%	50.1%
$30,000,000	-	$39,999,999	5	$171,877,181	21.4%	3.8276%	118	2.22x	57.8%	51.4%
$40,000,000	-	$68,000,000	3	$150,000,000	18.7%	3.7859%	119	2.24x	54.6%	51.7%
Total/Weighted Average			48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
3.0000%	-	3.7499%	9	$246,005,974	30.6%	3.5107%	118	2.99x	49.6%	48.2%
3.7500%	-	4.2499%	16	$288,497,574	35.9%	3.9163%	119	1.95x	61.4%	58.3%
4.2500%	-	4.7499%	19	$206,740,334	25.7%	4.3531%	116	1.94x	59.0%	50.1%
4.7500%	-	5.2499%	2	$39,882,170	5.0%	4.8220%	71	1.99x	61.5%	59.7%
5.2500%	-	5.6817%	2	$21,780,000	2.7%	5.5940%	57	1.95x	43.7%	42.5%
Total/Weighted Average			48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Property Type Distribution(1)(4)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/ SF/Pads	Weighted Averages
					Cut-off Date Balance per Room/Unit/SF/ Pad	Mortgage Rate	Stated Remaining Term (Mos.) (2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Retail	14	$159,879,181	19.9%	2,438,647	$350	4.1189%	118	96.4%	2.10x	59.6%	55.9%
Anchored	5	$70,112,181	8.7%	467,802	$205	4.1798%	118	95.3%	1.80x	66.0%	58.6%
Specialty Retail	1	$25,000,000	3.1%	759,891	$1,000	3.7408%	117	94.0%	2.46x	46.3%	46.3%
Super Regional Mall	1	$21,400,000	2.7%	758,231	$327	4.2560%	118	95.8%	3.95x	26.0%	26.0%
Other	1	$20,000,000	2.5%	339,000	$175	3.9000%	119	100.0%	1.00x	85.0%	85.0%
Single Tenant	1	$8,900,000	1.1%	57,854	$154	4.4700%	118	100.0%	1.98x	60.3%	60.3%
Unanchored	3	$7,817,000	1.0%	25,887	$378	4.4151%	118	100.0%	1.54x	65.7%	60.3%
Shadow Anchored	2	$6,650,000	0.8%	29,982	$258	4.2966%	118	100.0%	1.95x	65.3%	60.4%
Multifamily	12	$149,251,048	18.6%	208,229	$127,149	3.7249%	112	87.1%	3.22x	45.4%	44.7%
Mid-Rise	5	$71,820,000	8.9%	206,983	$129,200	3.4799%	119	82.1%	2.92x	50.4%	50.4%
Garden	5	$33,431,048	4.2%	761	$57,243	3.8481%	113	96.9%	2.64x	54.3%	51.5%
Cooperative	1	$29,000,000	3.6%	171	$169,591	3.1775%	120	0.0%	5.16x	29.6%	29.6%
High Rise	1	$15,000,000	1.9%	314	$191,083	5.6817%	57	89.5%	2.26x	31.9%	31.9%
Office	10	$132,880,363	16.5%	1,510,348	$263	3.8437%	116	98.0%	2.40x	58.8%	57.2%
Suburban	7	$81,757,249	10.2%	863,132	$148	3.9037%	114	96.7%	2.37x	59.8%	57.1%
Urban	1	$20,000,000	2.5%	23,507	$851	3.9000%	118	100.0%	2.22x	60.6%	60.6%
R&D Lab	1	$18,617,063	2.3%	222,193	$251	3.6500%	120	100.0%	2.60x	55.1%	55.1%
CBD	1	$12,506,051	1.6%	401,516	$93	3.6500%	120	100.0%	2.60x	55.1%	55.1%
Hospitality	14	$102,399,245	12.8%	1,832	$130,695	4.2087%	110	62.2%	2.04x	55.7%	45.8%
Full Service	1	$40,000,000	5.0%	337	$207,715	3.7500%	120	41.5%	2.15x	51.7%	40.7%
Limited Service	6	$27,356,234	3.4%	611	$89,699	4.3949%	119	73.4%	1.98x	60.6%	49.0%
Extended Stay	6	$25,095,523	3.1%	679	$61,536	4.7007%	80	77.5%	1.99x	59.4%	52.7%
Limited Service, Extended Stay	1	$9,947,487	1.2%	205	$108,209	4.3000%	116	76.1%	1.90x	49.3%	39.8%
Self Storage	53	$87,235,000	10.9%	2,811,915	$306	3.8591%	117	92.1%	1.82x	60.4%	52.7%
Mixed Use	4	$71,842,256	8.9%	490,625	$389	4.0578%	118	95.4%	1.70x	60.1%	56.7%
Office/Retail	1	$42,000,000	5.2%	248,381	$483	4.0400%	118	92.1%	1.75x	56.6%	56.6%
Retail/Office	1	$17,521,049	2.2%	69,210	$253	4.3000%	118	100.0%	1.52x	64.9%	52.2%
Multifamily/Office	1	$10,980,000	1.4%	140,510	$282	3.7100%	119	100.0%	1.81x	65.0%	65.0%
Office/Industrial	1	$1,341,207	0.2%	32,524	$94	4.3000%	118	100.0%	1.52x	65.9%	48.2%
Industrial	16	$68,719,959	8.6%	2,494,309	$60	3.9726%	119	97.1%	2.02x	60.1%	55.4%
Manufacturing	7	$39,507,465	4.9%	1,278,755	$65	3.9677%	119	94.9%	2.08x	62.3%	57.3%
Flex	4	$14,931,908	1.9%	377,870	$61	4.0504%	119	100.0%	1.57x	64.1%	55.9%
Warehouse/Distribution	5	$14,280,586	1.8%	837,684	$44	3.9049%	120	100.0%	2.32x	49.6%	49.6%
Manufactured Housing	13	$30,699,000	3.8%	1,163	$27,523	4.8936%	75	96.6%	1.85x	65.1%	64.3%
Total/Weighted Average	136	$802,906,053	100.0%			3.9950%	114	90.1%	2.27x	56.7%	52.7%

Geographic Distribution(1)(4)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Florida	13	$95,545,887	11.9%	4.2209%	109	2.00x	62.8%	57.9%
New York	7	$92,600,000	11.5%	3.5307%	119	2.74x	52.2%	52.2%
New York City	6	$72,600,000	9.0%	3.4289%	119	2.88x	49.9%	49.9%
California	8	$87,317,063	10.9%	3.9588%	119	1.90x	64.4%	62.0%
Northern(5)	0	$0	0.0%	0.0000%	0	0.00x	0.0%	0.0%
Southern(5)	8	$87,317,063	10.9%	3.9588%	119	1.90x	64.4%	62.0%
New Jersey	5	$71,800,000	8.9%	4.1570%	106	3.22x	44.4%	43.4%
Texas	11	$65,728,385	8.2%	4.0408%	116	2.77x	49.2%	47.3%
Massachusetts	5	$59,044,030	7.4%	3.9195%	119	1.98x	55.9%	43.5%
Nevada	2	$42,521,049	5.3%	3.9712%	117	2.07x	54.0%	48.7%
Washington D.C.	1	$42,000,000	5.2%	4.0400%	118	1.75x	56.6%	56.6%
Michigan	15	$27,733,580	3.5%	3.5777%	120	2.41x	53.4%	43.4%
Pennsylvania	9	$22,686,973	2.8%	4.5484%	101	1.88x	63.4%	56.0%
South Carolina	9	$18,502,435	2.3%	4.1037%	118	1.83x	61.1%	55.7%
Virginia	4	$18,164,706	2.3%	4.3354%	110	2.09x	60.0%	54.2%
Illinois	2	$17,585,000	2.2%	3.9500%	120	2.12x	64.4%	64.4%
North Carolina	8	$17,130,502	2.1%	4.0182%	119	1.67x	63.1%	56.1%
Missouri	1	$16,500,000	2.1%	3.8400%	118	2.23x	66.0%	66.0%
Ohio	4	$15,608,055	1.9%	4.6500%	72	2.09x	57.4%	53.9%
Alabama	1	$13,692,973	1.7%	3.6500%	120	2.60x	55.1%	55.1%
Mississippi	8	$12,105,403	1.5%	3.8090%	118	1.68x	61.8%	53.2%
Louisiana	10	$11,465,286	1.4%	3.7825%	118	1.83x	60.7%	53.5%
Idaho	1	$10,887,500	1.4%	3.7100%	83	2.89x	64.4%	64.4%
Washington	1	$9,947,487	1.2%	4.3000%	116	1.90x	49.3%	39.8%
Indiana	3	$9,486,768	1.2%	4.1587%	95	2.34x	56.3%	54.5%
Tennessee	2	$7,400,000	0.9%	4.2800%	118	1.58x	66.4%	54.9%
Arizona	1	$6,488,587	0.8%	4.7000%	119	1.77x	56.9%	42.2%
North Dakota	2	$5,192,574	0.6%	4.0500%	119	2.73x	44.0%	35.1%
Georgia	2	$4,368,812	0.5%	3.6500%	120	2.60x	55.1%	55.1%
Wyoming	1	$1,402,999	0.2%	3.6500%	120	2.60x	55.1%	55.1%
Florida	13	$95,545,887	11.9%	4.2209%	109	2.00x	62.8%	57.9%
Total/Weighted Average	136	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(3)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
26.0%	-	44.9%	7	$115,781,048	14.4%	3.7462%	111	3.96x	31.1%	30.3%
45.0%	-	49.9%	2	$34,947,487	4.4%	3.9000%	117	2.30x	47.2%	44.4%
50.0%	-	54.9%	4	$62,250,000	7.8%	3.7490%	117	2.33x	51.7%	44.1%
55.0%	-	59.9%	9	$169,751,758	21.1%	3.9875%	112	2.22x	56.5%	55.4%
60.0%	-	64.9%	13	$223,272,549	27.8%	4.0926%	113	1.96x	62.7%	57.2%
65.0%	-	69.9%	12	$176,903,211	22.0%	4.1578%	116	1.71x	66.6%	60.3%
70.0%	-	85.0%	1	$20,000,000	2.5%	3.9000%	119	1.00x	85.0%	85.0%
Total/Weighted Average			48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)

Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio
24.0%	-	39.9%	7	$120,528,536	15.0%	3.7659%	111	3.88x	32.2%	30.6%
40.0%	-	49.9%	7	$116,512,617	14.5%	3.9125%	119	2.01x	54.1%	44.5%
50.0%		54.9%	9	$166,361,399	20.7%	4.1764%	111	1.85x	61.8%	52.9%
55.0%	-	85.0%	25	$399,503,500	49.8%	4.0126%	114	2.03x	62.7%	61.7%
Total/Weighted Average			48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
1.00x	-	1.39x	2	$26,780,000	3.3%	4.2798%	103	1.07x	81.2%	80.2%
1.40x	-	1.54x	4	$70,554,259	8.8%	4.3331%	118	1.51x	66.4%	52.6%
1.55x	-	1.99x	20	$276,349,245	34.4%	4.0935%	114	1.76x	61.3%	56.5%
2.00x	-	2.49x	14	$238,754,000	29.7%	4.1278%	111	2.21x	56.8%	53.5%
2.50x	-	5.16x	8	$190,468,548	23.7%	3.5202%	117	3.52x	42.9%	42.4%
Total/Weighted Average			48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

Original Terms to Maturity or ARD(1)(2)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio
60	4	$40,743,170	5.1%	5.2349%	58	1.95x	50.0%	47.7%
84	3	$39,556,500	4.9%	4.4397%	81	2.25x	63.4%	63.4%
120	41	$722,606,382	90.0%	3.9007%	119	2.29x	56.7%	52.4%
Total/Weighted Average	48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio
57	-	60	4	$40,743,170	5.1%	5.2349%	58	1.95x	50.0%	47.7%
80	-	84	3	$39,556,500	4.9%	4.4397%	81	2.25x	63.4%	63.4%
116	-	120	41	$722,606,382	90.0%	3.9007%	119	2.29x	56.7%	52.4%
Total/Weighted Average			48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

Distribution of Underwritten NOI Debt Yields(1)(3)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
4.0%	-	8.9%	11	$178,420,000	22.2%	3.9946%	115	1.77x	63.8%	63.6%
9.0%	-	10.4%	16	$254,874,229	31.7%	4.0935%	114	1.87x	62.2%	56.1%
10.5%	-	11.9%	8	$137,031,530	17.1%	3.9293%	116	2.30x	59.6%	56.2%
12.0%	-	13.4%	6	$84,036,075	10.5%	3.9091%	108	3.06x	40.6%	38.2%
13.5%	-	22.7%	7	$148,544,218	18.5%	3.9355%	113	3.06x	45.2%	38.9%
Total/Weighted Average			48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Interest Only	26	$484,494,000	60.3%	3.8925%	114	2.54x	54.0%	54.0%
Amortizing Balloon	11	$175,297,553	21.8%	4.1417%	113	1.90x	58.1%	46.5%
Interest Only, then Amortizing	10	$132,227,000	16.5%	4.1992%	115	1.71x	64.0%	55.3%
Interest Only, ARD	1	$10,887,500	1.4%	3.7100%	83	2.89x	64.4%	64.4%
Total/Weighted Average	48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

Loan Purpose(1)

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Refinance	32	$584,017,553	72.7%	3.9171%	116	2.44x	54.2%	50.3%
Acquisition	11	$139,148,500	17.3%	4.1400%	106	1.78x	66.6%	63.3%
Recapitalization	4	$58,610,000	7.3%	4.5328%	103	1.91x	56.2%	53.7%
Refinance/Acquisition	1	$21,130,000	2.6%	3.7000%	120	1.70x	62.1%	48.8%
Total/Weighted Average	48	$802,906,053	100.0%	3.9950%	114	2.27x	56.7%	52.7%

Footnotes:

(1)	With respect to each Mortgage Loan that is part of a Whole Loan (as identified in the table under “Whole Loan Control Notes and Non-Control Notes” below), the U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio and U/W NOI Debt Yield calculations include the related Pari Passu Companion Loan(s) but exclude any subordinate notes, unless otherwise specified.

(2)	In the case of the T-Mobile Meridian Loan, representing 1.4% of the initial pool balance, which has an anticipated repayment date, the Original Term to Maturity or ARD and Maturity Date or ARD LTV Ratios are through or as of, as applicable, the related anticipated repayment date.

(3)	Unless otherwise indicated in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the related Cut-off Date LTV Ratio or Maturity Date or ARD LTV Ratio, as applicable, has been calculated using the “as-is” appraised value. However, with respect to four (4) Mortgage Loans (19.8%), the related Cut-off Date LTV Ratio and/or Maturity Date or ARD LTV have been calculated using “as-portfolio” values. In addition, with respect to two (2) Mortgage Loan (6.0%), the related Cut-off Date LTV Ratio and/or Maturity Date or ARD LTV have been calculated using “as stabilized” or “as-complete” values. Such Mortgage Loans are identified in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio”, as applicable, under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(4)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(5)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Whole Loan Control Notes and Non-Control Notes

Mortgaged Property	Mortgage Loan Seller(s)	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
GNL Office and Industrial Portfolio	KeyBank	Serviced	N/A	A-1	Control Note	Pari Passu	$60,000,000	CF 2019-CF2
				A-2, A-3, A-4, A-5, A-6, A-8	Non-Control Notes	Pari Passu	$136,000,000	KeyBank
				A-7	Non-Control Note	Pari Passu	$8,000,000	CF 2019-CF2

Uline Arena	CCRE Lending	Non-Serviced	CD 2019-CD8	A-1	Control Note	Pari Passu	$42,000,000	CD 2019-CD8
				A-2, A-3, A-4, A-5	Non-Control Notes	Pari Passu	$42,000,000	CF 2019-CF2
				A-6, A-7	Non-Control Notes	Pari Passu	$36,000,000	Natixis Real Estate Capital LLC

Ocean Edge Resort & Golf Club	KeyBank	Serviced	N/A	A-1	Control Note	Pari Passu	$40,000,000	CF 2019-CF2
				A-2	Non-Control Note	Pari Passu	$30,000,000	KeyBank

Inland Life Storage Portfolio	KeyBank	Serviced	N/A	A-1-A	Control Note	Pari Passu	$39,505,000	CF 2019-CF2
				A-1-B, A-1-C	Non-Control Notes	Pari Passu	$37,000,000	KeyBank
				A-2-A	Non-Control Note	Pari Passu	$31,297,500	BBCMS 2019-C4
				A-2-B	Non-Control Note	Pari Passu	$31,297,500	WFCM 2019-C52

Bushwick Avenue Portfolio	SMC	Serviced	N/A	A-1	Control Note	Pari Passu	$36,000,000	CF 2019-CF2
				A-2, A-3, A-4, A-5	Non-Control Notes	Pari Passu	$94,000,000	Starwood Mortgage Funding II LLC

The Stanwix	CCRE Lending	Serviced	N/A	A	Control Shift Note(1)	Senior	$33,000,000	CF 2019-CF2
				B	Control Note(1)	Subordinate	$30,000,000	CF 2019-CF2

Hilton Portfolio	SMC	Serviced	N/A	A-1	Control Note	Pari Passu	$30,000,000	CF 2019-CF2
				A-2, A-3	Non-Control Notes	Pari Passu	$38,000,000	Starwood Mortgage Funding II LLC

Grand Canal Shoppes	CCRE Lending	Non-Serviced	MSC 2019-H7	A-1-1	Control Shift Note(1)	Pari Passu	$60,000,000	MSC 2019-H7
				A-1-6	Non-Control Note	Pari Passu	$10,000,000	MSC 2019-H7
				A-1-2, A-2-1	Non-Control Notes	Pari Passu	$100,000,000	BANK 2019-BNK19
				A-1-3, A-1-4, A-1-5	Non-Control Notes	Pari Passu	$93,846,154	Morgan Stanley Bank, N.A.
				A-1-7, A-1-8, A-2-2-1	Non-Control Notes	Pari Passu	$40,000,000	BANK 2019-BNK20
				A-2-3	Non-Control Note	Pari Passu	$40,000,000	Wells Fargo Bank, National Association
				A-2-2-2	Non-Control Note	Pari Passu	$30,000,000	CSAIL 2019-C17
				A-2-4, A-2-5	Non-Control Notes	Pari Passu	$35,384,615	UBS AG, New York Branch
				A-3-1	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B12
				A-3-2	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B13
				A-3-3, A-3-5	Non-Control Notes	Pari Passu	$50,384,615	JPMorgan Chase Bank, National Association
				A-3-4	Non-Control Note	Pari Passu	$25,000,000	CF 2019-CF2
				A-4-1	Non-Control Note	Pari Passu	$60,000,000	CGCMT 2019-GC41
				A-4-2, A-4-4, A-4-5	Non-Control Notes	Pari Passu	$95,384,615	Goldman Sachs Bank USA
				A-4-3	Non-Control Note	Pari Passu	$20,000,000	GSMS 2019-GC42
				B	Control Note(1)	Subordinate	$215,000,000	CPPIB Credit Investments II Inc.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Mortgaged Property	Mortgage Loan Seller(s)	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Woodlands Mall	GACC	Non-Serviced	Benchmark 2019-B12	A-1-1	Control Shift Note(1)	Pari Passu	$30,000,000	Benchmark 2019-B12
				A-5, A-7	Non-Control Notes	Pari Passu	$46,200,000	Benchmark 2019-B12
				A-1-2	Non-Control Note	Pari Passu	$21,400,000	CF 2019-CF2
				A-2, A-6	Non-Control Notes	Pari Passu	$70,000,000	CD 2019-CD8
				A-3, A-4-1	Non-Control Notes	Pari Passu	$50,000,000	GSMS 2019-GC42
				A-4-2	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2019-B13
				B	Control Note(1)	Subordinate	$177,400,000	Benchmark 2019-B12

Beverly Hills BMW	GACC	Non-Serviced	Benchmark 2019-B13	A-1	Control Note	Pari Passu	$25,000,000	Benchmark 2019-B13
				A-2	Non-Control Note	Pari Passu	$20,000,000	CF 2019-CF2
				A-3	Non-Control Note	Pari Passu	$14,490,000	Benchmark 2019-B13

Liberty MA Portfolio	CCRE Lending	Non-Serviced	CD 2019-CD8	A-1	Control Note	Pari Passu	$20,000,000	CD 2019-CD8
				A-2, A-3	Non-Control Notes	Pari Passu	$15,500,000	CF 2019-CF2

The Centre	CCRE Lending	Non-Serviced	Benchmark 2019-B12	A-1	Control Shift Note(1)	Pari Passu	$30,000,000	Benchmark 2019-B12
				A-2-1	Non-Control Note	Pari Passu	$15,000,000	CGCMT 2019-GC41
				A-2-2	Non-Control Note	Pari Passu	$15,000,000	CF 2019-CF2
				B-1	Control Note(1)	Subordinate	$70,000,000	Benchmark 2019-B12

Marriott SpringHill Suites and Towneplace Suites	SMC	Non-Serviced	BBCMS 2019-C4	A-1	Control Note	Pari Passu	$12,300,000	BBCMS 2019-C4
				A-2	Non-Control Note	Pari Passu	$10,000,000	CF 2019-CF2

(1)	The subject Whole Loan is an AB Whole Loan or a Pari Passu-AB Whole Loan, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Whole Loans—The Woodlands Mall Pari Passu-AB Whole Loan”, “—The Whole Loans—The Stanwix AB Whole Loan”, “—The Whole Loans—The Grand Canal Shoppes Pari Passu-AB Whole Loan” and “—The Whole Loans—The Centre Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under each such Whole Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
Bushwick Avenue Portfolio	SMC	Brooklyn, NY	Various	$36,000,000	4.5%	BSPRT 2019-FL5
Grand Canal Shoppes	CCRE	Las Vegas, NV	Retail	$25,000,000	3.1%	GSMS 2012-SHOP
136-20 38th Avenue	SMC	Flushing, NY	Office	$20,000,000	2.5%	COMM 2014-UBS5
Corporate Park of Doral	SMC	Doral, FL	Office	$16,000,000	2.0%	UBSBB 2013-C5
Sandhurst Apartments	SMC	Roseville, MI	Multifamily	$6,988,474	0.9%	DBUBS 2011-LC2A
Gemstone – Inland Portfolio - Sunset Village	KeyBank	Bradenton, FL	Manufactured Housing	$6,988,075	0.9%	WFRBS 2013-C11
Princeton Estates Portfolio	SMC	Various, ND	Multifamily	$5,192,574	0.6%	COMM 2013-CR10
Qwik Stor Self Storage	CCRE	Hampton, VA	Self Storage	$3,400,000	0.4%	CGCMT 2014-GC19
Gemstone – Inland Portfolio - Capital	KeyBank	Bradenton, FL	Manufactured Housing	$2,610,158	0.3%	WFRBS 2014-C20
Gemstone – Inland Portfolio - Try Mor	KeyBank	Bradenton, FL	Manufactured Housing	$2,188,959	0.3%	WFRBS 2013-C14
Gemstone – Inland Portfolio - Sunny Acres	KeyBank	Bradenton, FL	Manufactured Housing	$1,710,323	0.2%	WFRBS 2014-C20
Total				$126,078,563	15.7%

(1)	Includes Mortgaged Properties securing Mortgage Loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above is based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the depositor, the mortgage loan sellers or any other underwriter.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal of the Pooled Principal Balance Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB in that order, until the Certificate Balance of each such Class is reduced to zero, then, to the Class A-S Certificates until the Certificate Balance of the Class A-S Certificates has been reduced to zero, then, to the Class B Certificates until the Certificate Balance of the Class B Certificates has been reduced to zero, then, to the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero, and then, to the Class D, Class E, Class F, Class G and Class NR-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-S and Class B through Class NR-RR Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, on a pro rata basis, based on their respective Certificate Balances and without regard to the Class A-SB planned principal balance, until the Certificate Balance of each such class is reduced to zero, then, to the extent of any recoveries on pooled realized losses, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated pooled realized losses have been fully reimbursed).

The Pooled Class X Certificates will not be entitled to receive distributions of principal; however, the Notional Amount of each Class of Pooled Class X Certificates will be reduced by the aggregate amount of the principal distributions and pooled realized losses allocated to the Class or Classes of Corresponding Pooled Principal Balance Certificates.

The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Trust Subordinate Companion Loan in accordance with the Co-Lender Agreement relating to The Stanwix Whole Loan and no Class of Pooled Certificates will be entitled to distributions paid or advanced on and allocable to the Trust Subordinate Companion Loan.

Interest Payments:

On each Distribution Date, interest accrued for each Class of the Pooled Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of pooled available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Pooled Class X Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR Certificates, in that order, in each case up to the amount of accrued and unpaid interest with respect to such Class for such Distribution Date.

The pass-through rates applicable to the respective Classes of Pooled Principal Balance Certificates for each Distribution Date will each equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified per annum rate and the WAC Rate or (iv) the WAC Rate less a specified percentage, but no less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rate applicable to each Class of the Pooled Class X Certificates for each Distribution Date will generally be equal to the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the Class or Classes of Corresponding Pooled Principal Balance Certificates.

No Class of Pooled Certificates will be entitled to distributions paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Trust Subordinate Companion Loan in accordance with the Co-Lender Agreement relating to The Stanwix Whole Loan.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls on the pooled Mortgage Loans will be allocated to the respective Classes of the Pooled Certificates (other than the Class S Certificates) pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each Class of such Pooled Certificates.
Loss Allocation:

Losses on the Mortgage Pool will be allocated to each Class of Principal Balance Pooled Certificates in reverse alphabetical order starting with the Class NR-RR Certificates through and including the Class B Certificates, until the Certificate Balance of each such Class is reduced to zero, respectively, then, to the Class A-S Certificates, until the Certificate Balance of each such Class is reduced to zero, and then to Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis based on their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

The Notional Amount of any Class of Pooled Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the Class(es) of Corresponding Pooled Principal Certificates.

Losses realized on the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class SWRR Certificates, then, to the Class SWE Certificates, then, to the Class SWD Certificates, then, to the Class SWC Certificates, then, to the Class SWB Certificates, and then, to the Class SWA Certificates. The Notional Amount of any Class of Loan-Specific Class X Certificates will be reduced by the aggregate amount of such realized losses allocated to the Class(es) of Corresponding Loan-Specific Principal Certificates.

Prepayment Premiums:

On any Distribution Date, each prepayment premium and yield maintenance charge collected in respect of any Mortgage Loan in connection with a principal prepayment, voluntary or involuntary, that is part of the Pooled Available Funds for such Distribution Date, will be required to be distributed by the certificate administrator to the holders of each class of Pooled Principal Balance Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of all the Pooled Principal Balance Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such class of certificates and (c) the amount of the subject prepayment premium or the yield maintenance charge, as applicable.

Prepayment Premium Allocation Percentage for all Principal Balance Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such Class as described in (a) above
(Mortgage Rate - Discount Rate)

Any yield maintenance charges or prepayment premiums collected in respect of the Mortgage Loans in connection with principal prepayments, voluntary or involuntary, that are part of the Pooled Available Funds for any Distribution Date, to the extent remaining after the distributions described in the preceding paragraph, will be allocated and distributed on such Distribution Date to the various Classes of Pooled Class X Certificates in the manner set forth in the Preliminary Prospectus.

Any prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) received in respect of the Trust Subordinate Companion Loan will be distributed to the Loan-Specific Certificates.

Directing Holder:

The applicable Directing Holder (prior to a related Control Termination Event) will have certain control rights over servicing matters with respect to each Serviced Mortgage Loan or Serviced Whole Loan (other than any Excluded Loan), and will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to such Serviced Mortgage Loan or Serviced Whole Loan. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer or the Special Servicer proposes to take with respect to such Serviced Mortgage Loan or Serviced Whole Loan (prior to a related Control Termination Event).

The “Directing Holder” with respect to any Serviced Mortgage Loan or Serviced Whole Loan means:

(a)  except in the case of The Stanwix Whole Loan, an Excluded Loan and a Servicing Shift Whole Loan, the Controlling Class Representative;

(b)  with respect to a Servicing Shift Mortgage Loan, prior to the related Servicing Shift Securitization Date, the holder of the related Control Note; and

(c)  with respect to The Stanwix Whole Loan so long as it is not an Excluded Loan (i) for so long as no Stanwix Control Appraisal Period exists, the Stanwix Controlling Class Representative and (ii) for so long as a Stanwix Control Appraisal Period exists, the Controlling Class Representative.

The “Controlling Class Representative” will generally be the Controlling Class Certificateholder (or other representative) selected by the holders of at least a majority of the Controlling Class of Pooled Certificates (by Certificate Balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement for this securitization (the “PSA”)). However, in certain circumstances there may be no Controlling Class Representative even if there is a Controlling Class, and in other circumstances there will be no Controlling Class. The Controlling Class Representative will (during the continuance of a Control Termination Event and prior to the occurrence of a Consultation Termination Event) also have certain consultation rights as set forth in the PSA.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

The “Controlling Class” with respect to the Pooled Certificates will generally be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts with respect to the Mortgage Loans allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class, or if no Class of Control Eligible Certificates meets the preceding requirement, the most senior Class of Control Eligible Certificates; provided that if, at any time, the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero (without regard to any Cumulative Appraisal Reduction Amounts). No Class of Certificates, other than as described above, will be eligible to act as the Controlling Class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Loan. The Controlling Class as of the Closing Date will be the Class NR-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class NR-RR Certificates.

A “Stanwix Control Appraisal Period” will exist with respect to The Stanwix Whole Loan, if and for so long as (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, Trust Subordinate Companion Loan, (y) any appraisal reductions for The Stanwix Whole Loan that are allocated to such Trust Subordinate Companion Loan and (z) any losses realized with respect to the related mortgaged property or The Stanwix Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Trust Subordinate Companion Loan.

The “Stanwix Controlling Class Representative” will generally be the holder of the Stanwix Controlling Class (or other representative) selected by the holders of at least a majority of the Stanwix Controlling Class of Loan-Specific Certificates (by certificate balance, as certified by the certificate registrar from time to time as provided for in the PSA). However, in certain circumstances there may be no Stanwix Controlling Class Representative even if there is a Stanwix Controlling Class, and in other circumstances there will be no Stanwix Controlling Class.

With respect to The Stanwix Whole Loan, the “Stanwix Controlling Class” will generally be, as of any time of determination, the most subordinate Class of Stanwix Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class or if no Class of Stanwix Control Eligible Certificates meets the preceding requirement, the most senior Class of Stanwix Control Eligible Certificates. No person may exercise any of the rights and powers of the Stanwix Controlling Class Representative if The Stanwix Whole Loan is an Excluded Loan. The Stanwix Controlling Class as of the Closing Date will be Class SWRR Certificates.

The “Stanwix Control Eligible Certificates” will be any of the Class SWE and Class SWRR Certificates.

An “Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or the holder(s) of the majority of the Controlling Class (by Certificate Balance) (or, with respect to The Stanwix Whole Loan prior to the continuation of a Stanwix Control Appraisal Period, the Stanwix Controlling Class Representative or the holder(s) of a majority of the Stanwix Controlling Class (by Certificate Balance) is (or are) a Borrower Party).

It is expected that LNR Securities Holdings, LLC or another affiliate of LNR Partners, LLC will be the initial Controlling Class Representative with respect to each Serviced Mortgage Loan and Serviced Whole Loan (other than any Excluded Loan, any Servicing Shift Whole Loan and The Stanwix Whole Loan (for so long as no Stanwix Control Appraisal Period is continuing)).

It is expected that Axonic RR Fund LLC will be the initial Stanwix Controlling Class Representative.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

Appraised-Out Class:	Any Class of Control Eligible Certificates or, with respect to The Stanwix Whole Loan, the Stanwix Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer, to the extent such information is in the possession of the Master Servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the Stanwix Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. Any Appraised-Out Class for which the holders of the majority (by Certificate Balance) of such Appraised-Out Class are challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the Stanwix Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class or the Stanwix Controlling Class. The rights of the Controlling Class or the Stanwix Controlling Class will be exercised by the next most senior Control Eligible Certificates or the Stanwix Control Eligible Certificates, respectively, if any, during such period.

Control Termination Event:

Will occur: (a) with respect to any Serviced Mortgage Loan (other than The Stanwix Mortgage Loan), when the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts with respect to the Mortgage Loans to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided further that a Control Termination Event will not apply to a Servicing Shift Mortgage Loan; and (b) with respect to The Stanwix Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan or (ii)(A) a Stanwix Control Appraisal Period exists with respect to such Whole Loan and (B) the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts with respect to the Mortgage Loans to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that Class.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights and the Special Servicer will be required to consult with the Directing Holder and (other than with respect to The Stanwix Whole Loan) the Operating Advisor in connection with asset status reports and material special servicing actions (other than with respect to the Non-Serviced Whole Loans or any Excluded Loan). With respect to The Stanwix Whole Loan, the Special Servicer will be required to consult with the Operating Advisor in connection with asset status reports and material special servicing actions upon the occurrence and during the continuance of a Stanwix Operating Advisor Consultation Event.

Consultation Termination Event:

Will occur: (a) with respect to any Mortgage Loan (other than The Stanwix Mortgage Loan), when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided further that a Consultation Termination Event will not apply to a Servicing Shift Mortgage Loan (except for purposes of the Controlling Class Representative exercising consultation rights afforded to the holder of a Mortgage Loan under the related Co-Lender Agreement in its capacity as non-controlling noteholder); and (b) with respect to The Stanwix Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan or (ii)(A) a Stanwix Control Appraisal Period exists with respect to such Whole Loan and (B) there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that Class.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

Upon the occurrence and during continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that are afforded to all Certificateholders.

Appointment and Replacement of Special Servicer by Directing Holder:

The applicable Directing Holder will appoint the initial Special Servicer as of the Closing Date. Except as limited by certain conditions described in the Preliminary Prospectus and subject to the rights of the holder of the related Companion Loan under the related Co-Lender Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of any applicable Control Termination Event, for cause at any time, and:

(a)  without cause at any time with respect to The Stanwix Whole Loan (for so long as a Stanwix Control Appraisal Period is not continuing) and any Servicing Shift Whole Loan; and

(b)  otherwise without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer (with respect to all Serviced Mortgage Loans other than The Stanwix Whole Loan (for so long as a Stanwix Control Appraisal Period is not continuing) and any Excluded Special Servicer Loan) or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the Certificate Balance of the Controlling Class,

by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA.

The directing holder of the Non-Serviced Whole Loans will have the right to replace the applicable special servicer with respect to the applicable loan in certain circumstances.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to the Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to the Non-Serviced Whole Loans and The Stanwix Whole Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights of all Classes of Pooled Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer (other than with respect to the Non-Serviced Whole Loans and The Stanwix Whole Loan), (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses) and (iii) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to post notice on the Certificate Administrator’s website and concurrently by mail to all Certificateholders of such request and conduct the solicitation of votes of all Pooled Principal Balance Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction (within 180 days) of holders of Pooled Principal Balance Certificates evidencing at least 75% of a Pooled Certificateholder Quorum, the Trustee will be required to replace the Special Servicer with the replacement Special Servicer (other than with respect to the Non-Serviced Whole Loans and The Stanwix Whole Loan).

“Pooled Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer (other than with respect to The Stanwix Whole Loan) or the Asset Representations Reviewer, the holders of Pooled Certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Pooled Principal Balance Certificates on an aggregate basis.

In general, with respect to The Stanwix Whole Loan, if a Control Termination Event (which would include a Stanwix Control Appraisal Period) is in effect, the special servicer with respect to The Stanwix Whole Loan may also be terminated substantially in the manner contemplated by the second preceding paragraph, except that references to “Pooled Principal Balance Certificates” and “Pooled Certificateholder Quorum” should instead be to “Principal Balance Certificates” and “Certificateholder Quorum”, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above with respect to The Stanwix Whole Loan, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event that relates to any Mortgage Loan (other than The Stanwix Mortgage Loan), if the Operating Advisor determines, in its sole discretion exercised in good faith that (1) the Special Servicer (other than with respect to The Stanwix Whole Loan) is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) replacement of the Special Servicer (other than with respect to The Stanwix Whole Loan) would be in the best interests of the Pooled Certificateholders as a collectively whole, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to The Stanwix Whole Loan). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to The Stanwix Whole Loan) must be confirmed by an affirmative vote of holders of Pooled Principal Balance Certificates evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates on an aggregate basis within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of a Rating Agency Confirmation from each of the Rating Agencies at that time.

With respect to The Stanwix Whole Loan, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties with respect to The Stanwix Whole Loan as required under the PSA or is otherwise not acting with respect to The Stanwix Whole Loan in accordance with the Servicing Standard and (2) the replacement of the Special Servicer with respect to The Stanwix Whole Loan would be in the best interests of the Loan-Specific Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to The Stanwix Whole Loan. The Operating Advisor’s recommendation to replace the Special Servicer with respect to The Stanwix Whole Loan must be confirmed within 180 days of after the notice is posted to the Certificate Administrator’s website by an affirmative vote of holders of Loan-Specific Principal Certificates evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Loan-Specific Principal Certificates on an aggregate basis, and (ii) consist of at least 3 Certificateholders or Certificate Owners of Loan-Specific Principal Balance Certificates that are not Risk Retention Affiliated with each other).

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to the Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The “Workout Fee” payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) an amount calculated by application of a “Workout Fee Rate” of 1.0% of each collection (other than penalty charges and excess interest) of interest and principal (other than any amount for which a liquidation fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (2) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the Special Servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000.

The “Liquidation Fee” payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of the related liquidation payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the Special

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

Servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The “Excess Modification Fee Amount” with respect to either the Master Servicer or the Special Servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Co-Lender Agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Excess Modification Fees” is, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of advances and interest on advances to the extent not otherwise paid or reimbursed by the borrower but excluding special servicing fees, workout fees and liquidation fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).

With respect to each of the Master Servicer and the Special Servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Serviced Mortgage Loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as applicable.

Special Servicing Fee / Disclosure of Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property (subject to a minimum fee of $3,500 per month). The Special Servicer and its affiliates will be prohibited under the PSA from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Whole Loan and any purchaser of any Serviced Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Mortgage Loan, Serviced Whole Loan or REO Property.

Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the PSA, and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. Such holder or holders will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Risk Retention Consultation Party Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer with respect to Specially Serviced Loans.

Operating Advisor:

With respect to the Serviced Mortgage Loans (other than The Stanwix Mortgage Loan) or Serviced Whole Loans (other than The Stanwix Whole Loan) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website, but will not have any approval or consultation rights.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have certain review and reporting responsibilities with respect to the performance of the Special Servicer.

After the occurrence of a Consultation Termination Event, the Operating Advisor will also have the right to recommend the replacement of the Special Servicer (other than with respect to the Non-Serviced Whole Loans and The Stanwix Whole Loan) as described above under the heading “Replacement of Special Servicer by Vote of Certificateholders”.

With respect to The Stanwix Whole Loan, the Operating Advisor will have parallel rights and responsibilities with respect to The Stanwix Whole Loan before and after (and, if applicable, during the continuation of) a Stanwix Consultation Termination Event including recommending the replacement of the Special Servicer with respect to The Stanwix Whole Loan as described above under the heading “Replacement of Special Servicer by Vote of Certificateholders”.

A “Stanwix Operating Advisor Consultation Event” will occur when the aggregate outstanding Certificate Balance of the Class SWRR Certificates (taking into account the application of any Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan to notionally reduce the Certificate Balance of the Class SWRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the Class SWRR Certificates.

The Operating Advisor will be subject to termination and replacement if holders of at least 15% of the aggregate Voting Rights request a vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote, provided that holders of at least 50% of the Voting Rights of the certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with administering the vote.

The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

The Operating Advisor will not have consultation rights in respect of the Non-Serviced Whole Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after an Asset Review Trigger has occurred and the required percentage of holders of the Pooled Certificates vote to direct a review of such delinquent Mortgage Loans. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans as of the end of the applicable collection period or (2) at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF2 Mortgage Trust
STRUCTURE OVERVIEW

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Pooled Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Pooled Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Pooled Certificateholders and the Asset Representations Reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Pooled Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. The dispute resolution provisions described in the prior sentence only apply to Repurchase Requests related to Mortgage Loans (but not the Trust Subordinate Companion Loan) and may only be exercised by Certificateholders and Certificate Owners of Pooled Certificates.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan or the Trust Subordinate Companion Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a Mortgage Loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:

On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts and Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts and any Accrued AB Loan Interest.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.
Borrowers(1):	Various
Original Balance(2):	$68,000,000
Cut-off Date Balance(2):	$68,000,000
% by Initial UPB:	8.5%
Interest Rate:	3.6500%
Payment Date:	1st of each month
First Payment Date:	November 1, 2019
Maturity Date:	October 1, 2029
Amortization:	Interest Only
Additional Debt(2):	$136,000,000 Pari Passu Debt
Call Protection:	LO(25), YM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Immediate Repairs:	$320,700	NAP
Major Tenant Reserve:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$93
Balloon Balance / Sq. Ft.:	$93
Cut-off Date LTV(5):	55.1%
Balloon LTV(5):	55.1%
Underwritten NOI DSCR:	2.86x
Underwritten NCF DSCR:	2.60x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.6%
Property Information
Single Asset / Portfolio:	Portfolio of 12 Properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	2,195,042
Property Management:	Global Net Lease Properties, LLC; Cushman & Wakefield U.S., Inc.
Underwritten NOI:	$21,583,336
Underwritten NCF:	$19,636,508
Appraised Value(5):	$370,310,000
Appraisal Date(5):	September 12, 2019

Historical NOI(6)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 1, 2019)
2018 Occupancy(7):	100.0% (December 31, 2018)
2017 Occupancy(7):	100.0% (December 31, 2017)
2016 Occupancy(7):	100.0% (December 31, 2016)
(1)	See “The Borrowers / Borrower Sponsor” below.

(2)	The GNL Office and Industrial Portfolio Loan (as defined below) consists of the controlling Note A-1 and the non-controlling Note A-7 and is part of the GNL Office and Industrial Portfolio Whole Loan (as defined below), evidenced by eight pari passu notes, with an aggregate outstanding principal balance as of the cut-off date of $204.0 million. For additional information, see “The Loan” below.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	Financial information is based on the aggregate GNL Office and Industrial Portfolio Whole Loan.

(5)	The Appraised Value reflects an approximately 1.5% portfolio premium attributed to the aggregate “as-is” value of the individual GNL Office and Industrial Portfolio Properties (as defined below). The sum of the appraised values of each of the properties on an individual basis is $364,710,000, which represents a Cut-off Date LTV and Balloon LTV of 55.9%.

(6)	Historical NOI is unavailable due to the GNL Office and Industrial Portfolio Properties all being leased to single tenants, each on a triple net basis. In addition, the majority of the GNL Office and Industrial Portfolio Properties were acquired in 2019.

(7)	The following properties were excluded from occupancy figures prior to the respective years of construction: Stanley Convergent Security Solutions, Inc. (2017), Encompass Health Corporation (2018), and ComDoc, Inc. (2019). The following properties were excluded from occupancy figures prior to the current lease start dates due to the sellers not providing occupancy history: Heatcraft Refrigeration Products, LLC (June 2018), Hanes Companies, Inc. (September 2018), UP Central Leasing LLC (April 2019), and Metal Technologies, Inc. (June 2019).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

The Loan. The GNL Office and Industrial Portfolio mortgage loan (the “GNL Office and Industrial Portfolio Loan”) is a fixed-rate loan with an original and cut-off date principal balance of $68.0 million secured by the borrowers’ fee simple interest in a portfolio of 12 office and industrial properties, totaling 2,195,042 sq. ft. located in 10 states (the “GNL Office and Industrial Portfolio Properties”). The GNL Office and Industrial Portfolio Loan is part of a whole loan (the “GNL Office and Industrial Portfolio Whole Loan”) with an original and cut-off date principal balance of $204.0 million that is evidenced by eight pari passu notes. The GNL Office and Industrial Portfolio Loan consists of the controlling Note A-1 and non-controlling Note A-7 and will be included in the CF 2019-CF2 mortgage trust. The non-controlling Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, and Note A-8 (the “GNL Office and Industrial Portfolio Pari Passu Companion Loans”) have an aggregate original principal balance of $136.0 million. The GNL Office and Industrial Portfolio Pari Passu Companion Loans are currently held by KeyBank and are expected to be contributed to one or more future securitizations.

The GNL Office and Industrial Portfolio Loan has a 10-year interest only term and accrues interest at a fixed rate equal to 3.6500%.

The relationship between the holders of the GNL Office and Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
GNL Office and Industrial Portfolio Loan
A-1, A-7	$68,000,000	$68,000,000	CF 2019-CF2	Yes
GNL Office and Industrial Portfolio Pari Passu Companion Loans
A-2, A-3, A-4, A-5, A-6, A-8	$136,000,000	$136,000,000	KeyBank	No
Total	$204,000,000	$204,000,000

Loan proceeds were used to retire existing debt of approximately $86.5 million, fund upfront reserves, pay closing costs, and return approximately $114.6 million to the borrower sponsor. Based on the portfolio appraised value of $370.31 million as of September 12, 2019, the Cut-off Date LTV ratio is 55.1%. The most recent financing of the GNL Office and Industrial Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$204,000,000	100.0%	Return of Equity(1)	$114,602,556	56.2%
			Loan Payoff(2)	$86,542,124	42.4
			Closing Costs	$2,534,621	1.2
			Upfront Reserves	$320,700	0.2
Total Sources	$204,000,000	100.0%	Total Uses	$204,000,000	100.0%

(1)	The borrower sponsor acquired nine of the GNL Office and Industrial Portfolio Properties between March and June 2019 for $178.1 million.

(2)	Loan Payoff represents two loans encumbering the Quest Property (as defined below) and the AT&T Property (as defined below) with payoff amounts of approximately $52.8 million and $33.7 million, respectively.

The Borrowers / Borrower Sponsor.  The borrowers, ARG CMGLTWY001, LLC, ARG SSFSRIN001, LLC, ARG EQWBGPA001, LLC, ARG HCCLHGA001, LLC, ARG UPDBNMI001, LLC, ARG CDNCNOH001, LLC, ARG MT2PKSLB001, LLC, ARG HRTFTGA001, LLC, ARC FELKCLA001, LLC, ARG EHBIRAL001, LLC, ARC ATSNTTX001, LLC and ARC SLSTCCA001, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with two independent directors in its organizational structure. The borrowers are 100.0% owned by Global Net Lease Operating Partnership, L.P., the non-recourse carve-out guarantor.

Global Net Lease Operating Partnership, L.P. is the business operations entity of Global Net Lease, Inc. (NYSE: GNL) (“GNL”). Founded in 2011, GNL is a publicly traded real estate investment trust focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing net-lease assets across the United States and western and northern Europe. As of June 30, 2019, GNL owned a portfolio of 288 properties totaling approximately 28.3 million square feet. GNL is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders and grown to one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties and Tenants. The GNL Office and Industrial Portfolio Properties are comprised of 12 single-tenant office and industrial properties with an aggregate of approximately 2.2 million sq. ft. The borrower sponsor acquired the GNL Office and Industrial Portfolio Properties in separate transactions, with three purchased in 2014 and nine purchased in 2019, for a total cost basis of approximately $344.6 million and resulting in a loan-to-cost ratio of 59.2%.

The GNL Office and Industrial Portfolio Properties are each 100.0% leased to a single tenant with a weighted average remaining lease term across the 12 leases of approximately 9.1 years. Approximately 79.3% of the NRA is leased to publicly traded entities (or subsidiaries

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

of publicly traded entities) and 65.3% of NRA is leased to investment grade tenants (or subsidiaries of investment grade tenants). The GNL Office and Industrial Portfolio Properties are geographically diverse with properties located in 10 different states and 12 different markets. Additionally, the tenants operate in a wide range of industries, including automotive parts, security systems, natural gas, fabrics, logistics, imaging solutions, technology, refrigeration and freight.

The following table presents detailed information with respect to each of the GNL Office and Industrial Portfolio Properties.

GNL Office and Industrial Portfolio Properties Summary
Property Name / Tenant Location	Property Type - Subtype	Sq. Ft.	% Office	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI
Quest Diagnostics, Inc. 27027 Tourney Road Santa Clarita, CA 91355	Office - R&D Lab	222,193	40%	2004/NAP	$55,851,188	27.4%	$103,300,000	$5,662,397
Encompass Health Corporation 9001 Liberty Parkway Birmingham, AL 35242	Office - Suburban	199,305	100%	2018/NAP	$41,078,918	20.1%	$76,900,000	$4,173,562
AT&T Services, Inc. 1010 North Saint Mary’s Street San Antonio, TX 78215	Office - CBD	401,516	100%	1961/NAP	$37,518,154	18.4%	$70,600,000	$4,249,709
UP Central Leasing LLC 4343 Wyoming Avenue Dearborn, MI 48126	Industrial - Manufacturing	220,000	6%	1959/2016	$10,706,026	5.2%	$16,800,000	$1,130,998
ComDoc, Inc. 8247 Pittsburg Avenue Northwest North Canton, OH 44720	Industrial - Manufacturing	107,500	30%	2019/NAP	$10,244,355	5.0%	$17,700,000	$1,114,989
Stanley Convergent Security Solutions, Inc. 8350 Sunlight Drive Fishers, IN 46037	Office - Suburban	80,000	100%	2017/NAP	$10,130,329	5.0%	$16,400,000	$1,114,774
EQT Gathering, LLC 317 East Roy Furman Highway Waynesburg, PA 15370	Industrial - Warehouse/Distribution	127,135	9%	1985/NAP	$8,412,095	4.1%	$13,700,000	$928,401
Metal Technologies, Inc. 909 East State Road 54 Bloomfield, IN 47424	Industrial - Manufacturing	234,377	2%	1986/NAP	$7,020,275	3.4%	$10,810,000	$744,837
Heatcraft Refrigeration Products, LLC 7814 Magnolia Industrial Boulevard Tifton, GA 31794	Industrial - Warehouse/Distribution	214,757	2%	1992/2000	$6,942,258	3.4%	$11,500,000	$758,153
Hanes Companies, Inc. 200 Union Grove Road Calhoun, GA 30701	Industrial - Warehouse/Distribution	275,500	2%	2000/2007	$6,164,179	3.0%	$10,100,000	$656,286
FedEx Ground Package System, Inc. 6013 Horsemans Drive Lake Charles, LA 70615	Industrial - Warehouse/Distribution	76,039	2%	2009/2014	$5,723,227	2.8%	$9,800,000	$618,177
Cummins, Inc. 2600 East 2nd Street Gillette, WY 82718	Industrial - Manufacturing	36,720	25%	2008/NAP	$4,208,996	2.1%	$7,100,000	$431,053
Total		2,195,042			$204,000,000	100.0%	$370,310,000	$21,583,336

(1)	The Total Appraised Value of $370,310,000 reflects an approximately 1.5% portfolio premium attributed to the aggregate “as-is” appraised value of the individual GNL Office and Industrial Portfolio Properties. The sum of the appraised values of each of the properties on an individual basis, which are reflected in the table above, is $364,710,000.

Quest Diagnostics, Inc. (222,193 sq. ft.; 27.4% of ALA; 10.1% of NRA; 26.9% of U/W Base Rent). The property consists of a four-story office and laboratory/R&D building constructed in 2004 (the “Quest Property”). The Quest Property is 100.0% occupied by Specialty Laboratories, Inc., a subsidiary of Quest Diagnostics, Inc. (NYSE: DGX) (rated BBB/Baa2/BBB+ by Fitch/Moody’s/S&P) (“Quest”), and comprised of 60% laboratory space and 40% office space. The Quest Property was constructed as a build-to-suit for Specialty Laboratories, Inc., which occupies the space on an approximately 20-year lease that expires in August 2024 and is guaranteed by Quest. The lease contains two, five-year renewal options, followed by one, 4.5-year option. The lease does not provide any termination or contraction options.

The Quest Property is located in Santa Clarita, Los Angeles County, California within the Los Angeles-Long Beach-Anaheim, CA metropolitan statistical area (“Los Angeles MSA”). Santa Clarita had a 2018 population of approximately 216,589, making it the third largest city in the county. The Quest Property’s neighborhood is served by Interstate 5, which is located to the immediate west and provides access to downtown Los Angeles approximately 25 miles to the southeast of the Quest Property. The Los Angeles International Airport is located approximately 35 miles south of Santa Clarita. Land uses in the immediate area consist of a country club and golf course adjacent to the Quest Property as well as office, retail and industrial uses, with single and multi-family removed from major arterials.

Quest is a global provider of diagnostic testing, information and services for patients, healthcare providers, and pharmaceutical companies, life insurance companies and employers. The primary services offered by Quest include diagnostic testing, clinical trials

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

testing, healthcare information technology, and wellness and risk management. Headquartered in Secaucus, New Jersey, Quest operates approximately 2,200 patient locations and dozens of clinical laboratories throughout the United States, with additional international laboratory facilities. Quest reported 2018 revenues in excess of $7.5 billion. With 60% of the building utilized as laboratory space, specialized testing and clinical trials are among the operations performed at the Quest Property.

Encompass Health Corporation (199,305 sq. ft.; 20.1% of ALA; 9.1% of NRA; 19.8% of U/W Base Rent). The property is a seven-story, class A, single-tenant office building that was constructed on 6.88 acres as a build-to-suit in 2018 (the “Encompass Property”). The Encompass Property serves as the corporate headquarters for Encompass Health Corporation (NYSE: EHC) (rated B1/BB- by Moody’s/S&P) (“Encompass”). Amenities at the newly constructed building include large training and conference rooms, cafeteria and dining room, fitness center, and break areas on each floor. A three-story parking garage is located on the south side of the Encompass Property, providing approximately 700 parking spaces. Encompass occupies 100.0% of the net rentable area via a 15-year lease expiring in March 2033, with 1.5% annual rent increases and four, five-year renewal options. The lease does not provide any early termination or contraction options.

The Encompass Property is located in Birmingham, Alabama, in the north-central portion of the state, approximately 101 miles northwest of Montgomery and 158 miles west of Atlanta, Georgia. Birmingham has a diversified economy with prominent sectors including healthcare, finance, education and service industries. In addition to Encompass, other major companies headquartered in the area include Books-A-Million and Regions Financial. Interstate 459 is adjacent to the Encompass Property and can be accessed within one mile. The Encompass Property is located along the main corridor of Liberty Park, a 4,000-acre master-planned community with residential, office, and retail uses. Liberty Parkway, which was expanded from two to four lanes to accommodate local growth, serves as the entrance into the Urban Center, which is home to the Encompass Property as well many other office buildings. The Urban Center is surrounded by residential and commercial uses that serve as demand generators and amenities for the large office presence.

Encompass is a provider of facility-based and home-based post-acute healthcare services, offered in 37 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. Encompass has over 40,000 employees and reported 2018 revenues of approximately $4.3 billion. Encompass’ footprint includes 132 hospitals, 245 home health locations, and 82 hospice locations.

AT&T Services, Inc. (401,516 sq. ft.; 18.4% of ALA; 18.3% of NRA; 19.4% of U/W Base Rent). The property consists of one, 16-story office building constructed in 1961 with extensive renovations and upgrades completed throughout AT&T Services, Inc.’s tenancy (the “AT&T Property”). The building features typical office finishes, including private offices, conference and meeting rooms, and break rooms, as well as a cafeteria on the second floor. The AT&T Property contains 405 parking spaces, with the majority of which located in an adjacent surface parking lot and a smaller portion in a covered garage. AT&T Services, Inc. occupies 100.0% of the net rentable area on an absolute triple net lease through July 2026, with 2.0% annual rent increases and three, five-year renewal options. The lease does not provide any early termination or contraction options.

Located on 3.76 acres, the AT&T Property is located in downtown San Antonio, Texas, within the San Antonio-New Braunfels metropolitan statistical area, which is the third largest metropolitan area in the state of Texas with a population of approximately 2.5 million as of 2018. The San Antonio economy is driven by a diverse mix of industries including tourism, military and defense, biosciences, manufacturing, aerospace, and education and healthcare services. Tourism and hospitality in particular benefit from attractions such as the Alamo, Sea World, Six Flags Fiesta Texas, and the San Antonio River Walk, a public park of walkways along the banks of the San Antonio River that is lined with restaurants, shops, hotels, bars, and other attractions. The AT&T Property is situated within two miles of three interstate highways, including Interstates 37, 35, and 10, and has frontage along the River Walk and the primary arterial of North St. Mary’s Street. The immediately surrounding area predominantly consists of office and retail properties along major arterials.

AT&T Services, Inc. is a subsidiary of AT&T Inc. (NYSE: T) (rated A-/Baa2/BBB by Fitch/Moody’s/S&P) (“AT&T”), a telecommunications, media and technology services company headquartered in Dallas, Texas. AT&T operates through four distinct business units, AT&T Communications, WarnerMedia, AT&T Latin America, and Xandr, and together the four units are focused on premium video content, direct-to-consumer relationships, high-speed networks, and advertising technology.

UP Central Leasing LLC (220,000 sq. ft.; 5.2% of ALA; 10.0% of NRA; 5.2% of U/W Base Rent). The property consists of four, two-story industrial manufacturing buildings constructed in 1959 on 19.20 acres, with renovations completed in 2016 (“the “UP Central Property”). The buildings have clear ceiling heights between 33 and 36 feet and a total of six dock high loading doors and three doors at grade level. UP Central Leasing LLC (“UP Central”) occupies 100.0% of the net rentable area on a 10-year triple net lease through March 2029. The lease provides two, five-year renewal options and no early termination or contraction options. UP Central is owned by Chicago-based UPG Enterprises LLC (“UPG”) (formerly Union Partners I LLC), an operator of metals and logistics companies, including Maksteel, which operates out of the UP Central Property. Maksteel is a provider of purchasing, gauging, leveling, cutting and storage of steel pipe, tube and rolled steel.

The UP Central Property is located in Dearborn, Michigan, five miles west of the Detroit central business district. Dearborn is home to the Ford Motor Company world headquarters and has an economy largely supported by the manufacturing and healthcare sectors. The UP Central Property is situated in a heavily industrial neighborhood and has rail access to the active CSX line, which connects to other rail lines throughout the United States. Three major freeways are located within three miles of the UP Central Property and the Detroit Metropolitan Wayne County Airport is located six miles to the southwest.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

ComDoc, Inc. (107,500 sq. ft.; 5.0% of ALA; 4.9% of NRA; 4.9% of U/W Base Rent). The property consists of a single-story light manufacturing building with 30% office build-out that was constructed in 2019 on 13.43 acres (the “ComDoc Property”). The building has 35-foot clear ceiling heights and a total of 15 dock high loading doors and three doors at grade level. ComDoc, Inc., a subsidiary of Xerox Holdings Corporation (NYSE: XRX), occupies 100.0% of the net rentable area on a 10-year triple net lease through April 2029. The lease provides 1.5% annual rent increases, four, five-year renewal options and no early termination or contraction options. Xerox Holdings Corporation, through its wholly owned subsidiary Xerox Corporation (rated BB/Ba1/BB+ by Fitch/Moody’s/S&P), is a provider of print technology and intelligent work solutions. The ComDoc Property serves as the corporate headquarters for ComDoc, Inc., which is a document imaging company that offers document management, mobile and cloud solutions, printing and production services, and document imaging devices and technology.

The ComDoc Property is located in North Canton, Ohio, approximately 18 miles southeast of Akron and 51 miles south of Cleveland. North Canton is a suburban community of the Canton metropolitan area, which has an economy based on the healthcare, education, accommodation/food services, and wholesale/retail trade industries. The ComDoc Property is situated in a largely industrial area and has access to Interstate 77 within one mile.

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
AT&T Services, Inc.	A-/Baa2/BBB	401,516	18.3%	$11.84	19.4%	7/17/2026
Hanes Companies, Inc.	NR/Baa1/BBB	275,500	12.6	$2.64	3.0	9/30/2028
Metal Technologies, Inc.	NR/NR/NR	234,377	10.7	$3.59	3.4	6/30/2033
Quest Diagnostics, Inc.	BBB/Baa2/BBB+	222,193	10.1	$29.70	26.9	8/31/2024
UP Central Leasing LLC	NR/NR/NR	220,000	10.0	$5.75	5.2	3/31/2029
Heatcraft Refrigeration Products, LLC	NR/Baa3/BBB	214,757	9.8	$3.91	3.4	5/31/2028
Encompass Health Corporation	NR/B1/BB-	199,305	9.1	$24.35	19.8	3/30/2033
Total Major Tenants		1,767,648	80.5%	$11.25	81.1%
Remaining Tenants		427,394	19.5	$10.82	18.9
Total Occupied Tenants		2,195,042	100.0%	$11.17	100.0%
Vacant		0	0.0
Total		2,195,042	100.0%

(1)	Based on underwritten rent roll.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	2	298,232	13.6	298,232	13.6%	$24.40	29.7	29.7%
2025	0	0	0.0	298,232	13.6%	$0.00	0.0	29.7%
2026	1	401,516	18.3	699,748	31.9%	$11.84	19.4	49.1%
2027	0	0	0.0	699,748	31.9%	$0.00	0.0	49.1%
2028	4	606,977	27.7	1,306,725	59.5%	$5.41	13.4	62.5%
2029	2	327,500	14.9	1,634,225	74.5%	$7.56	10.1	72.6%
Thereafter	3	560,817	25.5	2,195,042	100.0%	$11.98	27.4	100.0%
Vacant	NAP	0	0.0	2,195,042	100.0%	NAP	NAP
Total / Wtd. Avg.	12	2,195,042	100.0%			$11.17	100.0%

(1)	Based on underwritten rent roll.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

Environmental Matters. The Phase I environmental reports dated between December 2018 and August 2019 recommended no further action at the GNL Office and Industrial Portfolio Properties, with the exception of the UP Central Property, which has recognized environmental conditions identified on-site. Subsurface investigations at the UP Central Property identified various contaminants in the soil and groundwater at concentrations above Michigan Department of Environmental Quality (“MDEQ”) criteria. As a result, the Phase I environmental report for the UP Central Property recommended a baseline environmental assessment (“BEA”) be conducted on behalf of the borrowers for submittal to the MDEQ and a due care plan (“DCP”) be prepared. The mortgage loan documents require that, by November 1, 2019, the borrowers (i) conduct the BEA and submit to the MDEQ, (ii) prepare the DCP in compliance with MDEQ requirements, and (iii) provide evidence to the lender of the borrowers’ satisfaction of the preceding clauses (i) and (ii), including copies of the BEA, DCP, and any acknowledgement of receipt of the BEA received from the MDEQ. In the event the MDEQ requires further actions or controls following receipt of the BEA, the borrowers are required to comply with all actions required to obtain a “No Further Action Letter” or similar closure letter from the MDEQ. In addition, the implementation of an asbestos-containing material operations and maintenance plan was recommended and obtained for the AT&T Property, UP Central Property, Metal Technologies, Inc. property, and EQT Gathering, LLC property.

The Markets. The GNL Office and Industrial Portfolio Properties are located across 12 separate markets. The top three properties, which generate 66.1% of the GNL Office and Industrial Portfolio underwritten base rent, consist of the Quest Property (26.9%), the Encompass Property (19.8%), and the AT&T Property (19.4%). These three properties are located in the Los Angeles, California, Birmingham, Alabama, and San Antonio, Texas markets, respectively.

According to a third-party market research report as of the second quarter of 2019, the Los Angeles office market consisted of approximately 419.1 million sq. ft. of office space with an overall market vacancy of 9.7% and average asking rents of approximately $39.88 per sq. ft. The Santa Clarita Valley office submarket totaled approximately 4.9 million sq. ft. with an average vacancy of 7.8% and average market asking rents of $36.70 per sq. ft.

According to a third-party market research report as of the second quarter of 2019, the Birmingham office market consisted of approximately 56.5 million sq. ft. of office space with an overall market vacancy of 10.3% and average asking rents of approximately $19.63 per sq. ft. The Hwy 280/Jefferson County office submarket totaled approximately 5.5 million sq. ft. with an average vacancy of 7.4% and average market asking rents of $23.23 per sq. ft.

According to a third-party market research report as of the second quarter of 2019, the San Antonio office market consisted of approximately 82.1 million sq. ft. of office space with an overall market vacancy of 9.5% and average asking rents of approximately $25.99 per sq. ft. The CBD office submarket totaled approximately 9.9 million sq. ft. with an average vacancy of 8.7% and average market asking rents of $25.41 per sq. ft.

GNL Office and Industrial Portfolio 2019 Demographic Summary(1)
Property Name / Tenant	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Quest Diagnostics, Inc.	Santa Clarita, CA	7,052	86,624	174,556	$110,520	$108,659	$108,990
Encompass Health Corporation	Birmingham, AL	1,738	29,720	100,488	$81,871	$94,104	$81,195
AT&T Services, Inc.	San Antonio, TX	13,278	144,291	382,062	$31,601	$30,875	$34,325
UP Central Leasing LLC	Dearborn, MI	7,978	133,534	312,228	$28,650	$32,849	$32,320
ComDoc, Inc.	North Canton, OH	2,302	33,733	94,450	$70,146	$67,216	$69,021
Stanley Convergent Security Solutions, Inc.	Fishers, IN	5,769	61,134	173,980	$94,145	$87,034	$92,954
EQT Gathering, LLC	Waynesburg, PA	2,712	9,923	13,851	$78,582	$48,283	$49,039
Metal Technologies, Inc.	Bloomfield, IN	1,349	4,132	5,777	$40,498	$47,216	$50,893
Heatcraft Refrigeration Products, LLC	Tifton, GA	104	9,716	25,399	$45,036	$29,357	$35,252
Hanes Companies, Inc.	Calhoun, GA	949	8,377	29,292	$55,220	$46,484	$43,968
FedEx Ground Package System, Inc.	Lake Charles, LA	1,691	8,916	44,903	$42,115	$37,823	$35,488
Cummins, Inc.	Gillette, WY	2,067	20,899	37,595	$66,361	$67,022	$76,553

(1)	Source: Third party market research reports.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$24,507,957	$11.17
Value of Vacant Space	0	$0.00
Gross Potential Rent	$24,507,957	$11.17
Total Recoveries	7,808,359	$3.56
Other Income	0	$0.00
Less: Vacancy(3)	(2,228,647)	($1.02)
Effective Gross Income	$30,087,669	$13.71
Total Operating Expenses	8,504,333	$3.87
Net Operating Income	$21,583,336	$9.83
TI/LC	1,536,057	$0.70
Capital Expenditures	410,771	$0.19
Net Cash Flow	$19,636,508	$8.95
(1)	Historical cash flows are unavailable due to the GNL Office and Industrial Portfolio Properties all being leased to single tenants, each on a triple net basis. In addition, the majority of the GNL Office and Industrial Portfolio Properties were acquired in 2019.

(2)	U/W Base Rent is based on the current rent roll and includes $102,102 in contractual rent increases through June 2020 and $566,488 in straight-line rent for AT&T Services, Inc., EQT Gathering, LLC, Hanes Companies, Inc., Heatcraft Refrigeration Products, LLC, Stanley Convergent Security Solutions, Inc., and Cummins, Inc.

(3)	U/W Vacancy represents approximately 6.9% of Gross Potential Rent and Total Recoveries.

Property Management.  Eleven of the GNL Office and Industrial Portfolio Properties are managed by Global Net Lease Properties, LLC, a Delaware limited liability company and an affiliate of the borrowers, while one of the GNL Office and Industrial Portfolio Properties (the Stanley Convergent Security Solutions, Inc. property) is managed by Cushman & Wakefield U.S., Inc., a Missouri corporation.

Lockbox / Cash Management.  The GNL Office and Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to send direction letters to all tenants instructing them to deposit all rents directly into a clearing account controlled by the lender. Notwithstanding the foregoing, the borrowers and the property managers are required to deposit all revenues otherwise received into the clearing account within two business days of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the clearing account will be transferred on each business day to an account controlled by the borrowers. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the mortgage loan documents, with any excess cash held by the lender as additional collateral for the GNL Office and Industrial Portfolio Whole Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will commence upon:

(i)	an event of default until cured;

(ii)	any bankruptcy action of the borrowers (in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured);

(iii)	a Manager Sweep Event (as defined below) until cured;

(iv)	any period that the interest-only debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.85x until such time as (x) the interest-only debt service coverage ratio for the immediately preceding three-month period is at least 2.00x for two consecutive calendar quarters (a “DSCR Cure”), (y) the borrowers have delivered a letter of credit in an amount initially equal to the amount of excess cash flow for the immediately preceding three-month period, with such amount recalculated and increased every three-month period thereafter, up to any applicable capped amount (the “DSCR/Tenant Cure – Letter of Credit”), or (z) the borrowers have completed a partial prepayment of the loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding three-month period of 2.00x or greater;

(v)	a Major Tenant Cash Flow Sweep Event (as defined below) until cured; or

(vi)	a Lease Rollover Event (as defined below) until cured.

A “Major Tenant Cash Flow Sweep Event” will commence upon:

(i)	any bankruptcy action of Quest Diagnostics, Inc., AT&T Services, Inc. or Encompass Health Corporation, any successor or assign thereof as tenant under the respective lease, or any subsequent tenant under a replacement lease (each a “Major Tenant”) or any person or entity that controls a Major Tenant (“Major Tenant Parent”);

(ii)	the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate or abandon substantially all of its premises, or go dark at the premises or (b) the date that a Major Tenant vacates, abandons, surrenders, or goes dark at substantially all of its applicable premises for five consecutive business days;

(iii)	the continuation of any default by a Major Tenant under its respective lease beyond any applicable notice and cure periods; or

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

(iv)	the earlier to occur of (a) the date of any early termination or cancellation of a Major Tenant lease or (b) the earlier to occur of the date (x) that is nine months prior to the then applicable expiration of the applicable Major Tenant lease or (y) on which notice for extension is due under the applicable lease.

A ”Lease Rollover Event” will commence upon the last day of the loan year immediately preceding any loan year during which one or more leases are scheduled to expire, which leases constitute or represent, in the aggregate, either (i) more than 20% of the total net rentable area of the GNL Office and Industrial Portfolio Properties or (ii) more than 20% of the total annual rents from all GNL Office and Industrial Portfolio Properties.

A Cash Sweep Period caused by a Major Tenant Cash Flow Sweep Event or a Lease Rollover Event will continue until, in general, (A) with respect to clause (i) of a Major Tenant Cash Flow Sweep Event, the applicable Major Tenant (or applicable Major Tenant Parent) is no longer the subject of a bankruptcy or similar proceeding and has satisfied all other conditions under the mortgage loan documents, (B) with respect to clause (ii) of a Major Tenant Cash Flow Sweep Event, the applicable Major Tenant has resumed operations in its Major Tenant premises and has satisfied all other requirements under the mortgage loan documents, (C) with respect to clause (iii) of a Major Tenant Cash Flow Sweep Event, the applicable Major Tenant has fully cured all applicable defaults under its lease, (D) with respect to clause (iv), the borrowers have provided acceptable evidence to the lender that the applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein, (E) the applicable Major Tenant has been replaced with an acceptable replacement tenant under the mortgage loan documents, (F) with respect to clause (ii), the applicable Major Tenant has subleased its premises to an acceptable subtenant under the mortgage loan documents and all other conditions under the mortgage loan documents have been satisfied, (G) funds swept as a result of a Major Tenant Cash Flow Sweep Event have reached (1) $9,000,000 if related to the Quest Property, (2) $7,500,000 if related to the AT&T Property, (3) $7,150,000 if related to the Encompass Property, or (4) an amount equal to the sum of each applicable amount set forth in the preceding clauses, if related to more than one of the Quest Property, AT&T Property and Encompass Property, (H) the borrowers have delivered the DSCR/Tenant Cure – Letter of Credit, (I) the occurrence of a DSCR Cure, or (J) with respect to a Lease Rollover Event, one or more leases have renewed the term of its lease pursuant to the terms set forth therein such that all leases set to expire during the applicable loan year then constitute or represent, in the aggregate, (x) 20% or less of the total net rentable area of the GNL Office and Industrial Portfolio Properties or (y) 20% or less of the total annual rents from all GNL Office and Industrial Portfolio Properties.

A “Manager Sweep Event” will commence upon: (i) for a borrower affiliated manager, any bankruptcy action of the manager and (ii) for a manager that is not affiliated with the borrowers, (a) the date of the occurrence of an involuntary bankruptcy petition or (b) the date which is 60 days after the occurrence of any other bankruptcy action of such manager unless the manager is replaced with a qualified manager within such 60 day period. In any case, a Manager Sweep Event will continue until the manager is replaced with a qualified manager under a replacement management agreement.

Initial Reserves and Ongoing Reserves.  At loan origination, the borrowers deposited $320,700 into an immediate repairs reserve.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) each applicable lease is in full force and effect and requires the applicable tenant to pay taxes directly and such tenant pays all applicable taxes prior to the due date thereof, (iii) the borrowers have delivered to the lender copies of all tax bills within 30 days of receipt and (iv) the lender has received reasonably satisfactory evidence that all applicable taxes have been paid as and when required pursuant to the mortgage loan documents with respect to the applicable property.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists and (ii) the borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve. During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $0.20 multiplied by the then existing aggregate net leasable area of the GNL Office and Industrial Portfolio Properties, divided by 12, for replacements.

TI/LC Reserve. During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $1.00 multiplied by the then existing aggregate net leasable area of the GNL Office and Industrial Portfolio Properties, divided by 12, for tenant improvement and leasing commission obligations, subject to a cap of $6,000,000. In lieu of monthly deposits, the borrowers will be allowed to deposit an unconditional irrevocable letter of credit in the amount set forth in the mortgage loan documents, and on every third payment date thereafter occurring during the existence of a Cash Sweep Period, the borrowers are required to cause the letter of credit to be increased by an amount equal to $1.00 multiplied by the then existing aggregate net leasable area of the applicable property, divided by four, up to a cap of $6,000,000.

Additionally, during the continuance of a Lease Rollover Event, all excess cash flow will be deposited into the TI/LC reserve.

Major Tenant Reserve. During the continuance of a Major Tenant Cash Flow Sweep Event, all excess cash flow will be deposited into a major tenant reserve.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 1 GNL Office and Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 55.1% 2.60x 10.6%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. At any time after November 1, 2021, and prior to the GNL Office and Industrial Portfolio Whole Loan maturity date, the GNL Office and Industrial Portfolio borrowers may obtain the release of any of the GNL Office and Industrial Portfolio Properties secured by the GNL Office and Industrial Portfolio Whole Loan, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the borrowers prepay a portion of the GNL Office and Industrial Portfolio Whole Loan equal to 115% (or 120% if released to a borrower affiliate) of the allocated loan amount of the property being released (the “Release Amount”), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (1) the interest-only debt service coverage ratio immediately preceding such release and (2) 2.65x and (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of (1) the debt yield immediately preceding such release and (2) 9.82%. Notwithstanding the foregoing, the Release Amount will be an amount equal to 105% of the allocated loan amount of the property being released, if with respect to such property, (a) the applicable tenant at such property is the subject of a bankruptcy action, (b) the applicable tenant at such property has gone dark or provided notice of its intention to go dark at all or substantially all of its premises, (c) a default by the applicable tenant at such property is then continuing under its applicable lease, or (d) a Cash Sweep Period as described in clause (iv) of the definition thereof has occurred and the lender has determined that the interest-only debt service coverage ratio, based on the trailing three-month period and calculated excluding the applicable property, is greater than or equal to 1.85x; provided, however, that the aggregate amount of the allocated loan amounts for all properties that may be released at the Release Amount of 105% of the allocated loan amount may not exceed $40,800,000.

Additionally, in the event that the borrowers receive from the tenant at the Quest Property an expansion notice pursuant to its lease requesting that the borrowers construct a new building on certain adjacent non-collateral parcels, then the borrowers will, within five business days of receipt of such expansion notice, provide written notice of the receipt of the expansion notice to the lender. Within 60 days of receipt of such expansion notice or as soon as reasonably practical, the borrowers will take such actions as reasonably necessary to cause the borrowers to release from the collateral the unimproved land parcel(s) identified for construction of the new building. The borrowers will not be permitted to commence construction of the new building until the identified parcel(s) have been released subject to all conditions of release under the mortgage loan documents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Norman Jemal
Borrower:	Jemal’s Uline L.L.C.
Original Balance(1):	$42,000,000
Cut-off Date Balance(1):	$42,000,000
% by Initial UPB:	5.2%
Interest Rate:	4.0400%
Payment Date:	6th of each month
First Payment Date:	September 6, 2019
Maturity Date:	August 6, 2029
Amortization:	Interest Only
Additional Debt(1)(2):	$78,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	YM1(26), DorYM1(88), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$1,215,000	$202,500
Insurance:	$0	Springing
Replacement:	$0	$2,070
Rollover:	$0	$20,698
Gap Rent:	$1,781,999	Springing
Free Rent:	$7,543,239	$0
Outstanding TI/LC:	$8,229,748	$0
Landlord Improvements:	$640,183	$0
Pact Inc. Mezzanine Space Reserve:	$1,000,000	$0
Occupancy Reserve:	$3,800,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$483
Balloon Balance / Sq. Ft.:	$483
Cut-off Date LTV(5):	56.6%
Balloon LTV(5):	56.6%
Underwritten NOI DSCR:	1.81x
Underwritten NCF DSCR:	1.75x
Underwritten NOI Debt Yield:	7.4%
Underwritten NCF Debt Yield:	7.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use - Office/Retail
Collateral:	Fee Simple
Location:	Washington, DC
Year Built / Renovated:	1945 / 2016
Total Sq. Ft.:	248,381
Property Management:	LPC Commercial Services, Inc.
Underwritten NOI(6):	$8,891,075
Underwritten NCF:	$8,617,856
Appraised Value(5):	$212,000,000
Appraisal Date(5):	July 1, 2021

Historical NOI(6)
Most Recent NOI:	$3,598,340 (T-12 May 31, 2019)
2018 NOI:	$2,859,908 (December 31, 2018)
2017 NOI(7):	NAP
2016 NOI(7) :	NAP

Historical Occupancy
Most Recent Occupancy(8):	92.1% (July 26, 2019)
2018 Occupancy:	69.7% (December 31, 2018)
2017 Occupancy(7):	NAP
2016 Occupancy(7):	NAP

(1)	The Uline Arena Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(3)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of September 6, 2019. Defeasance of the $120.0 million Uline Arena Whole Loan (as defined below) is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Uline Arena Whole Loan to be securitized and (ii) three years from the first payment date of September 6, 2019. The assumed defeasance lockout period of 26 payments is based on the expected CF 2019-CF2 securitization closing date in October 2019. The actual defeasance lockout period may be longer. In the case of a prepayment subject to a yield maintenance premium, there is no lockout period.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	The appraised value used is a “Prospective Value Upon Completion,” which assumes that all tenants with executed leases are in occupancy and paying rent. As of July 26, 2019, the Uline Arena Property (as defined below) was 92.1% leased (which includes approximately 69,910 sq. ft. that is not yet occupied). At loan origination, the Uline Arena Borrower (as defined below) deposited approximately $1.8 million in a gap rent reserve, which represents the total underwritten rent for the time from the origination of the Uline Arena Whole Loan to the anticipated lease commencement dates and approximately $7.5 million in a free rent reserve for outstanding free rent for various tenants during the term of the Uline Arena Whole Loan. See “Gap Rent Reserve” and “Free Rent Reserve” below. The Cut-off Date LTV and Balloon LTV are based on the “Prospective Value Upon Completion.” The Cut-off Date LTV and Balloon LTV based on the “as is” value of $194.0 million is 61.9% and 61.9%, respectively.

(6)	Underwritten NOI is based on, with respect to tenants in a gap rent period or free rent period, the contractual rent that would otherwise be due absent such provisions, which amounts have been reserved with lender. The increase from Historical NOI to U/W NOI is primarily due to recently executed leases. Please see “Historical Cashflows” and “Initial and Ongoing Reserves” below.

(7)	The Uline Arena Borrower Sponsor (as defined below) significantly redeveloped the Uline Arena Property in 2016 and 2017. As a result, 2016 and 2017 NOI and Occupancy are not applicable. For additional information on the renovation, see “The Property” below.

(8)	Most Recent Occupancy includes three recently executed leases that include 69,910 sq. ft. for which such tenants are not yet in occupancy.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

The Loan. The Uline Arena mortgage loan (the “Uline Arena Loan”) is a $42.0 million fixed rate loan evidenced by four pari passu notes and secured by the Uline Arena Borrower’s fee simple interest in two contiguous class-A mixed-use office and retail buildings, consisting of 248,381 sq. ft. of rentable space, and an attached four-story parking garage, located at 1140 3rd Street Northeast, Washington, D.C. (the “Uline Arena Property”). The Uline Arena Loan is part of a whole loan (the “Uline Arena Whole Loan”) with an original aggregate principal balance of $120.0 million. The Uline Arena Whole Loan, co-originated by CCRE and Natixis Real Estate Capital LLC (“Natixis”) is evidenced by seven promissory notes as described below. Only the non-controlling Note A-2, Note A-3, Note A-4 and Note A-5 of the Uline Arena Whole Loan will be contributed to the CF 2019-CF2 mortgage trust and constitute the Uline Arena Loan.

The relationship between the holders of the Uline Arena Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2, A-3, A-4, A-5	$42,000,000	$42,000,000	CF 2019-CF2	No
A-1	42,000,000	42,000,000	CD 2019-CD8	Yes
A-6, A-7	36,000,000	36,000,000	Natixis(1)	No
Total	$120,000,000	$120,000,000
(1)	Expected to be included in a future securitization.

The Uline Arena Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of 4.0400% per annum. The Uline Arena Whole Loan proceeds, along with approximately $0.7 million of equity from the Uline Arena Borrower Sponsor, were used to repay existing debt of approximately $77.0 million, fund upfront reserves of approximately $24.2 million, repay existing preferred equity of approximately $18.4 million and pay closing costs of approximately $1.0 million. Based on the “Prospective Value Upon Completion” appraised value of $212.0 million as of July 1, 2021, which assumes that all tenants with executed leases are in occupancy and paying rent, the Cut-off Date LTV for the Uline Arena Whole Loan is 56.6%. Based on the “as is” appraised value of $194,000,000 as of June 28, 2019, the Cut-off Date LTV for the Uline Arena Whole Loan is 61.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds	$120,000,000	99.5%	Existing Debt	$77,044,385	63.9%
Borrower Sponsor Equity	656,156	0.5	Preferred Equity Payoff	18,441,483	15.3
			Reserves	24,210,169	20.1
			Closing Costs	960,119	0.8
Total Sources	$120,656,156	100.0%	Total Uses	$120,656,156	100.0%

The Borrower / Borrower Sponsor. The borrower, Jemal’s Uline L.L.C. (the “Uline Arena Borrower”), is a single-purpose Delaware limited liability company, with two independent directors. The non-recourse carveout guarantor and borrower sponsor is Norman Jemal (the “Uline Arena Borrower Sponsor”), a principal and senior vice president of Douglas Development Corporation. Douglas Development Corporation employs approximately 100 people and has a current portfolio in excess of 10.0 million leasable sq. ft. and more than 5.0 million developable sq. ft., primarily in the Washington, D.C. area. Douglas Development Corporation is headquartered in Washington, D.C. and owns property in Washington, D.C., New York, New Jersey, and Pennsylvania.

In addition to the non-recourse carveout guaranty, the Uline Arena Borrower Sponsor provided a guaranty related to gap rent for Pact (as defined below) and a completion guaranty of the Pact space. See “Gap Rent Reserve” and “Landlord Improvement Reserve” below.

The Property and Tenants. The Uline Arena Property consists of two contiguous buildings totaling 248,381 sq. ft. that contain mixed-use office (181,685 sq. ft.) and retail space (66,696 sq. ft.) and an attached four-story parking garage (167 spaces) located in Northeast Washington, D.C. The first building was constructed as an ice plant (the “Ice House Building”) and in 1945, the second building known as the arena (the “Arena Building”) was added. The Arena Building, which included an ice rink, was built as a venue to host professional sports, political and music events. The Uline Arena Borrower Sponsor acquired the Uline Arena Property in 2003 and had the Uline Arena Property added to the National Registry of Historic Places in 2007. The Arena Building consists of 129,815 sq. ft. of office space (52.3% of NRA and 57.6% of U/W Base Rent) and 54,278 sq. ft. of retail space (21.9% of NRA and 14.8% of U/W Base Rent) and the Ice Plant Building consists of 51,614 sq. ft. of office space (20.8% of NRA and 22.6% of U/W Base Rent) and 12,674 sq. ft. of retail space (5.1% of NRA and 5.1% of U/W Base Rent).

From May 2015 to March 2017, the Uline Arena Borrower Sponsor invested approximately $102.6 million ($413 PSF) to perform an extensive redevelopment of the Uline Arena Property, resulting in a total cost basis of approximately $151.1 million. The renovations at the Arena Building consisted of replacing the internal systems, lowering the ground-floor slab five feet by removing the original freezing equipment used for the ice rink and adding three floors of office space above the ground floor retail. At the Ice House Building, the renovation consisted of rebuilding the infrastructure and developing the building into a four-story mixed use office/retail building; only the historic façade was maintained. Additionally, the renovation included the construction of the four-story parking garage that contains 167

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

parking spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 sq. ft. As a result of the redevelopment, the Uline Arena Property was awarded LEED Gold status and was Energy Star certified.

As of July 26, 2019, the Uline Arena Property was 92.1% leased to 17 tenants.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Recreational Equipment, Inc. (“REI”)(2)	NR / NR / NR	51,159	20.6%	$35.00	15.0%	2/29/2032
RGN National Business Center (“Regus”)(3)	NR / NR / NR	43,680	17.6	$60.31	22.1	10/31/2033
Pact Inc. (“Pact”)(4)	NR / NR / NR	39,137	15.8	$58.78	19.3	4/30/2035
Davis Memorial Goodwill(5)	NR / NR / NR	23,968	9.6	$53.04	10.6	7/31/2035
Antunovich Associates(6)(7)	NR / NR / NR	10,353	4.2	$55.35	4.8	9/30/2029
Subtotal/ Wtd. Avg.		168,297	67.8%	$50.92	71.8%
Remaining Leased		60,482	24.4	$55.78	28.2
Total / Wtd. Avg. Leased		228,779	92.1%	$52.20	100.0%
Vacant		19,602	7.9
Total		248,381	100.0%

(1)	Based on the underwritten rent roll dated as of July 26, 2019.
(2)	REI has the right to “go dark” at any time.

(3)	The recently executed Regus lease extension provides for a full rent abatement for five months in year one of the lease, two months in year two of the lease and two months in year three of the lease. At origination, the Uline Arena Borrower escrowed $1,844,607, which represents the total amount of free rent that would otherwise be due under the lease.

(4)	Pact is not yet in occupancy. Pact executed its lease in April 2019 and is currently building out its space. The tenant is currently in a gap rent period and upon expiration of such period, the tenant will be in a partial rent abatement period. See “Major Tenants—Pact, Inc.” below.

(5)	Davis Memorial Goodwill is not yet in occupancy and is in a free rent period until August 2020. The Uline Arena Borrower reserved $1,254,644 in a free rent reserve, which represents the total amount of free rent otherwise due under the terms of its lease.

(6)	Antunovich Associates executed a new lease in September 2018 and has a free rent period in September 2019. The Uline Arena Borrower reserved $46,589 in a free rent reserve, which represents the total amount of free rent otherwise due under the terms of its lease.

(7)	Antunovich Associates has a right of first offer to lease additional space at the Uline Arena Property in the event such space becomes available for rent. In addition, Antunovich Associates has a termination option commencing October 31, 2024 if the tenant has not exercised its right of first offer, provided the tenant provides the Uline Arena Borrower with 12 months’ prior written notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	1	6,734	2.7	6,734	2.7%	$50.00	2.8	2.8%
2023	1	6,805	2.7	13,539	5.5%	$50.00	2.8	5.7%
2024	1	7,021	2.8	20,560	8.3%	$55.35	3.3	8.9%
2025	2	5,873	2.4	26,433	10.6%	$59.44	2.9	11.8%
2026	2	8,844	3.6	35,277	14.2%	$59.31	4.4	16.2%
2027	2	7,387	3.0	42,664	17.2%	$54.51	3.4	19.6%
2028	1	5,551	2.2	48,215	19.4%	$59.79	2.8	22.4%
2029	3	22,620	9.1	70,835	28.5%	$56.28	10.7	33.0%
Thereafter	4	157,944	63.6	228,779	92.1%	$50.63	67.0	100.0%
Vacant	NAP	19,602	7.9	248,381	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	17	248,381	100.0%			$52.20	100.0%
(1)	Based on the underwritten rent roll dated July 26, 2019.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant that are not considered in this lease rollover schedule.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

Recreational Equipment, Inc. (51,159 sq. ft.; 20.6% of NRA; 15.0% of U/W Base Rent) Recreational Equipment, Inc. (“REI”) is an American retail and outdoor recreation services corporation that is currently headquartered in Kent, Washington and sells sporting goods, camping gear, travel equipment, and clothing. REI opened its store at the Uline Arena Property in October 2016, and it is REI’s fifth and largest flagship retail location. REI’s lease expires in February 2032 and includes two five-year renewal options and no termination options. Additionally, REI has subleased 1,052 sq. ft. of its space to La Colombe Holdings, Inc. (“La Colombe”), which uses the space to operate a coffee shop within REI. La Colombe’s sublease expires in January 2027 and includes one five-year extension option. Under the sublease, La Colombe has an option to terminate its sublease if it fails to meet or exceed $600,000 in gross receipts for any calendar year after the fourth sublease year (2020), and REI has a right to terminate the sublease if La Colombe fails to produce its gross receipt report. Notwithstanding the sublease, REI remains liable for its obligations under the primary lease with the Uline Arena Borrower.

RGN National Business Center (43,680 sq. ft.; 17.6% of NRA; 22.1% of U/W Base Rent) RGN National Business Center (“Regus”) is a multinational corporation that provides serviced offices, virtual offices, meeting rooms, and videoconferencing to clients on a contract basis. Regus was founded in Brussels, Belgium in 1989 and its network includes almost 3,000 business centers in approximately 900 cities and 120 countries. Regus operates its “spaces” concept at the Uline Arena Property and has been an office tenant since November 2016. In July 2019, RGN executed a six-year lease extension that expires in October 2033 and includes one five-year renewal option and no termination options. The Regus extension lease provides a rent abatement for five months during year one of the lease, two months in year two of the lease and two months in year three of the lease. At origination, the Uline Arena Borrower escrowed with the lender $1,103,342 related to contractually owed leasing commissions and $1,844,607 for the total amount of abated rent.

Pact Inc. (39,137 sq. ft.; 15.8% of NRA; 19.3% of U/W Base Rent) Pact Inc. (“Pact”) is a nonprofit international development organization founded in 1971, that operates in nearly 40 countries. According to Pact, in 2018, 2.5 million people gained access to improved health and social services and more than 1.1 million enjoyed increased net income and savings because of Pact’s work. Pact executed a lease in April 2019 for 37,144 sq. ft. of traditional office space and 1,993 sq. ft. of mezzanine office space, each of which expire in April 2035 and include one five-year renewal option and no termination options. The Pact space is currently being built out, and Pact is not yet in occupancy or paying rent under the lease. Under the terms of the Pact lease, Pact is required to take occupancy and begin paying rent by May 1, 2020 (absent construction delays caused by the landlord). During the period from the Uline Arena Whole Loan origination date through the date the tenant takes occupancy of its space, the tenant is in a gap rent period. For additional information with respect to the gap period and related reserves, see “Gap Rent Reserve” below. After the tenant takes occupancy, the Pact lease provides a 50% rent abatement and 50% abatement of tenant’s share of increased costs for the first 3.5 years of the lease. At origination, the Uline Arena Borrower escrowed $5,242,165 related to contractually owed TI/LCs and $4,156,468 for the total amount of abated rent. In addition, the use of the mezzanine office space requires government approval. In the event the government does not approve construction of the mezzanine space (or approves construction of only a portion), the Pact tenant square footage will be reduced. The Uline Arena Whole Loan was structured with an earn-out reserve in the amount of $1,000,000 pending such approval. For additional information related to the earnout reserve, see “Pact, Inc. Mezzanine Space Reserve” below.

Davis Memorial Goodwill (23,968 sq. ft.; 9.6% of NRA; 10.6% of U/W Base Rent) Davis Memorial Goodwill (“Goodwill”) is a nonprofit organization that provides job training, employment placement services, and other community-based programs for people who have barriers preventing them from obtaining a job. Goodwill operates as a network of independent, community-based organizations in South Korea, Venezuela, Brazil, Mexico, Panama, Uruguay, the United States, Canada, and six other countries, with 158 local Goodwill branches in the United States and Canada. Goodwill executed its lease in April 2019, which expires in July 2035, and includes one five-year renewal option and no termination options. Goodwill is in the process of building out its space and is not yet in occupancy. Goodwill is anticipated to take occupancy in October 2019. Goodwill is in a free rent period through August 2020. At origination, the Uline Arena Borrower escrowed $1,748,029 related to contractually owed TI/LC’s and $1,254,645 in a free rent reserve.

Antunovich Associates Inc. (10,353 sq. ft.; 4.2% of NRA; 4.8% of U/W Base Rent) Antunovich Associates Inc. (“Antunovich Associates”) is an architectural, planning and interior design firm with offices located in Chicago, Illinois, and Washington, D.C. Antunovich Associates, founded in 1990 by Joseph M. Antunovich, employs over 150 design professionals. Antunovich Associates executed its lease in September 2018. It expires in September 2029 and includes two five-year extension options. The lease provides for a right of first offer (“ROFO”) to lease the space directly contiguous to the leased premises and a termination option commencing October 31, 2024 if the tenant has not exercised its ROFO, provided Antunovich Associates provides the Uline Arena Borrower with 12 months’ prior written notice. The lease also provides for one month of free rent in September 2019. At origination, the Uline Arena Borrower escrowed $46,589 in a free rent reserve.

Environmental Matters. The Phase I environmental report dated July 24, 2019 did not identify any recognized environmental conditions and recommended no further action at the Uline Arena Property.

The Market. The Uline Arena Property is located in the NoMa neighborhood of Washington, D.C. situated just south of Florida Avenue and southeast of New York Avenue. The Uline Arena Property is bordered by M Street, 2nd Street, L Street and 3rd Street and is located approximately one block from the NoMa-Gallaudet metro station, which is Washington D.C.’s busiest metro line and less than a mile from Union Station. Since the NoMa-Gallaudet metro station opened in 2004, NoMa has become one of the fastest-growing neighborhoods in Washington, D.C. The immediate area consists of office and commercial uses located along the major thoroughfares that are interspersed with multi-family complexes.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

According to the appraisal, the estimated 2018 populations within one-, three- and five-mile radii of the Uline Arena Property were 65,692, 388,927, and 803,286, respectively. The 2018 average household incomes within the same radii were $131,243, $119,377, and $112,802, respectively.

The appraisal concluded that the Uline Arena Property is located within the NoMA submarket, which, as of the first quarter of 2019, consisted of approximately 11.0 million sq. ft. with an overall market office vacancy of 8.5% and an overall retail market vacancy of 12.5%. Additionally, the NoMA submarket has average asking rents of $56.00 PSF for office space, $30.00 PSF for anchor retail space and $54.00 PSF for restaurant retail space.

The appraisal identified six comparable office leases that had adjusted rents ranging from $51.70 to $60.38 PSF with an average of $56.00 PSF and concluded a market rent of $56.00 PSF for the office tenants. The average underwritten base rent PSF of office tenants at the Uline Arena Property is $57.53 PSF.

Comparable Office Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Uline Arena Property(2)	Various	Various	167,733	13.0	$57.53
Union Center Plaza	Accenture	Jan-20	14,489	5.5	$51.70
Union Center Plaza	Children’s Defense	Sep-19	22,111	11.0	$53.56
Capitol Plaza I	Vitas Healthcare	Mar-19	9,214	6.6	$58.20
Hancock S-Reit DC 1750	Array Architects	Jan-19	7,891	3.0	$60.38
National Guard Memorial	Amtrak	Aug-18	9,436	10.0	$57.23
1111 19th Street, NW	Mercy Corps	Jan-18	4,381	7.4	$54.92
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019 for the Uline Arena Property.

The appraisal identified three comparable retail anchor leases that had adjusted rents ranging from $27.00 to $31.20 PSF with an average of $29.61 PSF and concluded a market rent of $30.00 PSF for the retail anchor tenants. The average underwritten base rent PSF of retail anchor tenants at the Uline Arena Property is $35.00 PSF.

Comparable Retail Anchor Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Uline Arena Property(2)	REI	Oct-16	51,159	15.4	$35.00
Square 4037-Lot 0804	Target Corporation	Nov-19	67,592	10.0	$30.63
Shops at Georgetown Park	TJ Maxx	Sep-18	47,566	5.0	$27.00
Riverdale Park Station	Whole Foods	Apr-17	35,633	20.0	$31.20
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019 for the Uline Arena Property.

The appraisal identified five comparable retail restaurant leases that had adjusted rents ranging from $46.80 to $62.76 PSF with an average of $54.31 PSF and concluded a market rent of $54.00 PSF for the retail restaurant tenants. The average underwritten base rent PSF of retail restaurant tenants at the Uline Arena Property is $50.79 PSF.

Comparable Retail Restaurant Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Uline Arena Property(2)	Various	Various	9,887	10.5	$50.79
Dupont Circle Retail	The Public Group	Jan-19	4,242	10.0	$60.20
Spring Valley Village	Pizzeria Paradiso	Feb-19	3,630	10.0	$46.80
Dupont Circle Retail	Chick-Fil-A	Jan-19	5,298	15.0	$62.76
Tenley Mall Building	Sribone LLC	Jan-19	3,670	10.5	$55.00
Spring Valley Village	Compass Coffee	Dec-18	2,878	10.0	$46.80
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019 for the Uline Arena Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	TTM 5/31/2019	U/W	U/W PSF
Base Rent(1)(2)(3)	$3,651,472	$5,442,906	$6,624,243	$13,090,985	$52.71
Reimbursements	508,032	776,843	709,762	1,085,354	$4.37
Other Income(4)	113,060	293,447	304,921	294,113	$1.18
Less: Vacancy(5)	0	0	0	(1,147,870)	($4.62)
Effective Gross Income	$4,272,563	$6,513,196	$7,638,927	$13,322,582	$53.64
Total Operating Expenses	2,337,320	3,653,287	4,040,587	4,431,507	$17.84
Net Operating Income	$1,935,243	$2,859,908	$3,598,340	$8,891,075	$35.80
TI/LC	0	0	0	248,381	$1.00
Capital Expenditures	0	0	0	24,838	$0.10
Net Cash Flow	$1,935,243	$2,859,908	$3,598,340	$8,617,856	$34.70
(1)	U/W Base Rent includes contractual first year rent associated with Pact ($2,300,388) and WHYHOTEL, Inc. ($340,250), which tenants have signed leases but are not yet in occupancy or paying rent. At origination of the Uline Arena Loan, the Uline Arena Borrower deposited $1,781,999 into a gap rent reserve, which represents the total gap rent for Pact and WHYHOTEL, Inc. Additionally, the increase in U/W Base Rent from T-12 5/31/2019 includes $2,075,116 of rent attributed to four new leases at the Uline Arena Property since April 2019.

(2)	The increase in U/W Base Rent from T-12 5/31/2019 includes $2,075,116 of rent attributed to four new leases (15.4% of NRA) and one lease extension (17.6% of NRA) at the Uline Arena Property since April 2019. Regus (17.6% of NRA) is in occupancy and has scheduled rent abatement periods until September 2022. Davis Memorial Goodwill (9.6% of NRA) is not yet in occupancy and is in a free rent period until August 2020. WestEd (2.8% of NRA) is in occupancy and paying rent. Brilliant Collaboration’s LLC (1.2% of NRA) is in occupancy and is in a free rent period until January 2020. Ande Corporation (1.7% of NRA) is in occupancy and is in a free rent period until December 2019. At origination, the Uline Arena Borrower reserved $3,228,430 in a free rent reserve in connection with these leases.

(3)	U/W Base Rent is based on the underwritten rent roll dated July 26, 2019 and includes rent steps through July 2020 ($199,935).

(4)	Other Income consists of parking income from the collateral parking garage.

(5)	U/W Vacancy is based on in-place economic vacancy of 8.1%. As of July 26, 2019, the Uline Arena Property was 92.1% occupied.

Property Management. The Uline Arena Property is managed by LPC Commercial Services, Inc. Douglas Development Corporation, which is an affiliate of the Uline Arena Borrower Sponsor, is the asset manager, and One Parking, Inc. is the parking facility manager.

Lockbox / Cash Management. The Uline Arena Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and during the continuance of a Uline Arena Cash Trap Period (as defined below). The Uline Arena Borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. During the continuance of a Uline Arena Cash Trap Period, all funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. If no Uline Arena Cash Trap Period is in effect, all excess cash flow is required to be returned to the Uline Arena Borrower. During a Uline Arena Cash Trap Period, all excess cash is required to be retained by the lender and held as additional security for the Uline Arena Whole Loan (or otherwise applied at the lender’s discretion).

A “Uline Arena Cash Trap Period” will commence upon the occurrence of (i) an event of default, (ii) the failure of the Uline Arena Borrower to maintain a debt service coverage ratio (as calculated pursuant to the loan documents) of 1.15x for two consecutive calendar quarters, or (iii) the commencement of a Major Tenant Cash Trap Period (as defined below).

A Uline Arena Cash Trap Period will terminate upon (i) the payment in full of the Uline Arena Whole Loan and all other obligations under the Uline Arena Whole Loan, provided no other Uline Arena Cash Trap Period is then continuing, or (ii) with respect to clause (i) of the definition of Uline Arena Cash Trap Period above, the event of default giving rise to such Uline Arena Cash Trap Period has been cured, or (iii) with respect to clause (ii) of the definition of Uline Arena Cash Trap Period above, for a period of two consecutive calendar quarters subsequent to the commencement of the Uline Arena Cash Trap Period, the debt service coverage ratio is equal to or greater than 1.15x, or (iv) with respect to clause (iii) of the definition of Uline Arena Cash Trap Period above, such Major Tenant Cash Trap Period has terminated.

A “Major Tenant Cash Trap Period” will commence on the date (i) upon which a Major Tenant (as defined below) discontinues its business at its premises, vacates its premises or gives written notice that it intends to discontinue its business at its premises or to vacate its premises (and will continue with respect to clause (i) until such time that the related Major Tenant resumes operations for three consecutive months), (ii) that is twelve months prior to the expiration of a Major Lease (as defined below), (iii) that any Major Lease is surrendered, cancelled or terminated prior to its expiration date or that the Uline Arena Borrower or property manager receives notice from a Major Tenant of its intent to surrender, cancel, or terminate the applicable Major Lease (and will continue with respect to clauses (ii) and (iii) until such Major Tenant has renewed or extended its Major Lease, pursuant to terms acceptable to the lender for a term of not less than five years), (iv) upon which a Major Tenant is in monetary or material non-monetary default beyond any applicable notice and cure periods under any Major Lease (and will continue with respect to clause (iv) until such time that the default has been cured and no other monetary or material non-monetary default occurs under the Major Lease for a period of three consecutive months following such cure), or (v) upon which a Major Tenant becomes a debtor in any bankruptcy or insolvency proceeding (and will continue with respect to clause (v) until the earlier to occur of the date on which (a) the related Major Tenant Lease is assumed by a third party, (b)

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

such Major Tenant ceases to be a debtor in such proceeding (and the related Major Lease has not been rejected), or (c) such Major Lease is affirmed in the proceeding, provided, however, that if at a later date such Major Lease is rejected in the proceeding, such rejection will trigger a Major Tenant Cash Trap Period. Notwithstanding the foregoing, any Major Tenant Cash Trap Period will terminate at such time that the Uline Arena Borrower has entered into one or more new leases pursuant to terms acceptable to lender (including, among other requirements, that (i) the tenant is reasonably acceptable to lender and (ii) the new lease has a term of not less than five years and (x) in the event the lease demises the entire Major Tenant space, the new lease has an aggregate net effective annual rental acceptable to the lender or (y) in the event the lease demises a portion of Major Tenant space, the new lease has an aggregate net effective annual rental that is equal to or greater than the net effective annual rent under the Major Lease for the applicable Major Tenant).

A “Major Tenant” means any tenant under a Major Lease.

A “Major Lease” means any lease which, either individually or when taken together with any other lease(s) with the same tenant or its affiliates, (i) that contains square footage equal to or exceeding 15% of the Uline Arena Property net rentable area or (ii) that requires base rent in an amount equal to or exceeding 15% of the gross income from operations.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the Uline Arena Borrower deposited $1,215,500 into a real estate tax reserve account. The Uline Arena Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, which is estimated to be $202,500.

Insurance Reserve. The Uline Arena Borrower is required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums; provided that this requirement is waived at any time there is (i) no event of default under the Uline Arena Loan and (ii) an acceptable blanket insurance policy is in place.

Rollover Reserve. The Uline Arena Borrower is required to make monthly deposits in an amount equal to $20,698 into a rollover reserve account, subject to a cap of $496,762. The cap will be suspended if (i) occupancy at the Uline Arena Property falls below 80.0%, (ii) the debt service coverage ratio falls below 1.15x, or (iii) any Cash Trap Period occurs.

Replacement Reserve. The Uline Arena Borrower is required to make monthly deposits in an amount equal to $2,070 into a replacement reserve account, subject to a cap of $124,191.

Gap Rent Reserve. At loan origination, the Uline Arena Borrower deposited $1,781,999 into various upfront gap rent reserves. This upfront reserve amount consists of (a) $1,590,300, which represents the total underwritten rent for Pact ($1,533,592) and WHYHOTEL, Inc. ($56,708) for the period from the Uline Arena Whole Loan origination date to the anticipated rent commencement dates for Pact (May 1, 2020) and WHYHOTEL, Inc. (November 1, 2019) and (b) $191,699, which represents the one month of Pact’s unabated contractual rent. In the event that the landlord fails to complete work as described under Pact’s lease pursuant to the deadlines set forth in the Pact lease, the Uline Arena Borrower is required to make monthly deposits of $191,699 into the additional gap rent reserve account until such a time as the Uline Arena Borrower has provided evidence to the lender that it has completed such work. The monthly escrow payments described above have been guaranteed by the Uline Arena Borrower Sponsor.

Free Rent Reserve. At loan origination, the Uline Arena Borrower deposited $7,543,239 into a free rent reserve ($4,156,468 for Pact, $1,844,607 for Regus, $1,254,645 for Goodwill, $46,589 for Antunovich Associates, $86,497 for WHYHOTEL, Inc. and $154,433 for remaining tenants).

Outstanding TI/LC Reserve. At loan origination, the Uline Arena Borrower deposited $8,229,748 into an outstanding TI/LC reserve account, which represents the contractual tenant improvements and leasing commissions owed in connection with recent leasing at the Uline Arena Property.

Landlord Improvement Reserve. At loan origination, the Uline Arena Borrower deposited $640,183 into a landlord improvement reserve account, which represents the estimated cost of the Uline Arena Borrower’s contractual obligation to complete the post-delivery work on the Pact space and the buildout of the WHYHOTELS, Inc. space. With respect to completion of the Pact space, the Uline Arena Borrower Sponsor has provided a completion guaranty.

Pact Inc. Mezzanine Space Reserve. At loan origination, the Uline Arena Borrower deposited $1,000,000 into a Pact mezzanine space reserve account. The reserve will be released to the Uline Arena Borrower upon Pact obtaining government approval for the use of 100% of the 1,993 sq. ft. mezzanine space or a portion of the space as described below. If Pact obtains approval for use of more than 50% but less than 100% of the space, Pact’s rent related to the mezzanine space will be reduced accordingly, on a prorated basis, and amounts in this reserve account will be released to the Uline Arena Borrower in an amount equal to the percentage of the Pact mezzanine space for which Pact has received government approval and any remaining amounts will remain in this reserve account as additional collateral for the Uline Arena Whole Loan. However, the Uline Arena Borrower may obtain any remaining amounts in the earnout reserve upon the leasing of other currently vacant space at the Uline Arena Property at a contractual rent equal to or greater than the rent attributed to the mezzanine space in the Pact lease, provided the lease is reasonably acceptable to the lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 2 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

Occupancy Reserve. At loan origination, the Uline Arena Borrower deposited $3,800,000 into an occupancy reserve account, which amount will be released to the Uline Arena Borrower upon the debt yield of the Uline Arena Property being equal to or greater than 7.2% (without including the free rent reserve amounts and gap rent reserve amounts attributed to WHYHOTEL, Inc. in the calculation).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Uline Arena Whole Loan documents permit mezzanine debt (the “Mezzanine Financing”) from an acceptable mezzanine lender, secured by a pledge of 100% of the equity interest held by the mezzanine borrower in the borrower, provided the following conditions, among others, are met: (i) the aggregate loan-to-value ratio (based on the Uline Arena Whole Loan and the Mezzanine Financing) does not exceed 57.7%, (ii) the debt service coverage ratio (calculated using debt service payments due under the Uline Arena Whole Loan assuming a 30-year amortization schedule and the Mezzanine Financing) is not less than 1.75x, (iii) the actual combined debt yield (based on the Uline Arena Whole Loan and the Mezzanine Financing) is less than 7.18%, (iv) the Uline Arena Whole Loan and the Mezzanine Financing are co-terminous, (v) the mezzanine lender executes an intercreditor agreement acceptable to the lender, and (vi) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2907 Main Street Brewster, MA 02631	Collateral Asset Summary – Loan No. 3 Ocean Edge Resort & Golf Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 51.7% 2.15x 14.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2907 Main Street Brewster, MA 02631	Collateral Asset Summary – Loan No. 3 Ocean Edge Resort & Golf Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 51.7% 2.15x 14.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2907 Main Street Brewster, MA 02631	Collateral Asset Summary – Loan No. 3 Ocean Edge Resort & Golf Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 51.7% 2.15x 14.0%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Borrower Sponsor:	Corcoran Jennison Company, Inc.
Borrowers:	Ocean Edge Resort LLC; Arbor Village LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	5.0%
Interest Rate:	3.7500%
Payment Date:	1st of each month
First Payment Date:	November 1, 2019
Maturity Date:	October 1, 2029
Amortization:	360 months
Additional Debt(1):	$30,000,000 Pari Passu Debt
Call Protection(2):	LO(24), DEF(93), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$246,722	$41,120
Insurance:	$87,058	$43,529
FF&E:	$1,450,357	5.0% of gross income from prior month
Seasonality:	$2,650,000	Springing

Financial Information(4)
Cut-off Date Balance / Room:	$207,715
Balloon Balance / Room:	$163,513
Cut-off Date LTV:	51.7%
Balloon LTV:	40.7%
Underwritten NOI DSCR:	2.52x
Underwritten NCF DSCR:	2.15x
Underwritten NOI Debt Yield:	14.0%
Underwritten NCF Debt Yield:	11.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Brewster, MA
Year Built / Renovated:	1890, 1912, 1986, 1998, 2009 / 2007-2019
Total Rooms(5):	337
Property Management:	Corcoran Jennison Hospitality LLC
Underwritten NOI:	$9,795,963
Underwritten NCF:	$8,345,606
Appraised Value:	$135,400,000
Appraisal Date:	May 30, 2019

Historical NOI
Most Recent NOI:	$10,047,629 (T-12 June 30, 2019)
2018 NOI(6):	$9,769,847 (December 31, 2018)
2017 NOI(6):	$9,061,409 (December 31, 2017)
2016 NOI:	$8,970,194 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	41.5% (June 30, 2019)
2018 Occupancy:	40.9% (December 31, 2018)
2017 Occupancy:	41.1% (December 31, 2017)
2016 Occupancy:	40.3% (December 31, 2016)

(1)	The Ocean Edge Resort & Golf Club Whole Loan (as defined below) is evidenced by two pari passu notes in the aggregate original principal amount of $70.0 million. The controlling note A-1 with an original principal balance of $40.0 million is being contributed to the CF 2019-CF2 mortgage trust. The remaining non-controlling note A-2 with an original principal balance of $30.0 million is currently held by KeyBank and is expected to be contributed into one or more future securitizations. For additional information on the pari passu notes, see “The Loan” below.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 1, 2019. Defeasance of the Ocean Edge Resort & Golf Club Whole Loan is permitted after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected CF 2019-CF2 securitization closing date in October 2019. The actual lockout period may be longer.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	Financial information is based on the aggregate Ocean Edge Resort & Golf Club Whole Loan.

(5)	Thirteen of the 337 units at the Ocean Edge Resort & Golf Club Property (as defined below) are owned by individual condominium owners and operated as part of the collateral via assigned rental management services agreements.

(6)	The increase in NOI from 2017 to 2018 is primarily due to increases in group/banquet bookings and revenue following the borrower sponsor hiring a new group/banquet manager in late 2016.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2907 Main Street Brewster, MA 02631	Collateral Asset Summary – Loan No. 3 Ocean Edge Resort & Golf Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 51.7% 2.15x 14.0%

The Loan. The Ocean Edge Resort & Golf Club mortgage loan (the “Ocean Edge Resort & Golf Club Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 337-room full service hotel and golf resort located in Brewster, Massachusetts (the “Ocean Edge Resort & Golf Club Property”) with an original and cut-off date principal balance of $40.0 million. The Ocean Edge Resort & Golf Club Loan is part of a whole loan (the “Ocean Edge Resort & Golf Club Whole Loan”) with an original and cut-off date principal balance of $70.0 million that is evidenced by two pari passu notes as follows: (i) the Ocean Edge Resort & Golf Club Loan, which consists of the controlling Note A-1 with an original and cut-off date principal balance of $40.0 million and (ii) a non-controlling Note A-2 with an original and cut-off date principal balance of $30.0 million. The Ocean Edge Resort & Golf Club Loan is structured with a 10-year term and amortizes on a 30-year schedule. The Ocean Edge Resort & Golf Club Loan accrues interest at a fixed rate equal to 3.7500%.

The relationship between the holders of the Ocean Edge Resort & Golf Club Property will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Ocean Edge Resort & Golf Club Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$40,000,000	$40,000,000	CF 2019-CF2	Yes
Note A-2	30,000,000	30,000,000	KeyBank	No
Ocean Edge Resort & Golf Club Whole Loan	$70,000,000	$70,000,000

Loan proceeds were used to refinance previous debt of approximately $58.1 million, fund reserves, pay closing costs, and return approximately $6.6 million to the borrower sponsor. Based on the “as-is” appraised value of $135.4 million as of May 30, 2019, the Cut-off Date LTV is 51.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$70,000,000	100.0%	Loan Payoff	$58,147,190	83.1%
			Return of Equity	6,556,522	9.4
			Reserves	4,434,137	6.3
			Closing Costs	862,150	1.2
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%

The Borrowers / Borrower Sponsor.  The borrowers for the Ocean Edge Resort & Golf Club Loan are Ocean Edge Resort LLC and Arbor Village LLC, each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with two independent directors in their respective organizational structures.

The borrower sponsor and non-recourse carve-out guarantor is Corcoran Jennison Company, Inc. (“Corcoran Jennison”), a Boston-based real estate development and management company. Corcoran Jennison was founded in 1971 by Joseph Corcoran and Gary Jennison and has over $3.5 billion in property development. The Corcoran Jennison portfolio primarily consists of multifamily, hospitality, office and retail assets located in 15 states, including 2,400 multifamily units and four hotels.

The Property. The Ocean Edge Resort & Golf Club Property is a 337-room full service, beach-front hotel and golf resort located on a 429-acre estate in Brewster, Massachusetts. The focal point of the resort is a mansion that was built in 1912 and overlooks Cape Cod Bay, while the majority of the remaining buildings at the Ocean Edge Resort & Golf Club Property were added between 1986 and 2009. The Ocean Edge Resort & Golf Club Property features a full-service day spa, a Jack Nicklaus designed 18-hole golf course with full-service clubhouse, private waterfront beach access, a 5,000 sq. ft. members sports club, five restaurants, six swimming pools, two bike rental facilities with access to the 26-mile Cape Cod Rail Trail, nine tennis courts, a basketball court, three fitness centers, a children’s recreation center, a recreational pond for kayaking, paddle boarding and canoeing, and over 55,000 sq. ft. of meeting space allowing for weddings, corporate events, and large meetings. The Ocean Edge Resort & Golf Club Property is a member of Associated Luxury Hotels International, a global sales organization that connects meeting and event professionals to a collection of more than 250 luxury hotels and resorts.

The guestrooms at the Ocean Edge Resort & Golf Club Property are housed within two separate components: the Mansion and the Villages. The Mansion, a AAA Four Diamond hotel, is the primary resort component located south of the coastline and north of Route 6A. The Mansion contains the main hotel building with two guestroom hotel wings (east and west) that were constructed in 1986 and a central ballroom wing that was added in 2009. The Mansion component is comprised of 121 guestrooms, of which 90 are traditional rooms located in the Mansion wings and 31 are Presidential Bay Collection villas (“Presidential Villas”) located in a cluster of two-story buildings. Six of the Presidential Villas are owned by individual condominium owners, while the remaining 25 are owned by the borrowers. Each of the Mansion wing guestrooms features a private porch or balcony, while the Presidential Villas feature a full kitchen, separate living area with a pull-out couch, washer and dryer, and a location nearest to the ocean and private beach. The Mansion wing guestrooms include a mix of deluxe or premier king rooms, deluxe or premier double-king or double-queen rooms, signature king rooms and grand corner suites. The Presidential Villas are comprised of standard two- and three-bedroom units with select waterfront and townhouse units. Guests on the Mansion side are offered an array of services and amenities including full concierge service, shuttle service, complimentary Wi-Fi,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2907 Main Street Brewster, MA 02631	Collateral Asset Summary – Loan No. 3 Ocean Edge Resort & Golf Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 51.7% 2.15x 14.0%

room service, dry cleaning, flower delivery service, and access to the private beach. Three food and beverage outlets are located on the Mansion side: the indoor/outdoor Ocean Terrace restaurant located on the top of the Mansion ballroom, the English tavern-style Bayzo’s Pub on the lower level of the main Mansion building, and the beach-front Beach Bar. Also included within the Mansion component is the historic Carriage House building, which was constructed in 1890 and is now utilized for meetings and events.

Located south of the Mansion and south of Route 6A, the Villages are centered around the golf club and comprised of 216 units dispersed within several larger residential condominium developments. The Villages offer a more family-oriented accommodation than the Mansion units and feature a full kitchen, separate living area with a pull-out couch, washer and dryer, and private balcony or patio. The Villages are separated into the Britterige Village, Arbor Village, and Endicott/Edinborough Village. Britterige Village was built in 1998 and consists of 116, one-bedroom units located near the golf course, Blueberry Pond, and Cape Cod Rail Trail access. Arbor Village was built in 1998 and consists of 88, one-bedroom units with easy access to the golf course, pool and restaurants. Endicott/Edinborough Village was built in 1998 and consists of 12, two- and three-bedroom units located adjacent to the golf course. Seven of the 12 Endicott/Edinborough Village units are owned by individual condominium owners, while the remaining five units are owned by the borrower. Guests in the Villages are offered full concierge service, shuttle service, complimentary Wi-Fi, room service, dry cleaning, flower delivery service and complimentary transportation to and from numerous nearby public beaches. The Linx Tavern and Bar is located in the clubhouse and offers indoor and outdoor dining. There are two major pool complexes located in the Villages, the largest of which is the Arbor Pool complex, which contains an outdoor pool, toddler pool, hot tub, and the Shark Bah.

The borrower sponsor has owned the Ocean Edge Resort & Golf Club Property since the 1980s when the borrower sponsor opened the resort and has continually made improvements over the years. Since 2014, the borrower sponsor has invested over $10.5 million, including golf course renovations, updates to various restaurants and bars, network system upgrades, room renovations and FF&E upgrades, new siding and decks, and the addition of employee housing, the Beach House Spa, and the Beach Bar. In addition, the borrower sponsor plans to use a portion of loan proceeds to implement further renovations in the winter of 2019 amounting to approximately $6.0 million ($51,724 per room) on room renovations and FF&E upgrades on the 116 rooms at Britterige Village.

Surface parking lots are located throughout the resort at the front, rear and sides of the buildings, with a combined total of 748 spaces. There are three entry drives that provide access to the northern and southern portions of the Ocean Edge Resort & Golf Club Property.

The Ocean Edge Resort & Golf Club Property currently offers three memberships tiers to local residents. The golf membership grants access to all of the resort’s amenities and facilities, the sport beach membership provides access to the beach and the tennis and fitness clubs, and the beach membership provides access to the beach and related facilities.

The Jack Nicklaus 18-hole golf course opened in May 2008, after an $8.5 million redesign of the former golf course to improve playability and customize the greens to United States Golf Association specifications. All golf facilities at the Ocean Edge Resort & Golf Club Property are managed by a national third party golf and club management company, Troon Golf, L.L.C., via an agreement extending through December 2022. In general, the golf members account for approximately 70% of the golf course usage, while the resort guests account for the rest.

Environmental Matters. The Phase I environmental report, dated July 22, 2019, recommended additional testing be completed at the Ocean Edge Resort & Golf Club Property resulting from three former underground storage tanks that were removed from the Ocean Edge Resort & Golf Club Property in 2013. The underground storage tanks were reported to be in good condition; however, soil and groundwater testing were recommended in order to determine the subsurface impact. In lieu of Phase II testing, the environmental engineer provided an opinion that the probable cost estimated for any potential remediation that would result from a Phase II investigation would be $190,000. Thus, it was determined that the borrower sponsor has sufficient financial resources and the Ocean Edge Resort & Golf Club Property has sufficient excess cash flow to complete any potential remediation that could be required as a result of such investigation. In addition, the implementation of an asbestos-containing material operations and maintenance plan was recommended and obtained.

The Market. The Ocean Edge Resort & Golf Club Property is located in Brewster, Massachusetts, within Barnstable County, which had a 2018 year-round population of approximately 214,200. Boston, Massachusetts and Providence, Rhode Island are approximately 90 miles to the northwest and west, respectively. The Ocean Edge Resort & Golf Club Property is approximately 17 miles northeast of the Barnstable Municipal Airport and approximately 50 miles north of the Nantucket Memorial Airport. The Ocean Edge Resort & Golf Club Property is situated on both sides of Route 6A, the scenic route that traverses Brewster. Given the location along the coastline of Cape Cod Bay, Brewster is known for its beaches, such as Breakwater Beach and Bay Pines Beach. The Cape Cod Bay region consists of multiple cities, towns and islands, all of which have economies that are largely supported by tourism, recreation, shellfishing and fishing. The tourism industry brought approximately 4.0 million visitors to the Cape Cod National Seashore in 2018, according to a third-party market research report, with much of the tourism concentrated during the summer months of June through September.

Additional leisure demand generators within the town of Brewster include the Cape Cod Rail Trail, the Cape Cod Museum of Natural History, and Nickerson State Park, a 1,900-acre park that offers more than 400 campsites, an amphitheater, bike paths, playgrounds, and other recreational sports and activities.

The appraiser determined 2018 market demand segmentation of 27% commercial, 38% meeting and group, 31% leisure, and 4% extended stay. The Ocean Edge Resort & Golf Club Property had 2018 demand segmentation of 25% commercial, 40% meeting and group, 30% leisure, and 5% extended stay.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2907 Main Street Brewster, MA 02631	Collateral Asset Summary – Loan No. 3 Ocean Edge Resort & Golf Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 51.7% 2.15x 14.0%

The primary competitive set for the Mansion consists of six hotels and resorts, which range in size from 67 to 263 rooms and collectively contain an aggregate of 891 rooms.

The Mansion – Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Ocean Edge Resort & Golf Club			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2016	52.6%	$418.71	$220.23	53.6%	$410.48	$220.07	98.1%	102.0%	100.1%
December 31, 2017	53.5%	$424.41	$226.99	53.2%	$409.49	$217.90	100.5%	103.6%	104.2%
December 31, 2018	52.6%	$422.03	$221.91	53.8%	$424.41	$228.51	97.7%	99.4%	97.1%
TTM June 2019	55.3%	$414.20	$228.87	52.4%	$440.08	$230.58	105.5%	94.1%	99.3%
(1)	Source: Hospitality research report.

(2)	Includes White Elephant Hotel, Chatham Bars Inn, Wequassett Resort & Golf Club, Sea Crest Beach Hotel, Harbor View Hotel & Resort (excluding 2018), and Nantucket Inn.

The primary competitive set for the Villages consists of four hotels and resorts, which range in size from 105 to 244 rooms and collectively contain an aggregate of 645 rooms.

The Villages – Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Ocean Edge Resort & Golf Club			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2016	43.3%	$242.69	$105.14	53.8%	$163.11	$87.83	80.5%	148.8%	119.7%
December 31, 2017	43.5%	$240.99	$104.79	52.0%	$171.85	$89.34	83.6%	140.2%	117.3%
December 31, 2018	42.3%	$239.70	$101.37	53.7%	$171.21	$91.87	78.8%	140.0%	110.3%
TTM June 2019	40.6%	$249.48	$101.22	50.8%	$177.99	$90.40	79.9%	140.2%	112.0%
(1)	Source: Hospitality research report.

(2)	Includes Four Points by Sheraton Eastham Cape Cod, The Cape Codder Resort & Spa, DoubleTree by Hilton Hotel Cape Cod Hyannis, and Hampton Inn Suites Cape Cod West Yarmouth.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2907 Main Street Brewster, MA 02631	Collateral Asset Summary – Loan No. 3 Ocean Edge Resort & Golf Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 51.7% 2.15x 14.0%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	2018	T-12 6/30/2019	U/W	U/W Per Room
Occupancy	43.5%	40.3%	41.1%	40.9%	41.5%	41.5%
ADR	$300.14	$319.48	$318.93	$325.04	$326.45	$326.45
RevPAR	$130.50	$128.72	$130.99	$132.78	$135.35	$135.35

Room Revenue	$16,095,562	$15,832,756	$16,111,931	$16,332,539	$16,648,190	$16,648,190	$49,401
Food and Beverage	9,646,109	9,510,387	9,384,996	10,057,639	10,361,937	10,361,937	$30,748
Other Departmental Revenue(2)	5,475,200	5,369,457	6,067,404	6,223,995	6,515,017	6,515,017	$19,332
Other Income(3)	1,324,808	1,274,732	1,276,385	1,462,326	1,394,154	1,191,073	$3,534
Total Revenue	$32,541,679	$31,987,332	$32,840,716	$34,076,499	$34,919,298	$34,716,217	$103,015
Operating Expenses	13,258,414	13,301,967	14,088,437	14,179,242	14,672,608	14,809,821	$43,946
Undistributed Expenses	8,179,381	8,106,816	8,021,603	8,370,372	8,385,902	8,207,382	$24,354
Gross Operating Profit	$11,103,884	$10,578,549	$10,730,676	$11,526,885	$11,860,788	$11,699,014	$34,715

Total Fixed Charges	1,674,375	1,608,355	1,669,267	1,757,038	1,813,159	1,903,051	$5,647
Net Operating Income	$9,429,509	$8,970,194	$9,061,409	$9,769,847	$10,047,629	$9,795,963	$29,068

FF&E	1,301,667	1,279,493	1,313,629	1,363,060	1,396,772	1,450,357	$4,304
Net Cash Flow	$8,127,842	$7,690,701	$7,747,780	$8,406,787	$8,650,857	$8,345,606	$24,764
(1)	Thirteen of the 337 units at the Ocean Edge Resort & Golf Club Property are owned by individual condominium owners and operated as part of the collateral via assigned rental management services agreements. The table includes cash flows from the 13 units under the rental management services agreements. The U/W Per Room column is calculated based on 337 guest rooms.

(2)	Other Departmental Revenue consists of membership dues income, golf revenue, and spa revenue.

(3)	Other Income primarily consists of resort and guest fees, employee housing revenue, and in the case of historical periods only, revenue from non-collateral rental units that is excluded from U/W Other Income.

Property Management.  The Ocean Edge Resort & Golf Club Property is managed by Corcoran Jennison Hospitality LLC, a borrower sponsor affiliate.

Lockbox / Cash Management.  The Ocean Edge Resort & Golf Club Property is structured with a soft lockbox and springing cash management. The borrowers are required to cause all revenues to be deposited within three business days of receipt by the borrowers or property manager into a lockbox account controlled by the lender. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox account will be swept on each business day into an account controlled by the borrower. Upon the occurrence of a Cash Sweep Period, all funds on deposit in the lockbox account will be swept on each business day into a cash management account controlled by the lender and applied on each payment date in accordance with the Ocean Edge Resort & Golf Club Whole Loan documents.

A “Cash Sweep Period” will be in effect upon:

(i)	an event of default until cured;

(ii)	any bankruptcy action of the borrowers or property manager until, solely as to the bankruptcy action of a property manager, the property manager is replaced with a qualified manager (in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured); or

(iii)	any period that the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.25x until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At origination, the borrowers deposited (i) $246,722 into a real estate tax reserve account, (ii) $87,058 into an insurance reserve account, (iii) $1,450,357 into an FF&E reserve account, and (iv) $2,650,000 into a seasonality reserve account.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to $41,120.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, which currently equates to $43,529.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2907 Main Street Brewster, MA 02631	Collateral Asset Summary – Loan No. 3 Ocean Edge Resort & Golf Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 51.7% 2.15x 14.0%

FF&E Reserve. The borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the total gross income from operations for the immediately preceding calendar month less the aggregate amount of golf revenue, membership revenue, and audio/visual revenue for such month, multiplied by 5.0%.

Seasonality Reserve. The borrowers are required to deposit into a seasonality reserve, on a monthly basis from and including June through and including September, the Seasonality Reserve Monthly Deposit (as defined below), up to a cap equal to the applicable Seasonality Reserve Fully Funded Amount (as defined below). If the amount on deposit in the seasonality reserve on September 30 of any calendar year is less than the applicable Seasonality Reserve Fully Funded Amount for such year, then on or before October 30 of such calendar year, the borrowers are required to deposit sufficient additional funds (the “Seasonality Reserve Catch-up Deposit”) to cause the seasonality reserve to be equal to the then applicable Seasonality Reserve Fully Funded Amount.

The “Seasonality Reserve Monthly Deposit” means (i) for the month of June, $500,000, (ii) for the month of July, $2,000,000, (iii) for the month of August, $2,000,000, or such lesser amount as is required to reach the applicable Seasonality Reserve Fully Funded Amount, and (iv) for the month of September, the amount, if any, required to reach the applicable Seasonality Reserve Fully Funded Amount.

The “Seasonality Reserve Fully Funded Amount” means, for any calendar year, (i) $4,084,680 or (ii) in the event the borrowers fail to make any Seasonality Reserve Catch-up Deposit, the Seasonality Reserve Fully Funded Amount for the immediately following calendar year means $4,493,148.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release. The borrower may obtain the release of a vacant portion of land as described in the loan documents (the “Released Property”), provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Released Property and the portion of the Ocean Edge Resort & Golf Club Property that remains (the “Remaining Property”) are lawfully split into separate tax parcels, (iii) upon the lender’s request and as required for the Remaining Property to be managed and operated in the same manner as prior to the release of the Released Property, (a) any improvements on the Released Property are relocated to the Remaining Property and (b) the borrowers have caused to be recorded any necessary reciprocal easement agreements providing reciprocal rights between and across the Released Property and the Remaining Property, and (iv) if the debt yield after giving effect to the release based on the trailing 12 month period is less than 12.25%, the borrowers partially prepay the Ocean Edge Resort & Golf Club Whole Loan in an amount equal to the amount required to result in a debt yield after giving effect to the release based on the trailing 12 month period equal to 12.25% (no partial prepayment is required if the debt yield is equal to or greater than 12.25%).

Condominium Associations. The Ocean Edge Resort & Golf Club Property is subject to five separate condominium association agreements (as described below). Of the 337 rooms, 43 are subject to condominium agreements, including the 13 units owned by individual condominium owners that are operated by the borrowers as part of the collateral via assigned rental management services agreements.

Bay Pines Condominium Association. The borrowers own 25 units in this 36-unit residential condominium development. The borrowers have a 68.936% voting interest and have the ability to control material operational decisions of the condominium association.

Billington-Endicott I Condominium Association. The borrowers own five units in this 59-unit residential condominium development. The borrowers have a 9.341% voting interest and do not have the ability to control decisions made by the condominium association.

Billington-Endicott II Condominium Association. This condominium development includes 25 residential condominium units and one commercial condominium unit. The borrowers own the commercial unit and have a 43.85% voting interest. The borrowers do not have the ability to affirmatively control but can negatively control (block) material decisions of the condominium association.

Howland Village I Condominium Association. This condominium development includes 49 residential condominium units and one commercial condominium unit. The borrowers own the commercial unit and have a 2.048% voting interest. The borrowers do not have the ability to control decisions made by the condominium association.

Middlecott Village I Condominium Association. This condominium development includes 37 residential condominium units and one commercial condominium unit. The borrowers own the commercial unit and have a 6.07% voting interest. The borrowers do not have the ability to control decisions made by the condominium association.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MS, TX, LA, SC and NC	Collateral Asset Summary – Loan No. 4 Inland Life Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,505,000 61.8% 1.68x 9.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MS, TX, LA, SC and NC	Collateral Asset Summary – Loan No. 4 Inland Life Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,505,000 61.8% 1.68x 9.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MS, TX, LA, SC and NC	Collateral Asset Summary – Loan No. 4 Inland Life Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,505,000 61.8% 1.68x 9.5%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Borrower Sponsor:	Inland Private Capital Corporation
Borrowers:	Self-Storage Portfolio VIII DST
Original Balance(1):	$39,505,000
Cut-off Date Balance(1):	$39,505,000
% by Initial UPB:	4.9%
Interest Rate:	3.8090%
Payment Date:	1st of each month
First Payment Date:	September 1, 2019
Maturity Date:	August 1, 2029
Amortization:	Interest only for the first 36 months; 360 months thereafter
Additional Debt(1):	$99,595,000 Pari Passu Debt; Future Unsecured Debt
Call Protection(2):	LO(25), YM1(92), O(3)
Cash Management:	Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$424,056	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$66
Balloon Balance / Sq. Ft.:	$57
Cut-off Date LTV(5):	61.8%
Balloon LTV(5):	53.2%
Underwritten NOI DSCR:	1.70x
Underwritten NCF DSCR:	1.68x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.4%

Property Information
Single Asset / Portfolio:	Portfolio of 32 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	MS, TX, LA, SC and NC
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	2,108,526
Property Management:	Life Storage Solutions, LLC
Underwritten NOI:	$13,255,794
Underwritten NCF:	$13,044,942
Appraised Value(5):	$225,000,000
Appraisal Date(5):	June 28, 2019

Historical NOI
Most Recent NOI:	$14,852,222 (T-12 May 31, 2019)
2018 NOI:	$14,694,430 (December 31, 2018)
2017 NOI:	$14,628,073 (December 31, 2017)
2016 NOI:	$14,704,582 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	91.2% (June 5, 2019)
2018 Occupancy:	90.5% (December 31, 2018)
2017 Occupancy:	90.1% (December 31, 2017)
2016 Occupancy:	90.3% (December 31, 2016)
(1)

The Inland Life Storage Portfolio Whole Loan (as defined below) is evidenced by five pari passu notes in the aggregate original principal amount of $139.1 million. The controlling Note A-1-A with an aggregate original principal balance of $39.505 million will be included in the CF 2019-CF2 mortgage trust. For additional information on the pari passu companion loans and future unsecured debt, see “The Loan” and “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(2)	Partial release is permitted. See “Partial Release” below.
(3)

See “Initial Reserves and Ongoing Reserves” below. Additionally, according to the master lease, the borrower funded $6,154,728 into a trust reserve account separate from the Initial Reserves and Ongoing Reserves which is not collateral for the Inland Life Storage Portfolio Whole Loan. Collectively, the Initial Reserves and Ongoing Reserves and trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Life Storage Portfolio Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(4)

Financial information is based on the aggregate Inland Life Storage Portfolio Whole Loan.  DSCR calculations are based on the amortizing debt service payments.  Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.47x and 2.43x, respectively.

(5)

The Appraised Value is based on a portfolio appraised value. The difference in the Inland Life Storage Portfolio “as-is” appraised value from the purchase price was partially driven by Life Storage (as defined below) retaining management rights, thus excluding potential buyers with their own management platform. The appraisal’s concluded portfolio value of $225,000,000 does not consider the management restrictions. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV and Balloon LTV of 65.6% and 56.5%, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MS, TX, LA, SC and NC	Collateral Asset Summary – Loan No. 4 Inland Life Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,505,000 61.8% 1.68x 9.5%

The Loan.    The Inland Life Storage Portfolio mortgage loan (the “Inland Life Storage Portfolio Loan”) is part of a fixed-rate loan secured by the borrower’s fee simple interest in a portfolio of 32 self storage properties totaling 2,108,526 sq. ft. and located in Mississippi, Texas, Louisiana, South Carolina, and North Carolina (the “Inland Life Storage Portfolio Properties”). The Inland Life Storage Portfolio Loan is part of a whole loan (the “Inland Life Storage Portfolio Whole Loan”) co-originated by KeyBank and Barclays Capital Real Estate Inc. (“Barclays”) with an original and cut-off date principal balance of $139.1 million which is evidenced by five pari passu notes as follows: (i) the Inland Life Storage Portfolio Loan comprised of the controlling Note A-1-A with an original and cut-off date principal balance of $39.505 million which will be included in the CF 2019-CF2 mortgage trust and (ii) the non-controlling Note A-1-B, Note A-1-C, Note A-2-A and Note A-2-B with an aggregate original and cut-off balance of $99.595 million (the “Inland Life Storage Portfolio Companion Loans”), each as described in the table below.  The non-controlling Note A-2-A and Note A-2-B were contributed to the BBCMS 2019-C4 and WFCM 2019-C52 securitization transactions, respectively.  The remaining Note A-1-B and Note A-1-C are currently held by KeyBank and are expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the Inland Life Storage Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1-A	$39,505,000	$39,505,000	CF 2019-CF2	Yes
Note A-1-B	27,000,000	27,000,000	KeyBank	No
Note A-1-C	10,000,000	10,000,000	KeyBank	No
Note A-2-A	31,297,500	31,297,500	BBCMS 2019-C4	No
Note A-2-B	31,297,500	31,297,500	WFCM 2019-C52	No
Total	$139,100,000	$139,100,000

The Inland Life Storage Portfolio Whole Loan proceeds along with approximately $76.4 million of borrower equity were used to acquire the Inland Life Storage Portfolio Properties for $212.0 million, pay closing costs of approximately $3.0 million, and fund reserves of approximately $0.4 million. Based on the portfolio appraised value of $225.0 million as of June 28, 2019, the Cut-off Date LTV is 61.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$139,100,000	64.6%	Purchase Price	$212,000,000	98.4%
Borrower Equity(1)	76,355,341	35.4	Closing Costs	3,031,285	1.4
			Reserves	424,056	0.2
Total Sources	$215,455,341	100.0%	Total Uses	$215,455,341	100.0%

(1)

Borrower Equity was funded in part by a $40,000,000 unsecured corporate loan made by Barclays Bank PLC to Inland Private Capital Corporation, which is guaranteed by its parent company, Inland Real Estate Investment Corporation and matures on January 6, 2020. The corporate unsecured loan was not made to the borrower and is neither secured by nor dependent upon income from the Inland Life Storage Portfolio Properties.

The Borrower / Borrower Sponsor.  The borrower is Self-Storage Portfolio VIII DST (the “Inland Life Storage Portfolio Borrower”), a Delaware statutory trust (“DST”) that is a single purpose, bankruptcy-remote entity. Upon the occurrence of a Conversion Event (as defined below), the Inland Life Storage Portfolio Borrower must convert from a Delaware statutory trust to a Delaware limited liability company. The Inland Life Storage Portfolio Borrower has master leased the Inland Life Storage Portfolio Properties to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Inland Life Storage Portfolio Whole Loan. There is no income underwritten from the master lease as the Inland Life Storage Portfolio was underwritten to the underlying property income. There is an independent director for the signatory trustee. Legal counsel to the Inland Life Storage Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Inland Life Storage Portfolio Whole Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

A “Conversion Event” will commence upon written notice from the lender that the lender has determined that the Inland Life Storage Portfolio is in jeopardy of being foreclosed upon due to a default under the loan documents unless the Inland Life Storage Portfolio Borrower, within 10 business days of such notice provides a reasoned opinion of tax counsel that either (a) the Inland Life Storage Portfolio Borrower is able to remedy the default situation without effectuating a conversion or (b) that effectuating a conversion would not reasonably be expected to improve the ability of the Inland Life Storage Portfolio Borrower to remedy the default; provided, further, that if the Inland Life Storage Portfolio Borrower has failed to remedy such default to the lender’s satisfaction within 30 days of receipt of tax counsel opinion, the Inland Life Storage Portfolio Borrower will effect a Conversion Event.

The borrower sponsor and carve-out guarantor of the Inland Life Storage Portfolio Whole Loan is Inland Private Capital Corporation (“IPCC”). IPCC is an industry leader in securitized 1031 exchange transactions, sponsoring over 231 private placement programs since its inception which have provided more than $4.5 billion in equity and have served over 12,500 investors. According to the borrower sponsor, through December 31, 2018, IPCC-sponsored private placements have included 621 properties comprised of more than 44

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MS, TX, LA, SC and NC	Collateral Asset Summary – Loan No. 4 Inland Life Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,505,000 61.8% 1.68x 9.5%

million sq. ft. of gross leasable area, including more than 16,500 residential units. According to the borrower sponsor, as of December 31, 2018, IPCC has $7.3 billion assets under management. IPCC has had previous foreclosures and is involved in ongoing foreclosures unrelated to the Inland Life Storage Portfolio Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties.  The Inland Life Storage Portfolio Properties consist of a 32-property, 2,108,526 sq. ft. and 17,278 unit self-storage portfolio located in Mississippi (eight properties, 28.0% of the square footage, 25.7% of units), Texas (six properties, 23.6% of the square footage, 21.5% of units), Louisiana (nine properties, 25.1% of the square footage, 27.8% of units), South Carolina (five properties, 14.6% of the square footage, 16.0% of units) and North Carolina (four properties, 8.6% of the square footage, 9.1% of units). The Inland Life Storage Portfolio Properties were constructed from 1977 to 2004 and range in size from 31,600 sq. ft. to 145,080 sq. ft. and 285 units to 1,006 units, with no Inland Life Storage Portfolio Property comprising more than 6.9% of the total net rentable area based on square footage and no Inland Life Storage Portfolio Property comprising more than 5.8% of the total storage units. The Inland Life Storage Portfolio Properties have a total of 17,278 units, 8,147 of which are climate controlled and 263 are humidity-controlled. The Inland Life Storage Portfolio Properties also include 385 RV/parking spaces, and approximately 15,901 sq. ft. of commercial units. The Life Storage – 021 and Life Storage – 033 properties have billboard leases with The Lamar Companies, and Life Storage – 033 and Life Storage – 206 have cell tower land leases. The Inland Life Storage Portfolio Properties were 91.2% occupied as of June 5, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MS, TX, LA, SC and NC	Collateral Asset Summary – Loan No. 4 Inland Life Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,505,000 61.8% 1.68x 9.5%

The following table presents certain information regarding the Inland Life Storage Portfolio Properties:

Property Name	Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occ. %	Year Built/ Renovated	Net Rentable Area (SF)	Storage Units	Appraised Value	UW NOI	% of UW NOI
Life Storage - 586	Flowood, MS	$10,090,160	7.3%	93.2%	2000/2016	145,080	1,006	$15,400,000	$1,019,467	7.7%
Life Storage - 145	Richardson, TX	8,190,060	5.9	91.9	1985/NAP	101,328	929	12,400,000	731,194	5.5
Life Storage - 364	Ridgeland, MS	8,126,940	5.8	91.7	1997/NAP	104,724	698	12,400,000	824,866	6.2
Life Storage - 365	Jackson, MS	7,862,460	5.7	95.7	2003/NAP	75,775	676	12,000,000	787,232	5.9
Life Storage - 212	Lafayette, LA	6,814,130	4.9	90.6	1994/2005	73,275	655	10,400,000	674,559	5.1
Life Storage - 386	Pasadena, TX	6,421,010	4.6	90.5	2000/NAP	99,970	613	9,700,000	598,388	4.5
Life Storage - 256	League City, TX	6,158,930	4.4	94.3	1992/2003	71,670	553	9,400,000	552,896	4.2
Life Storage - 206	Katy, TX	5,831,320	4.2	92.7	1994/NAP	87,252	626	8,900,000	522,385	3.9
Life Storage - 324	Lafayette, LA	5,750,000	4.1	93.8	1995/2016	110,325	819	8,400,000	584,634	4.4
Life Storage - 236	Columbia, SC	5,500,000	4.0	86.3	1981/2007	89,306	887	9,200,000	536,313	4.0
Life Storage - 184	Jackson, MS	5,045,080	3.6	91.0	1995/NAP	60,373	416	7,700,000	497,340	3.8
Life Storage - 500	Columbia, SC	4,684,720	3.4	93.5	1977, 2004/NAP	48,578	463	7,150,000	417,705	3.2
Life Storage - 288	Pinehurst, TX	4,651,950	3.3	89.9	2003/NAP	75,950	493	7,100,000	436,924	3.3
Life Storage - 299	Broussard, LA	4,650,000	3.3	91.2	2002/2007	67,575	662	6,500,000	401,338	3.0
Life Storage - 209	Lafayette, LA	4,586,430	3.3	92.3	1992/2014	53,475	503	7,000,000	442,461	3.3
Life Storage - 035	Columbia, SC	4,000,000	2.9	90.8	1989/2013	67,200	595	6,400,000	386,177	2.9
Life Storage - 074	Jackson, MS	3,940,000	2.8	88.9	1990/NAP	65,225	491	6,000,000	399,649	3.0
Life Storage - 252	Dallas, TX	3,800,190	2.7	90.8	1985/NAP	61,472	504	5,800,000	349,393	2.6
Life Storage - 033	Columbia, SC	3,505,350	2.5	92.4	1987/NAP	56,750	423	5,350,000	329,332	2.5
Life Storage - 205	Jackson, MS	3,500,000	2.5	85.0	1984/NAP	57,497	477	4,300,000	318,640	2.4
Life Storage - 300	Lafayette, LA	3,472,590	2.5	90.1	1997/2007	54,292	557	5,300,000	305,105	2.3
Life Storage - 026	Greensboro, NC	3,079,460	2.2	92.5	1985/2008	60,795	535	4,700,000	280,965	2.1
Life Storage - 361	Hattiesburg, MS	2,880,000	2.1	92.5	1998/NAP	44,154	364	4,100,000	285,607	2.2
Life Storage - 165	Greensboro, NC	2,522,540	1.8	94.7	1993/2000	56,388	461	3,850,000	249,523	1.9
Life Storage - 208	Lafayette, LA	2,424,260	1.7	90.3	1980/NAP	56,620	483	3,700,000	229,563	1.7
Life Storage - 211	Lafayette, LA	2,358,740	1.7	91.6	1977/2005	45,200	392	3,600,000	182,795	1.4
Life Storage - 021	Columbia, SC	2,200,000	1.6	85.2	1988/NAP	46,668	391	4,200,000	224,276	1.7
Life Storage - 298	Lafayette, LA	2,096,660	1.5	92.7	2001/2004	37,025	397	3,200,000	194,575	1.5
Life Storage - 297	Scott, LA	1,500,000	1.1	93.0	1997/NAP	31,600	329	2,500,000	145,401	1.1
Life Storage - 153	Greensboro, NC	1,277,650	0.9	85.7	1996/2001	32,875	291	1,950,000	121,998	0.9
Life Storage - 075	Jackson, MS	1,179,370	0.8	83.1	1988/NAP	38,361	304	1,800,000	122,592	0.9
Life Storage - 152	Greensboro, NC	1,000,000	0.7	89.4	1995/2000	31,748	285	1,700,000	102,502	0.8
Total/Weighted Average		$139,100,000	100.0%	91.2%		2,108,526	17,278	$225,000,000(1)	$13,255,794	100.0%

(1)

The total Appraised Value is based on a portfolio appraised value. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV and Balloon LTV of 65.6% and 56.5%, respectively.

Environmental Matters.  According to Phase I environmental site assessments dated from March 22, 2019 to March 28, 2019, there was no evidence of any recognized environmental conditions at the Inland Life Storage Portfolio Properties.

The Market.  According to third party market reports, the Mississippi properties are located in the Jackson metro area with average monthly asking rents of $76 and $118 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Jackson metro area had a 14.8% vacancy rate for self storage properties. According to third party market reports, the Texas properties are located in the Houston and Dallas metro areas. Houston has average monthly asking rents of $89 and $119 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively, while Dallas has average monthly asking rents of $102 and $130 per unit, respectively. As of the end of the first quarter of 2019, the Houston metro area had a 14.9% vacancy rate for self storage properties and the Dallas metro area had a vacancy rate of 15.6% for self-storage properties. According to a third party market report, the South Carolina properties are located in the Columbia metro area with average monthly asking rents of $86 and $116 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Columbia metro area had a 13.8% vacancy rate for self-storage properties. According to a third party market report, the North Carolina properties are located in the Greensboro/Winston-Salem metro area with average monthly asking rents of $77 and $104 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MS, TX, LA, SC and NC	Collateral Asset Summary – Loan No. 4 Inland Life Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,505,000 61.8% 1.68x 9.5%

Greensboro/Winston-Salem metro area had a 16.9% vacancy rate for self storage properties. The Louisiana properties are located within the Lafayette metro area. The average monthly rents and vacancy rate were unavailable for this metro area.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 5/31/2019	U/W	U/W per SF
Base Rent(1)	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$19,461,586	$9.23
Commercial Income(1)	0	0	0	0	115,692	$0.05
Parking Income(1)	0	0	0	0	275,172	$0.13
Value of Vacant Space(2)	0	0	0	0	3,742,236	$1.77
Gross Potential Rent	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$23,594,686	$11.19
Other Income(3)	1,992,781	1,972,735	1,911,650	2,008,001	2,008,001	$0.95
Less: Vacancy	(2,463,804)	(1,063,695)	(1,529,407)	(1,516,882)	(3,742,236)(4)	($1.77)
Effective Gross Income	$21,420,806	$21,626,532	$21,574,377	$21,860,443	$21,860,451	$10.37
Total Operating Expenses(5)	6,716,224	6,998,459	6,879,947	7,008,221	8,604,656	$4.08
Net Operating Income	$14,704,582	$14,628,073	$14,694,430	$14,852,222	$13,255,794	$6.29
Capital Expenditures	9,342	79,193	72,587	151,008	210,853	$0.10
Net Cash Flow	$14,695,240	$14,548,880	$14,621,843	$14,701,214	$13,044,942	$6.19
(1)	Commercial Income and Parking Income for historical periods are included in Base Rent.
(2)	U/W Value of Vacant Space includes commercial grossed up vacant space totaling $28,596.
(3)	Other Income includes parking income, late fees, administration fees, merchandise sales, truck rental, insurance income, and other miscellaneous income.
(4)	The underwritten economic vacancy is 15.9%. The Inland Life Storage Portfolio Properties were 91.2% occupied as of June 5, 2019.
(5)

The increase in U/W Total Operating Expenses over the prior historical periods is primarily driven by the underwritten management fee.  Prior to their acquisition, the Inland Life Storage Portfolio Properties were owned and managed by Life Storage and a management fee was not reported.

Property Management.  The Inland Life Storage Portfolio Properties are managed by Life Storage Solutions, LLC (“Life Storage”). Life Storage is the prior owner of the Inland Life Storage Portfolio Properties and will remain the property manager. Founded in 1985, Life Storage is a national owner and operator of self storage properties, with over 775 locations in 28 states serving more than 400,000 customers. In addition to the Inland Life Storage Properties, Life Storage manages 217 additional properties for third party entities.

Lockbox / Cash Management.  The Inland Life Storage Portfolio Whole Loan is structured with springing cash management. The cash management account will be established within five business days of the first occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, the Inland Life Storage Portfolio Borrower is required to deposit, or cause to be deposited, all rents into the cash management account within two business days of receipt. During a Cash Sweep Event, the Inland Life Storage Portfolio Borrower will deliver tenant direction letters to the commercial tenants at the Inland Life Storage Portfolio Properties directing such tenants to deliver rents payable directly into the cash management account. Additionally, all funds deposited in the cash management account will be disbursed in accordance with the Inland Life Storage Portfolio Whole Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow will be deposited into an excess cash flow reserve to be held as additional security for the Inland Self Storage Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.20x based on the trailing three-month period. A Cash Sweep Event will expire with regard to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination.

Initial Reserves and Ongoing Reserves.  At origination, the Inland Life Storage Portfolio Borrower deposited $424,056 into a replacement reserve account.

Tax Reserve:  The Inland Life Storage Portfolio Borrower is required to make monthly payments of one-twelfth of the taxes payable during the next 12 months upon (i) the occurrence and continuance of an event of default,  (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide the lender with satisfactory evidence that taxes have been paid 10 days prior to when such taxes are due.

Insurance Reserve: The Inland Life Storage Portfolio Borrower is required to make monthly payments of one-twelfth of the insurance premiums payable during the next 12 months upon (i) the occurrence and continuance of an event of default,  (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide evidence to the lender that the Inland Life Storage Portfolio Properties are insured under a blanket policy.

Replacement Reserve: The Inland Life Storage Portfolio Borrower is only required to make monthly payments of $35,338 for replacement reserves (which may be re-assessed as necessary on an annual basis) to the extent that the replacement reserve account does not equal or exceed the replacement reserve cap of $424,056.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MS, TX, LA, SC and NC	Collateral Asset Summary – Loan No. 4 Inland Life Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,505,000 61.8% 1.68x 9.5%

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  Provided no event of default has occurred and is continuing, the Inland Life Storage Portfolio Borrower may obtain unsecured loans from the guarantor provided that the proceeds of such loans are required to be used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses, maintenance expenses, costs of re-tenanting of the Inland Life Storage Portfolio Properties and actual operating expenses as a result of insufficient reserves held by the Inland Life Storage Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be: (i) unsecured, (ii) payable only out of excess cash, (iii) subordinate in all respects to the Inland Life Storage Portfolio Whole Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor prior to providing the subordinate debt, (iv) without a maturity date, and (v) evidenced by a promissory note with terms and conditions otherwise acceptable to the lender. The aggregate of all guarantor loans that may be entered into without the lender’s consent is $13,910,000; provided, however, that no more than $500,000 of the proceeds of such loan may be used for the payment of operating expenses and debt service without prior written consent from the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the Inland Life Storage Portfolio Borrower.

Partial Release.  After the lockout period, the Inland Life Storage Portfolio Borrower may release an individual property provided that, among other conditions stated in the Inland Life Storage Portfolio Whole Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Life Storage Portfolio Whole Loan prepaid will be greater than or equal to 120% of the allocated loan amount for the related Inland Life Storage Portfolio property; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.67x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months capped at 1.70x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 61.8% and (b) the loan-to-value ratio for the remaining properties and the property to be released immediately preceding the release of the property; however, this condition does not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20% of the total original principal balance of the Inland Life Storage Portfolio Whole Loan; (v) the debt yield for the remaining properties after such release is greater than or equal to the greater of (a) 9.3% and (b) the debt yield of the remaining properties and the property to be released for the 12 months prior to such release capped at 9.6%; (vi) rating agency confirmation; and (vii) the payment of the yield maintenance premium (if such partial release occurs prior to June 1, 2029).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

340 Evergreen Avenue, 871 & 889 Bushwick Avenue Brooklyn, NY	Collateral Asset Summary – Loan No. 5 Bushwick Avenue Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 65.0% 1.81x 6.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

340 Evergreen Avenue, 871 & 889 Bushwick Avenue Brooklyn, NY	Collateral Asset Summary – Loan No. 5 Bushwick Avenue Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 65.0% 1.81x 6.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

340 Evergreen Avenue, 871 & 889 Bushwick Avenue Brooklyn, NY	Collateral Asset Summary – Loan No. 5 Bushwick Avenue Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 65.0% 1.81x 6.8%

Mortgage Loan Information
Loan Seller:	SMC
Loan Purpose:	Refinance
Borrower Sponsors:	Joseph Brunner; Toby Mandel
Borrower:	Bushwick Realty Holdings LLC
Original Balance(1):	$36,000,000
Cut-off Date Balance(1):	$36,000,000
% by Initial UPB:	4.5%
Interest Rate:	3.7100%
Payment Date:	6th of each month
First Payment Date:	October 6, 2019
Maturity Date:	September 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$94,000,000 Pari Passu Debt
Call Protection(2):	LO(25), DEF(89), O(6)
Lockbox / Cash Management:	Springing / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$437,001	$145,667
Insurance:	$56,977	$8,719
Replacement:	$0	$3,717

Financial Information(4)
Cut-off Date Balance / Sq. Ft.(5):	$374
Balloon Balance / Sq. Ft.(5):	$374
Cut-off Date LTV:	65.0%
Balloon LTV:	65.0%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.81x
Underwritten NOI Debt Yield:	6.8%
Underwritten NCF Debt Yield:	6.8%
Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Multifamily and Mixed Use
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	Various / Various
Total Sq. Ft.(5):	347,203
Property Management:	Bruman Realty LLC
Underwritten NOI:	$8,879,285
Underwritten NCF:	$8,834,685
Appraised Value:	$200,000,000
Appraisal Date:	July 18, 2019

Historical NOI(6)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	94.6% (Various)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV
(1)	The Bushwick Avenue Portfolio Loan (as defined below) consists of the controlling Note A-1 and is part of the Bushwick Avenue Portfolio Whole Loan (as defined below) evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the cut-off date of $130.0 million. For additional information, see “The Loan” below.

(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2019. Defeasance of the Bushwick Avenue Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) August 9, 2022. The assumed lockout period of 25 payments is based on the expected CF 2019-CF2 securitization closing date in October 2019. The actual lockout period may be longer.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	Financial Information is based on the Bushwick Avenue Portfolio Whole Loan.

(5)	The Bushwick Avenue Portfolio Properties (as defined below) are comprised of two multifamily properties and one mixed-use building. The 871 Bushwick Avenue property is comprised of 140,510 sq. ft. The 340 Evergreen Avenue property is comprised of 157,037 sq. ft. or 168 units. The 889 Bushwick Avenue property is comprised of 49,656 sq. ft. or 54 units. Based on the loan amounts allocated to the multifamily properties (the 340 Evergreen Avenue property and the 889 Bushwick Avenue property), the Cut-off Date Balance / Unit and Balloon Balance / Unit for the multifamily collateral is approximately $406,982. Based on the loan amount allocated to the office property (the 871 Bushwick Avenue property), the Cut-off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. for the mixed use collateral is approximately $282.

(6)	The 871 Bushwick Avenue property was renovated in 2017 and is ground leased to Metro International Church, Inc., an affiliate of Metro World Child (“Metro”). The Bushwick Avenue Portfolio Properties were purchased from a subsidiary of Metro in April 2014, and as such, the 871 Bushwick Avenue property is a sale lease back. The 889 Bushwick Avenue property was completed in July 2018 and the 340 Evergreen Avenue property was completed in 2019. As such, Historical NOI and Historical Occupancy are not available.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

340 Evergreen Avenue, 871 & 889 Bushwick Avenue Brooklyn, NY	Collateral Asset Summary – Loan No. 5 Bushwick Avenue Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 65.0% 1.81x 6.8%

The Loan. The Bushwick Avenue Portfolio mortgage loan (the “Bushwick Avenue Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two multifamily properties and one mixed-use property located in Brooklyn, New York (the “Bushwick Avenue Portfolio Properties”) with an original and cut-off date principal balance of $36.0 million. The Bushwick Avenue Portfolio Loan is part of a whole loan (the “Bushwick Avenue Portfolio Whole Loan”) with an original and cut-off date principal balance of $130.0 million that is evidenced by five pari passu notes as follows: (i) the Bushwick Avenue Portfolio Loan, which consists of the controlling Note A-1 with an original and cut-off date principal balance of $36.0 million and (ii) the non-controlling Note A-2, Note A-3, Note A-4 and Note A-5, with an aggregate original and cut-off date principal balance of $94.0 million (the “Bushwick Avenue Portfolio Companion Loan”). The Bushwick Avenue Portfolio Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 3.7100%.

The relationship between the holders of the Bushwick Avenue Portfolio Properties will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Bushwick Avenue Portfolio Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$36,000,000	$36,000,000	CF 2019-CF2	Yes
Note A-2	35,000,000	35,000,000	Starwood Mortgage Capital II LLC	No
Note A-3	20,000,000	20,000,000	Starwood Mortgage Capital II LLC	No
Note A-4	20,000,000	20,000,000	Starwood Mortgage Capital II LLC	No
Note A-5	19,000,000	19,000,000	Starwood Mortgage Capital II LLC	No
Bushwick Avenue Portfolio Whole Loan	$130,000,000	$130,000,000

Loan proceeds were used to retire a prior loan of approximately $111.5 million on the Bushwick Avenue Portfolio Properties, pay closing costs, fund reserves and return approximately $15.9 million of equity to the borrower sponsors. Based on the “as-is” appraised value of $200.0 million as of July 18, 2019, the Cut-off Date LTV is 65.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$130,000,000	100.0%	Loan Payoff	$111,462,375	85.7%
			Return of Equity	15,862,178	12.2
			Closing Costs	2,181,469	1.7
			Upfront Reserves	493,978	0.4
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

The Borrower / Borrower Sponsors.  The borrower is Bushwick Realty Holdings LLC (the “Bushwick Avenue Portfolio Borrower”), a New York limited liability company structured to be bankruptcy-remote with two independent directors.

The borrower sponsors and the nonrecourse carve-out guarantors for the Bushwick Avenue Portfolio Whole Loan are Joseph Brunner and Toby Mandel. The borrower sponsors have significant real estate experience within the Brooklyn submarket, and collectively own economic interests in over 110 properties. The borrower sponsors developed the Bushwick Avenue Portfolio Properties in three phases and have a total cost basis of approximately $144.8 million.

The Properties. The Bushwick Avenue Portfolio Properties are comprised of two multifamily properties and one mixed-use property located in Brooklyn, New York, collectively totaling 347,203 sq. ft. The 871 Bushwick Avenue property, which is owned in fee by the Bushwick Avenue Portfolio Borrower, is ground leased to Metro. The ground lease (the “Ground Lease”) is scheduled to expire on June 30, 2049. Pursuant to the terms of the Ground Lease, Metro is responsible for all expenses under a triple-net lease structure (inclusive of real estate taxes, utilities, common area maintenance and operating expenses).

The 340 Evergreen Avenue property and the 889 Bushwick Avenue property are expected to benefit from a 421-a tax incentive program granted by the New York City Department of Housing Preservation and Development (“HPD”). The 340 Evergreen Avenue property and the 889 Bushwick Avenue property are expected to benefit from a 100% tax exemption for twenty-five years, followed by a 25-30% tax exemption for years 25-35. The Bushwick Avenue Portfolio Loan is full recourse to the Bushwick Avenue Portfolio Borrower and the borrower sponsors until such time as HPD issues a Final Certificate of Eligibility for each of the 340 Evergreen Avenue and 889 Bushwick Avenue properties. Further, if the 421-a tax exemptions are not maintained for either the 340 Evergreen Avenue property or the 889 Bushwick Avenue property after the issuance of the Final Certificate of Eligibility, the Bushwick Avenue Portfolio Loan will become full recourse to the Bushwick Avenue Portfolio Borrower and the borrower sponsors. Current unabated taxes for the 340 Evergreen Avenue and 889 Bushwick Avenue properties are equal to approximately $1,368,333 compared to underwritten abated taxes of $523,598.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

340 Evergreen Avenue, 871 & 889 Bushwick Avenue Brooklyn, NY	Collateral Asset Summary – Loan No. 5 Bushwick Avenue Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 65.0% 1.81x 6.8%

The following table presents detailed information with respect to each of the Bushwick Avenue Portfolio Properties.

Bushwick Avenue Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Sq. Ft.	Units	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
340 Evergreen Avenue 340 Evergreen Avenue Brooklyn, NY	Multifamily	2019 / N/A	157,037	168	$66,950,000	51.5%	$103,000,000	$4,045,776	45.6%
871 Bushwick Avenue 871 Bushwick Avenue Brooklyn, NY	Mixed Use	1954 / 2017	140,510	N/A	$39,650,000	30.5%	$61,000,000	$3,317,400	37.4%
889 Bushwick Avenue 889 Bushwick Avenue Brooklyn, NY	Multifamily	2018 / N/A	49,656	54	$23,400,000	18.0%	$36,000,000	$1,516,109	17.1%
Total			347,203	222	$130,000,000	100.0%	$200,000,000	$8,879,285	100.0%

340 Evergreen Avenue (168 Units, 51.5% ALA). The 340 Evergreen property is comprised of 168 units (31 studio, 68 one-bedroom, 48 two-bedroom and 21 three-bedroom units) across 157,037 sq. ft. The 340 Evergreen property has three entrances with frontage on Evergreen Avenue, Harmon Street and Himrod Street. Units include hardwood and ceramic flooring throughout, wood cabinetry, granite countertops, stainless steel appliances and dishwashers. A majority of the units have balcony or terrace space. Building amenities include a fitness center, yoga room, kids’ room, pet spa, laundry room, lounge/screening room, business center, parking, landscaped roof and bike storage.

In connection with the 340 Evergreen Avenue property’s 35-year 421-a tax abatement, there are 60 units in the building set aside for low-income tenants earning between 100-110% of the area median income (“AMI”), subject to certain rental restrictions. A temporary certificate of occupancy (“TCO”) has been issued for the 340 Evergreen Avenue property, and the 340 Evergreen Avenue property is 100% pre-leased (100% of the market rate units are currently occupied, while there are 18 vacant low-income units, which may be occupied after approvals have been completed for prospective tenants from the housing lottery).

The following table presents detailed information with respect to the units at the 340 Evergreen Avenue property:

340 Evergreen Avenue Summary
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate per Sq. Ft.	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per Sq. Ft.
Studio	31	18.5%	30	96.8%	421	$2,042	$5.71	$2,313	$5.49
One Bedroom	68	40.5%	67	98.5%	520	$2,494	$4.80	$2,616	$5.03
Two Bedroom	48	28.6%	32	66.7%	762	$2,566	$3.37	$2,970	$3.90
Three Bedroom	21	12.5%	21	100.0%	925	$3,837	$4.15	$3,850	$4.16
Total/Wtd. Avg.	168	100.0%	150	89.3%	622	$2,599	$4.18	$2,815	$4.53

871 Bushwick Avenue (140,510 Sq. Ft., 30.5% ALA). The 871 Bushwick Avenue property is a 140,510 sq. ft. mixed use office and multifamily building, which was completed in October 2015. The 871 Bushwick Avenue property is ground leased to Metro, and the location serves as Metro’s global headquarters for use as offices, training facilities and apartments for volunteers and staff. Metro was founded in 1980 and is a faith-based humanitarian organization committed to serving the underprivileged inner-city children of the world. Metro currently operates Metro Sunday Schools in more than 13 countries around the world and has over 200 locations throughout New York City. Metro also coordinates the direct financial sponsorship of a number of impoverished children, providing them not only with Sunday school services, but with basic necessities. Metro funds its operations through donations. The Bushwick Avenue Portfolio Properties were purchased from a subsidiary of Metro for $15.0 million in April 2014, and as such, the 871 Bushwick Avenue property was a sale-leaseback.

The 871 Bushwick Avenue property is ground leased to Metro. The Ground Lease is dated as of and commenced on July 1, 2019. The expiration date of the Ground Lease is June 30, 2049, with no renewal options. In the event that Metro files a declaration for a leasehold condominium (the “Declaration”) within the first year of the Ground Lease, the expiration date of the Ground Lease will be extended to the date that is 30 years from the filing of the Declaration. Metro is required to deliver notice of the filing of the Declaration to the landlord simultaneously with the recording of the Declaration. Annual ground rent is equal to $3.6 million, which escalates by 2.5% over the prior year each year during the term of the ground lease, except for in year 15, when the ground rent increases by 10.0% over the prior year. In the event Metro ceases paying rent under the Ground Lease and/or terminates the Ground Lease, the Bushwick Avenue Portfolio Loan will be recourse to the borrower sponsors in an amount equal to Metro’s rent under its Ground Lease until the Bushwick Avenue Portfolio Borrower enters into a satisfactory replacement Ground Lease with a satisfactory replacement ground tenant for the 871 Bushwick Avenue property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

340 Evergreen Avenue, 871 & 889 Bushwick Avenue Brooklyn, NY	Collateral Asset Summary – Loan No. 5 Bushwick Avenue Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 65.0% 1.81x 6.8%

889 Bushwick Avenue (54 Units, 18.0% ALA). The 889 Bushwick Avenue property is comprised of 54 units (1 studio, 29 one-bedroom, 17 two-bedroom and 7 three-bedroom units) and one superintendent studio unit across 49,656 sq. ft. The 889 Bushwick Avenue property has one entrance with frontage on Harmon Street and Bushwick Avenue. Units include hardwood and ceramic flooring throughout, wood cabinetry, granite countertops, stainless steel appliances and dishwashers. Some units have duplexed living spaces and the majority of units have balcony or terrace space. Building amenities include a fitness center, pet spa, laundry room, recreational area and roof access.

In connection with the 889 Bushwick Avenue property’s 35-year 421-a tax abatement, there are six units in the building set aside for low-income tenants earning between 100-110% of the AMI, subject to certain rental restrictions.

The following table presents detailed information with respect to the units at the 889 Bushwick Avenue property:

889 Bushwick Avenue Summary
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate per Sq. Ft.	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per Sq. Ft.
Studio	1	1.9%	1	100.0%	803	$2,750	$3.42	$2,750	$3.42
One Bedroom	29	53.7%	27	93.1%	485	$2,588	$5.34	$2,730	$5.63
Two Bedroom	17	31.5%	17	100.0%	693	$2,931	$4.23	$2,931	$4.23
Three Bedroom	7	13.0%	7	100.0%	1,023	$3,807	$3.72	$3,807	$3.72
Total/Wtd. Avg.	54	100.0%	53	96.3%	626	$2,857	$4.56	$2,933	$4.68

Environmental Matters. According to the Phase I environmental reports, dated July 25, 2019, there were no recognized environmental conditions or recommendations for further action at the Bushwick Avenue Portfolio Properties.

The Market. The Bushwick Avenue Portfolio Properties are located in Brooklyn, New York, within the Bushwick neighborhood. Low-rise residential buildings dominate the southern portion of the neighborhood while, further north, land use is more industrial. Multifamily walkups account for a majority of land use in the area, while one- and two-family buildings and open recreational space account for the second and third largest uses of land use respectively. Bushwick has a high level of connectivity with the broader New York City metropolitan area. The area is served by the L, J and Z subway trains, and the median commuting time to Manhattan is estimated at 40 minutes. The Bushwick Avenue Portfolio Properties are less than a six minute walk to the J and M subway trains.

According to the appraisal, the Bushwick apartment submarket contained approximately 36,111 units with a submarket occupancy rate of 97.0% as of the first quarter of 2019. Since 2010, the Bushwick apartment submarket has maintained an occupancy level of at least 95.8%. There are a total of 2,871 units currently under construction. As of the first quarter of 2019, quoted rental rates per unit are equal to $2,330 per month.

According to the appraisal, the North Brooklyn office market contained approximately 14.3 million sq. ft. of inventory with a market occupancy rate of 89.2% as of the first quarter of 2019. Since 2010, the North Brooklyn office market has maintained an occupancy level of at least 86.8%. Approximately 2,854,159 sq. ft. is currently under construction. As of the first quarter of 2019, quoted rental rates per sq. ft. are equal to $41.11.

Within the zip code of the Bushwick Avenue Portfolio Properties, the estimated 2019 population and average household income are estimated at approximately 88,830 individuals and $72,965, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

340 Evergreen Avenue, 871 & 889 Bushwick Avenue Brooklyn, NY	Collateral Asset Summary – Loan No. 5 Bushwick Avenue Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 65.0% 1.81x 6.8%

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W Per Sq. Ft.
Gross Potential Rent	$10,690,464	$30.79
Vacancy	(733,872)	($2.11)
Net Rental Income	$9,956,592	$28.68
Other Income	360,660	$1.04
Effective Gross Income	$10,317,252	$29.72
Total Operating Expenses(1)	1,437,967	$4.14
Net Operating Income	$8,879,285	$25.57
Replacement Reserve	44,000	$0.13
Net Cash Flow	$8,834,685	$25.45
(1)	The 340 Evergreen Avenue property and the 889 Bushwick Avenue property are anticipated to benefit from a 421-a tax incentive program by the HPD. There will be 100% tax abatement for twenty-five years followed by a 25-30% tax abatement for years 25-35. Current unabated taxes are equal to approximately $1,368,333 compared to underwritten abated taxes of $523,598.

Property Management. The Bushwick Avenue Portfolio Properties are managed by Bruman Realty LLC, an affiliate of the Bushwick Avenue Portfolio Borrower.

Lockbox / Cash Management.  The Bushwick Avenue Portfolio Loan documents require a springing lockbox with springing cash management upon the occurrence of a Trigger Event (as defined below). After the occurrence of a Trigger Event, the Bushwick Avenue Portfolio Borrower must establish a lockbox account and the Bushwick Avenue Portfolio Borrower or property manager, as applicable, is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Trigger Event” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the Bushwick Avenue Portfolio Loan until cured; or

(ii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.20x until the date that the debt service coverage ratio based on the trailing 12-month period is at least 1.30x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At loan origination, the Bushwick Avenue Portfolio Borrower deposited (i) $437,001 for tax reserves and (ii) $56,977 for insurance reserves.

Tax Reserve. On a monthly basis, the Bushwick Avenue Portfolio Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (currently estimated to be $145,667). Upon commencement of the 421-a tax abatement, the tax reserve will be adjusted to the billed tax amount.

Insurance Reserve. On a monthly basis, the Bushwick Avenue Portfolio Borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (currently estimated to be $8,719).

Replacement Reserve. On a monthly basis, the Bushwick Avenue Portfolio Borrower is required to deposit $3,717 (approximately $0.13 per sq. ft. per annum) into a replacement reserve account, subject to a cap of $223,000.

Current Mezzanine or Subordinate Indebtedness. None.

Partial Defeasance. At any time following the expiration of the lockout period, the Bushwick Avenue Portfolio Borrower may obtain the release of the 871 Bushwick Avenue property by defeasing an amount equal to 115% of the ALA ($45,597,500) if after giving effect to such partial defeasance, (i) the debt service coverage ratio as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the then remaining properties is greater than 1.60x, (ii) the loan-to-value ratio as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the then remaining properties is less than 65.0%, (iii) the debt yield as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the then remaining properties is greater than 7.0% and (iv) customary REMIC requirements are satisfied.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Borrower Sponsor:	Jacob Khotoveli
Borrower:	JBL Flamingo Pines, LLC
Original Balance:	$33,500,000
Cut-off Date Balance:	$33,372,181
% by Initial UPB:	4.2%
Interest Rate:	4.3700%
Payment Date:	1st of each month
First Payment Date:	August 1, 2019
Maturity Date:	July 1, 2029
Amortization:	360 months
Additional Debt:	None
Call Protection:	LO(27), DEF(90), O(3)
Lockbox / Cash Management:	Springing / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$457,518	$50,835
Insurance:	$15,736	$7,868
TI/LC:	$1,000,000	Springing
Replacement:	$2,337	$2,337

Financial Information
Cut-off Date Balance / Sq. Ft.:	$239
Balloon Balance / Sq. Ft.:	$193
Cut-off Date LTV:	67.3%
Balloon LTV:	54.4%
Underwritten NOI DSCR:	1.57x
Underwritten NCF DSCR:	1.51x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	9.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Pembroke Pines, FL
Year Built / Renovated:	1987 / NAP
Total Sq. Ft.:	139,462
Property Management:	JBL Asset Management, LLC
Underwritten NOI:	$3,145,811
Underwritten NCF:	$3,031,294
Appraised Value:	$49,600,000
Appraisal Date:	May 9, 2019

Historical NOI
Most Recent NOI:	$3,303,936 (T-12 April 30, 2019)
2018 NOI:	$3,357,520 (December 31, 2018)
2017 NOI(2):	NAP
2016 NOI(2):	NAP

Historical Occupancy
Most Recent Occupancy:	96.8% (April 11, 2019)
2018 Occupancy:	97.9% (December 31, 2018)
2017 Occupancy:	97.5% (December 31, 2017)
2016 Occupancy:	96.5% (December 31, 2016)

(1)	See “Initial Reserves and Ongoing Reserves” below.

(2)	The Flamingo Pines Plaza Borrower (as defined below) acquired the Flamingo Pines Plaza Property (as defined below) on December 18, 2017. As such, Historical NOI prior to 2018 is not available.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

The Loan. The Flamingo Pines Plaza mortgage loan (the “Flamingo Pines Plaza Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 139,462 sq. ft., anchored retail property located in Pembroke Pines, Florida (the “Flamingo Pines Plaza Property”) with an original principal balance of $33.5 million and cut-off date principal balance of approximately $33.4 million. The Flamingo Pines Plaza Loan accrues interest at an interest rate of 4.3700% per annum. The Flamingo Pines Plaza Loan has a 10-year term and amortizes on a 30-year amortization schedule.

The Flamingo Pines Plaza Loan proceeds were used to repay an existing loan of approximately $25.3 million, pay closing costs of $472,523, fund approximately $1.5 million of upfront reserves and return approximately $6.3 million of equity to the borrower sponsor. Based on the “as-is” appraised value of $49.6 million as of May 9, 2019, the cut-off date LTV is 67.3%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$33,500,000	100.0%	Loan Payoff	$25,297,293	75.5%
			Return of Equity	6,254,594	18.7
			Reserves	1,475,591	4.4
			Closing Costs	472,523	1.4
Total Sources	$33,500,000	100.0%	Total Uses	$33,500,000	100.0%

The Borrower / Borrower Sponsor. The borrower, JBL Flamingo Pines, LLC, is a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity (the “Flamingo Pines Plaza Borrower”). The Flamingo Pines Plaza Borrower has two independent directors. Legal counsel to the Flamingo Pines Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Flamingo Pines Plaza Loan. The borrower sponsor and non-recourse carveout guarantor is Jacob Khotoveli. Jacob Khotoveli is the founder and managing partner of JBL Asset Management. Founded in 2005 and based in South Florida, JBL Asset Management is a privately held, fully integrated commercial real estate investment and management company with a portfolio of 19 properties across nine states and totaling approximately 2.18 million sq. ft.

The Property and Tenants. The Flamingo Pines Plaza Property is a 139,462 sq. ft., anchored retail property with a Walmart Supercenter shadow anchor located in Pembroke Pines, Florida. The Flamingo Pines Plaza Property is anchored by Florida Technical College with USPS and Goodwill as junior anchors. As of April 11, 2019, the Flamingo Pines Plaza Property was 96.8% leased to 28 tenants and has maintained an average occupancy of 96.8% over the prior 12 years. With the exception of the anchor and junior anchor tenants, no other tenant comprises more than approximately 7.2% of the net rentable area or 7.8% of the underwritten base rent.

Historical Occupancy
2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
99.2%	96.9%	97.2%	97.2%	98.9%	94.3%	96.2%	95.6%	94.3%	96.5%	97.5%	97.9%

The Flamingo Pines Plaza Property consists of seven, single-story retail buildings built in 1987 and situated on a 17.27-acre site with approximately 800 feet of frontage exposure to Pines Boulevard, a primary east/west arterial with vehicle counts of over 66,800 vehicles per day in 2018. Pines Boulevard provides direct access to Interstate 75 approximately 1.7 miles west of the Flamingo Pines Plaza Property. The Flamingo Pines Plaza Property has 739 surface parking spaces, a parking ratio of approximately 5.30 spaces per 1,000 sq. ft. Access is provided by two curb cuts on Pines Boulevard and one curb cut on South Flamingo Road which had vehicle counts of 47,000 vehicles per day in 2018.

The Flamingo Pines Plaza Property is situated along Pines Boulevard in a dense residential area which serves as the retail hub for southern Broward County with over 50 national anchor tenants located along Pines Boulevard. Northeast of the Flamingo Pines Plaza Property is the Pembroke Lakes Mall, a super-regional mall with over one million sq. ft. of space and over 150 retailers featuring anchor tenants Dillard’s, Macy’s, JC Penney, Sears and an AMC Theater. North of the Flamingo Pines Plaza Property is the 296.25-acre Broward County C.B. Smith Park which features a water park with four 50-foot waterslides and a lazy river, a large campground, golf center, tennis complex and a special events area as well as a biking/jogging path, fitness facility, batting cages and basketball and volleyball courts.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration
Florida Technical College	NR/NR/NR	35,139	25.2%	$17.38	18.2%	NAV	NAV	1/31/2022(2)
USPS	NR/NR/NR	18,800	13.5	$18.00	10.1	NAV	NAV	7/31/2021
Goodwill	NR/NR/NR	18,000	12.9	$19.27	10.3	NAV	NAV	6/30/2027(3)
Sunrise Medical Group	NR/NR/NR	10,000	7.2	$26.27	7.8	NAV	NAV	10/30/2023(4)
Open Valley Academy	NR/NR/NR	6,300	4.5	$25.99	4.9	NAV	NAV	3/31/2023
Total Major Tenants		88,239	63.3%	$19.52	51.3%
Other Tenants		46,803	33.6	$34.87	48.7
Total Occupied Tenants		135,042	96.8%	$24.84	100.0%
Vacant		4,420	3.2
Total		139,462	100.0%

(1)	Based on the underwritten rent roll dated April 11, 2019.

(2)	Florida Technical College has two five-year lease renewal options remaining.

(3)	Goodwill has two five-year lease renewal options remaining.

(4)	Sunrise Medical Group can terminate its lease on or after November 1, 2018 with a 180-day prior written notice provided such notice is accompanied with a termination fee in an amount calculated according to the terms of the lease.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	2	3,375	2.4	3,375	2.4%	$36.66	3.7	3.7%
2020	5	8,075	5.8	11,450	8.2%	$33.10	8.0	11.7%
2021	2	20,800	14.9	32,250	23.1%	$18.87	11.7	23.4%
2022	4	43,189	31.0	75,439	54.1%	$21.46	27.6	51.0%
2023	5	22,234	15.9	97,673	70.0%	$29.96	19.9	70.8%
2024	3	3,719	2.7	101,392	72.7%	$31.98	3.5	74.4%
2025	3	8,250	5.9	109,642	78.6%	$39.32	9.7	84.1%
2026	0	0	0.0	109,642	78.6%	$0.00	0.0	84.1%
2027	2	20,500	14.7	130,142	93.3%	$20.67	12.6	96.7%
2028	1	3,500	2.5	133,642	95.8%	$19.93	2.1	98.8%
2029	1	1,400	1.0	135,042	96.8%	$29.54	1.2	100.0%
Thereafter	0	0	0.0	135,042	96.8%	$0.00	0.0	100.0%
Vacant	NAP	4,420	3.2	139,462	100.0%	NAP	NAP
Total / Wtd. Avg.	28	139,462	100.0%			$24.84	100.0%

(1)	Based on underwritten rent roll dated April 11, 2019.

Florida Technical College (35,139 sq. ft.; 25.2% NRA; 18.2% U/W Base Rent). Florida Technical College (“FTC”), which has been in occupancy at the Flamingo Pines Plaza Property since 2011, has a lease expiration of January 2022 and has two, five-year renewal options remaining. Founded in 1982, FTC provides post-secondary training in specialized business fields as well as diploma programs on seven Florida campuses located in Orlando, Lakeland, Kissimmee, Deland, Cutler Bay, Pembroke Pines and Tampa. Educational programs include healthcare, business, information technology, construction trades, criminal justice and hospitality programs among others. FTC is an academic unit of National University College which is accredited by the Middle States Commission of Higher Education (“MSCHE”). MSCHE is a regional accrediting agency recognized by the US Secretary of Education and the Council for Higher Education Accreditation.

USPS (18,800 sq. ft.; 13.5% NRA; 10.1% U/W Base Rent). The United States Postal Service (“USPS”) has been a tenant at the Flamingo Pines Plaza Property since 2016 and has a lease expiration of July 2021 with no renewal options. The USPS is an independent agency of the US government and has been in operation for over 240 years. As of fiscal year 2018, USPS operated over 34,000 retail locations, employed 497,157 career employees, delivered 146.4 billion pieces of mail including 6.2 billion packages to 158.6 million delivery points and generated $70.6 billion in revenue.

Goodwill (18,000 sq. ft.; 12.9% NRA; 10.3% U/W Base Rent). Goodwill has been a tenant at the Flamingo Pines Plaza Property since 2017 and has a lease expiration of June 2027 with two five-year renewal options remaining. Goodwill was established in 1902 in Boston by the Methodist minister, Reverend Edgar J. Helms, and is a leading non-profit provider of educational and workforce-related services.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

Goodwill is a US-based nonprofit 501(c)(3) organization which operates as a network of 158 independent, community-based organizations across the US and Canada with a presence in twelve other countries. Goodwill supports its services by selling donated clothing and household items through its network of more than 3,300 retail locations.

Environmental Matters. The Phase I environmental report dated April 25, 2019 identified a recognized environmental concern at the Flamingo Pines Plaza Property due to its enrollment in the Florida Department of Environmental Protection’s (“FDEP”) Drycleaning Solvent Cleanup Program, which grants the Flamingo Pines Plaza Property eligibility for state funded remediation. The Phase I report recommended no further action outside of providing access to the FDEP and their environmental contractors as needed until the site is granted regulatory closure.

The Market. The Flamingo Pines Plaza Property is located in Pembroke Pines, Florida within the Miami-Fort Lauderdale-Pompano Beach, Florida metropolitan statistical area (“MSA”). The region’s economy is primarily based on trade, transportation and utilities, professional and business services, education and health services, leisure and hospitality and government. The MSA has an estimated July 2018 population of approximately 6.2 million making it the seventh largest in the United States. Population growth within the MSA averaged 1.2% over the last five years and is forecast to grow 1.7% over the 2018 – 2022 period.

According to the appraisal, the estimated 2018 population within a one, three, and five-mile radius of the Flamingo Pines Plaza Property is 20,587, 144,878 and 380,046, respectively, with respective growth estimates over the 2018 – 2023 period of 6.9%, 9.1%, and 7.4%. Median household income within the same radii are $37,920, $67,353 and $68,130, respectively, with respective growth estimates over the 2018 – 2023 period of 11.9%, 19.2% and 20.2%. The Flamingo Pines Plaza Property is located in a dense residential area with 9,896, 52,191 and 123,949 residential properties within a one, three, and five-mile radius of the Flamingo Pines Plaza Property, respectively. The largest commercial uses surrounding the Flamingo Pines Plaza Property are multifamily and retail, representing 40% and 32% of commercial development, respectively.

According to the appraisal, the Flamingo Pines Plaza Property is located within the Southwest Broward retail submarket, which had an existing inventory of approximately 16.0 million sq. ft. of retail space as of Q1 2019. The Southwest Broward retail submarket had an overall vacancy of 2.2% as of Q1 2019, with an average asking rental rate of $28.44 per sq. ft. The appraisal determined market rents of $18.00 per sq. ft. for anchor tenants, $17.00 per sq. ft. for school tenants, $35.00 per sq. ft. for inline tenants less than 3,500 sq. ft., $25.00 per sq. ft. for inline tenants greater than 3,500 sq. ft. and $45.00 per sq. ft. for good visibility tenants.

The tables below present comparable lease information by tenant category based on information contained in the appraisal. Flamingo Pines Plaza Property information presents weighted average figures from the underwritten rent roll dated April 11, 2019.

College and School Lease Information
Property Name City, State	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
Flamingo Pines Plaza Pembroke Pines, FL	Florida Technical College	35,139	August 2011	10.4	$17.38	NNN
NAV Margate, FL	Goldfish Swim School	9,100	September 2019	10.0	$12.00	NNN
NAV Auburndale, FL	Southern Technical College	15,000	January 2018	12.0	$10.50	NNN
NAV Orlando, FL	Elite Preparatory Academy	30,000	July 2017	NAV	$7.00	NNN
NAV West Palm Beach, FL	Burnett International College	14,648	April 2017	7.0	$12.50	NNN
NAV Coral Springs, FL	3 Star Schools	10,000	November 2016	NAV	$22.00	NNN
NAV Ocala, FL	Rasmussen College	29,128	September 2016	10.0	$5.00	NNN

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

Anchor/Junior Anchor Lease Information
Property Name City, State	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
Flamingo Pines Plaza Pembroke Pines, FL	USPS and Goodwill	18,400	Various	7.4	$18.62	Various
NAV Boca Raton, FL	Barnes & Noble	10,000	October 2019	NAV	$23.00	NNN
NAV Kendall, FL	Ross	34,745	May 2018	NAV	$25.00	NNN
NAV West Palm Beach, FL	Octapharma Plasma	12,800	July 2017	NAV	$15.00	NNN
NAV Palm Beach Gardens, FL	Patio Shoppe	11,221	June 2017	NAV	$18.50	NNN
NAV Lake Park, FL	Dollar Tree	10,000	April 2017	NAV	$12.00	NNN
NAV West Palm Beach, FL	Shoe Carnival	8,000	February 2017	NAV	$15.00	NNN

Retail – Good Visibility Lease Information
Property Name City, State	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
Flamingo Pines Plaza Pembroke Pines, FL	Various	3,056	Various	8.6	$42.80	NNN
Flamingo Pines Shopping Center Pembroke Pines, FL	NAV – Quoted	4,800	May 2019	5.0	$50.00	NNN
11255 Pines Boulevard Pembroke Pines, FL	Starbucks Coffee	2,223	August 2018	10.0	$55.00	NNN
11255 Pines Boulevard Pembroke Pines, FL	Mod Pizza	2,277	August 2018	10.0	$52.00	NNN
Metro Diner Pembroke Pines, FL	Metro Diner	3,600	April 2018	15.0	$34.72	NNN

In-line Lease Information
Property Name City, State	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
Flamingo Pines Plaza Pembroke Pines, FL	Various	2,317	Various	7.2	$27.44	NNN
Flamingo Pines Shopping Center Pembroke Pines, FL	NAV – Quoted	2,621	May 2019	5.0	$35.00	NNN
Sedano’s Plaza Pembroke Pines, FL	NAV	1,500	March 2019	5.0	$28.00	NNN
Village Square Shopping Center Pembroke Pines, FL	NAV	900	October 2018	5.0	$35.00	NNN
Pembroke Place Pembroke Pines, FL	NAV	3,100	October 2018	4.0	$20.00	NNN
Boulevard Square Pembroke Pines, FL	NAV	1,200	February 2017	5.0	$25.00	NNN

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	T-12 4/30/2019	U/W	U/W PSF
Base Rent(2)	$3,266,299	$3,318,376	$3,354,478	$24.05
Value of Vacant Space	0	0	154,700	$1.11
Gross Potential Rent	$3,266,299	$3,318,376	$3,509,178	$25.16
Total Recoveries	1,119,115	1,089,846	1,162,342	$8.33
Other Income	127	376	0	$0
Less: Vacancy	0	0	(350,364)	($2.51)
Effective Gross Income	$4,385,541	$4,408,598	$4,321,156	$30.98
Total Operating Expenses	1,028,021	1,104,662	1,175,345	$8.43
Net Operating Income	$3,357,520	$3,303,936	$3,145,811	$22.56
TI/LC	0	0	86,475	$0.62
Capital Expenditures	0	0	28,043	$0.20
Net Cash Flow	$3,357,520	$3,303,936	$3,031,294	$21.74

(1)	The Borrower acquired the Flamingo Pines Plaza Property on December 18, 2017. As such, historical financials prior to 2018 are not available.

(2)	U/W Base Rent is based on in-place rent as of April 11, 2019.

Property Management. The Flamingo Pines Plaza Property is managed by JBL Asset Management, LLC, an affiliate of the Flamingo Pines Plaza Borrower.

Lockbox / Cash Management. The Flamingo Pines Plaza Loan documents require a springing lockbox with springing cash management. Upon the occurrence of the first Cash Sweep Event (as defined below), the Flamingo Pines Plaza Borrower is required to establish a lockbox account and the Flamingo Pines Plaza Borrower or property manager, as applicable, is required to deliver tenant direction letters to all tenants directing such tenants to pay all rents directly into the lockbox account. Any tenant rent otherwise received by the Flamingo Pines Plaza Borrower or property manager is required to be deposited into the lockbox within one business day of its receipt. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Cash Sweep Event” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the Flamingo Pines Plaza Loan until cured;

(ii)	any bankruptcy action of the Flamingo Pines Plaza Borrower or property manager until, in the case of a bankruptcy action of the manager only, the Flamingo Pines Plaza Borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days;

(iii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.20x until the debt service coverage ratio based on the trailing 3-month period is at least 1.25x for two consecutive calendar quarters;

(iv)	any bankruptcy or certain insolvency actions of FTC until FTC affirms the FTC lease in the applicable bankruptcy proceeding or until the replacement of FTC with an acceptable replacement tenant or tenants pursuant to a lease with terms acceptable to lender and such tenant or tenants are in occupancy of the FTC space, are obligated to pay full rent with all tenant improvement costs and leasing commissions paid and the replacement tenant or tenants have delivered an acceptable estoppel to the lender; or

(v)	the earlier to occur of (a) the date FTC gives notice of its intent to cease operations or vacate the Flamingo Pines Plaza Property or (b) the date FTC for ten consecutive business days (with technical exceptions) ceases operations or vacates its leased space until the date occurring 30 days following FTC resuming operations at the Flamingo Pines Plaza Property, is in occupancy of its entire leased premises, is obligated to pay full rent, is open for business, has made its next due rent payment and has delivered an acceptable estoppel or until the replacement of FTC with an acceptable replacement tenant or tenants pursuant to a lease with terms acceptable to lender and such tenant or tenants are in occupancy of the FTC space, are obligated to pay full rent with all tenant improvement costs and leasing commissions paid and the replacement tenant or tenants have delivered an acceptable estoppel to the lender.

Additionally, each cure is also subject to the following conditions: (1) no other event of default has occurred and is continuing; (2) a Cash Sweep Event may have occurred no more than three times in the aggregate; and (3) the Flamingo Pines Plaza Borrower pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the Flamingo Pines Plaza Borrower have the right to cure a Cash Sweep Event occurring from a Flamingo Pines Plaza Borrower bankruptcy. With regards to (iv) and (v) above, the Flamingo Pines Plaza Borrower has the option to forestall a Cash Sweep Event for a 12-month period by depositing a lump sum of $650,000 into the TI/LC reserve account within 10 days of said Cash Sweep Event. If said Cash Sweep Event has not been cured within 12 months of the occurrence of such Cash Sweep Event, a Cash Sweep Event will commence.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

12502-12630 Pines Boulevard Pembroke Pines, FL 33027	Collateral Asset Summary – Loan No. 6 Flamingo Pines Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,372,181 67.3% 1.51x 9.4%

Initial Reserves and Ongoing Reserves. At origination, the Flamingo Pines Plaza Borrower deposited (i) $457,518 into a tax reserve account, (ii) $15,736 into an insurance reserve account, (iii) $2,337 into a replacement reserve account and (iv) $1,000,000 into a TI/LC reserve account related to future tenant rollover.

Tax Reserve. On a monthly basis, the Flamingo Pines Plaza Borrower is required to deposit 1/12 of the estimated annual real estate taxes, which currently equates to $50,835, into a tax reserve account.

Insurance Reserve. On a monthly basis, the Flamingo Pines Plaza Borrower is required to deposit 1/12 of the estimated annual insurance premiums, which currently equates to $7,868, into an insurance reserve account.

TI/LC Reserve. On a monthly basis, the Flamingo Pines Plaza Borrower is required to deposit $13,437 (approximately $1.16 per sq. ft. per annum) into a TI/LC reserve account, subject to a cap of $200,000. At origination, the Flamingo Pines Plaza Borrower deposited the $1,000,000 into the TI/LC reserve account and as such, monthly TI/LC reserve payments will not be required until such time as the balance of the reserve is less than $200,000.

Replacement Reserve. On a monthly basis, the Flamingo Pines Plaza Borrower is required to deposit $2,337 (approximately $0.20 per sq. ft. per annum) into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

115 Stanwix Street Brooklyn, New York 11206	Collateral Asset Summary – Loan No. 7 The Stanwix	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 31.9% 4.20x 12.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

115 Stanwix Street Brooklyn, New York 11206	Collateral Asset Summary – Loan No. 7 The Stanwix	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 31.9% 4.20x 12.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

115 Stanwix Street Brooklyn, New York 11206	Collateral Asset Summary – Loan No. 7 The Stanwix	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 31.9% 4.20x 12.8%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Credit Assessment KBRA/Fitch/S&P(1):	AA-/BBB-/N/A
Borrower Sponsors:	Jacob Schwimmer; David Templer
Borrower:	115 Stanwix Realty LLC
Original Balance(2):	$33,000,000
Cut-off Date Balance(2):	$33,000,000
% by Initial UPB:	4.1%
Interest Rate(3):	3.0000%
Payment Date:	1st of each month
First Payment Date:	October 1, 2019
Maturity Date:	September 1, 2029
Amortization:	Interest Only
Additional Debt(2)(4):	$30,000,000 Junior Note; $10,000,000 Mezzanine Loan
Call Protection:	LO(25), DEF(92), O(3)
Lockbox / Cash Management:	Residential (Springing Soft); Commercial (Springing Hard) / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$57,000	$19,000
Insurance:	$41,850	$4,650
Replacement:	$100,000	Springing
Affordable Units Holdback:	$750,000	$0
Retail Holdback:	$3,150,000	$0

Financial Information(6)(7)
	Senior Note	Whole Loan	Total Debt
Cut-off Date Balance / Unit:	$242,647	$463,235	$536,735
Balloon Balance / Unit:	$242,647	$463,235	$536,735
Cut-off Date LTV:	31.9%	60.8%	70.5%
Balloon LTV:	31.9%	60.8%	70.5%
Underwritten NOI DSCR:	4.22x	1.63x	1.27x
Underwritten NCF DSCR:	4.20x	1.62x	1.26x
Underwritten NOI Debt Yield:	12.8%	6.7%	5.8%
Underwritten NCF Debt Yield:	12.8%	6.7%	5.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily/Mid-Rise
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	2019 / NAP
Total Units(8):	136
Property Management:	JCS Realty Group LLC
Underwritten NOI(9):	$4,236,480
Underwritten NCF(9):	$4,212,680
Appraised Value:	$103,600,000
Appraisal Date:	June 21, 2019

Historical NOI(10)
Most Recent NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP
2016 NOI :	NAP

Historical Occupancy(10)
Most Recent Occupancy(11)(12):	69.9% (August 9, 2019)
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP
(1)

Fitch and KBRA provided the listed assessments for the Stanwix Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P did not provide a credit assessment but confirmed that the Stanwix Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)

The Stanwix Loan is part of the Stanwix Whole Loan (as defined below), which is evidenced by a promissory note with an outstanding principal balance of $33,000,000 (the “Senior Note”) and a promissory note that is subordinate to the Senior Note with an aggregate principal balance of $30,000,000 (the “Junior Note”, and together with the Stanwix Loan, the “Stanwix Whole Loan”). See “The Loan” below.

(3)	Reflects the Senior Note only. The Junior Note accrues interest at the rate of 5.2333% per annum.
(4)	See “Current Mezzanine or Subordinate Indebtedness” below.
(5)	See “Initial Reserves and Ongoing Reserves” below.
(6)

Financial information presented includes rent associated with the Affordable Units (as defined below) which are vacant as of August 9, 2019 and which units are subject to a master lease. See “421a Tax Abatement  and the Affordable Units Master Lease”  below. Excluding rent from the master lease, the Underwritten NOI DSCR, Underwritten NCF DSCR, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield on the Senior Note is 3.19x, 3.16x, 9.7% and 9.6%, respectively.

(7)

Unless otherwise indicated, the Cut-off Date Balance / Unit, Balloon Balance / Unit, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV and Balloon LTV numbers presented herein are based on the outstanding principal balance of the Senior Note, without regard to the Junior Note or the related Mezzanine Loan (as defined below). “Total Debt” refers to the Stanwix Whole Loan plus the Mezzanine Loan. See “Current Mezzanine or Subordinate Indebtedness” below.

(8)

The Stanwix Property (as defined below) consists of 136 multifamily units (81,975 sq. ft.), two retail units (3,970 sq. ft.) and a 35-space parking garage. Property type and Total Units refer to the multifamily units only.

(9)

Underwritten NOI and Underwritten NCF includes rent associated with the Affordable Units which are vacant as of August 9, 2019 and which units are subject to a master lease. See “421a Tax Abatement and the Affordable Units Master Lease”  below.

(10)	The Stanwix Property completed construction in 2019. As a result, Historical NOI and Historical Occupancy are not applicable.
(11)	Most Recent Occupancy excludes two vacant retail units (3,970 sf).
(12)

The fair market units at the Stanwix Property are 100% occupied as of August 9, 2019. Most Recent Occupancy considers the Affordable Units as vacant. Each Affordable Unit is subject to a 15-year master lease between the Stanwix Borrower (as defined below) and an affiliate until the applicable tenant selected through the affordable housing lottery is in occupancy and paying rent. See “421a Abatement and the Affordable Units Master Lease” below.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

115 Stanwix Street Brooklyn, New York 11206	Collateral Asset Summary – Loan No. 7 The Stanwix	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 31.9% 4.20x 12.8%

The Loan.  The Stanwix mortgage loan (the “Stanwix Loan”) is evidenced by a $33,000,000 senior note (the “Senior Note”) that is part of a whole loan (the “Stanwix Whole Loan”) with an original principal balance of $63,000,000. The Stanwix Whole Loan is secured by a first priority fee mortgage encumbering a class-A mid-rise multifamily building, consisting of 136 multifamily units, two retail units, and a 35-space parking garage, located at 115 Stanwix Street in Brooklyn, New York (the “Stanwix Property”). The Stanwix Whole Loan is also comprised of a subordinate companion loan with an original principal balance of $30,000,000 (the “Junior Note”). The Senior Note and the Junior Note will be contributed to the CF 2019-CF2 securitization transaction; only the Stanwix Loan will be included in the mortgage pool for the CF 2019 CF2 trust. Payments allocated to the Junior Note will be paid to the holders of the Loan-Specific Certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Stanwix AB Whole Loan” in the Preliminary Prospectus. The Stanwix Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CF 2019-CF2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Stanwix AB Whole Loan“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the Stanwix Loan and the Junior Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Stanwix AB Whole Loan” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Note	$33,000,000	$33,000,000	CF 2019-CF2	No(1)
Junior Note	30,000,000	30,000,000	CF 2019-CF2	Yes(1)
Mezzanine Loan	10,000,000	10,000,000	Reliance Standard Life Insurance Company	No
Total	$73,000,000	$73,000,000
(1)

The initial controlling note is the Junior Note, so long as no related control appraisal period has occurred and is continuing. If and for so long as a Stanwix Whole Loan control termination event has occurred and is continuing, then the controlling note will be the Senior Note. See “Description of the Mortgage Pool—The Whole Loans—The Stanwix AB Whole Loan”. The Stanwix Whole Loan will be serviced under the CF 2019-CF2 PSA.

The Stanwix Loan has a 10-year interest only term and accrues interest at a fixed rate of 3.0000% per annum. The Stanwix Whole Loan proceeds and Mezzanine Loan proceeds were used to repay existing debt of $52.2 million, return equity of approximately $15.3 million, fund a retail holdback reserve of $3.15 million, pay closing costs of approximately $1.4 million, fund an affordable units holdback reserve of $0.75 million, and fund upfront reserves of approximately $4.1 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Note	$33,000,000	45.2%	Existing Debt	$52,200,000	71.5%
Junior Note	30,000,000	41.1	Return of Equity(1)	15,280,189	20.9
Mezzanine Loan	10,000,000	13.7	Reserves	4,098,850	5.6
			Closing Costs	1,420,961	1.9
Total Sources	$73,000,000	100.0%	Total Uses	$73,000,000	100.0%
(1)

The Stanwix Borrower acquired the Stanwix Property in 2017 for $24.5 million as a vacant piece of land and invested approximately $58.1 million to develop the property. The Stanwix Property was completed in January 2019, and the Stanwix Borrower’s total cost basis was approximately $82.6 million at loan origination.

The Borrower / Borrower Sponsors.  The borrower, 115 Stanwix Realty LLC (the “Stanwix Borrower”), is a single-purpose New York limited liability company, with one independent director in its organizational structure. The non-recourse carveout guarantors and borrower sponsors are Jacob Schwimmer and David Templar (the “Stanwix Borrower Sponsors”). Jacob Schwimmer, the owner of JCS Realty, and David Templar have a combined portfolio that consists of 29 commercial properties with a total value of approximately $201.1 million, 19 of which are located in Brooklyn, NY and 10 of which are located in other states.

The Property. The newly-developed Stanwix Property consists of 136 multifamily units (81,975 sq. ft.), 2 ground-floor retail units (3,970 sq. ft.), and a parking garage (30 spaces) located in Brooklyn, New York. The Stanwix Property features 7 studios, 93 one-bedrooms, 24 two-bedrooms, and 12 three-bedrooms. Amenities at the Stanwix Property include a co-working space, event space, private conference room, coffee bar, gym, yoga room, children’s playroom, and a rooftop lounge and garden. Each unit includes an Alexa integrated, automation system that allows the tenant to control the unit’s temperature, lighting, audio, locks and security from an iPhone or voice-enabled Amazon Alexa device. Additional unit amenities include floor-to-ceiling windows, red oak hardwood floors, integrated lighting, and stainless steel appliances.

Of the 136 multifamily units, 41 units (30.1%) (the “Affordable Units”) are subject to a 421a Certificate of Eligibility, requiring the borrower to lease these units under the Affordable Housing Guidelines (the “HPD Guidelines”) determined by the NYC Department of Housing Preservation and Development (“HPD”). See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. As of August 9, 2019, the fair market units are 100.0% occupied. The Affordable Units are vacant pending a lottery pursuant to the HPD Guidelines. See “421a Tax Abatement and the Affordable Units Master Lease” below. In addition, the retail units (3,970 sq. ft.) are vacant. As a result, as of August 9, 2019 the Stanwix Property was 69.9% occupied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

115 Stanwix Street Brooklyn, New York 11206	Collateral Asset Summary – Loan No. 7 The Stanwix	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 31.9% 4.20x 12.8%

The Stanwix Borrower acquired the Stanwix Property in 2017 for $24.5 million as a vacant piece of land and invested approximately $58.1 million to develop the property. Construction of the improvements on the Stanwix Property was completed in January 2019, and the Stanwix Borrower’s total cost basis was approximately $82.6 million at loan closing.

The Stanwix Unit Mix(1)
Unit Type	Units	% of Total Units	Avg. SF per Unit	Total NRA	Number of Fair Market Units	Avg. Rent per Unit (Fair Market)(2)	Number of Affordable Units	Avg. U/W Rent per Unit (Affordable)(2)
Studio	7	5.1%	467	3,272	5	$2,640	2	$2,171
1 BD	93	68.4%	542	50,415	65	$2,998	28	$2,103
2 BD	24	17.6%	716	17,180	17	$3,756	7	$2,331
3 BD	12	8.8%	926	11,108	8	$4,756	4	$2,605
Total/WTD. Avg.	136	100.00%	603	81,975	95	$3,263	41	$2,194
(1)	Source: Appraisal.
(2)	“Avg. Rent per Unit (Fair Market)” is based on actual rents received for the fair market units and “Avg. U/W Rent per Unit (Affordable)” are the appraiser’s concluded rents for the affordable units.

Environmental Matters.  The Phase I environmental report dated August 22, 2019 did not identify any recognized environmental conditions and recommended no further action at the Stanwix Property.

The Market.  According to the appraisal, the Stanwix Property is located in the King’s County apartment submarket of Brooklyn, New York. The property is located approximately 0.35 miles from the L, J, M, and Z Subway trains providing direct access to Manhattan. Additionally, the Stanwix Property is located approximately 2 miles from the Williamsburg Bridge, which provides direct access to the Lower East Side of Manhattan.

According to the appraisal, the estimated 2018 populations within one-mile, three-mile, and five-mile radii of the Stanwix Property were 173,716, 1,166,723, and 3,267,838 respectively. The 2018 average household incomes within the same radii were $66,105, $83,148, and $102,630, respectively.

As of the first quarter of 2019, the appraiser concluded that the King’s County apartment submarket consisted of approximately 41,019 units with an overall apartment vacancy of 4.6% and average asking rents of $2,673/unit.

The following table details the comparable leases identified in the appraisal for the Stanwix Property.

The Stanwix Comparable Leases(1)
Unit Type	Fair Market Units	Avg. Rent per Unit (Fair Market)(2)	Avg. Rent for Comparable Leases	Concluded Rent	Avg. U/W Rent per Unit (Affordable)(2)	Number of 80 AMI Units	Concluded Rent (80 AMI)(3)	Number of 130 AMI Units	Concluded Rent (130 AMI)(3)
Studio	5	$2,640	$2,784	$2,800	$2,171	0	NAP	2	$2,171
1 BD	65	$2,998	$3,250	$3,100	$2,103	7	$1,432	21	$2,327
2 BD	17	$3,756	$4,845	$3,800	$2,331	3	$1,718	4	$2,791
3 BD	8	$4,756	$5,931	$4,800	$2,605	2	$1,985	2	$3,225
Total/WTD. Avg.	95	$3,263	$3,737	$3,353	$2,194	12	$1,596	29	$2,442
(1)	Source: Appraisal.
(2)

“Average Rent per Unit (Fair Market)” is based on actual rents received for the fair market units and “Average U/W Rent per Unit (Affordable)” are the appraiser’s concluded rents for the affordable units.

(3)

In accordance with the 421a tax abatement, The Stanwix Property has two tiers of stabilized units, “80 AMI Units” and “130 AMI Units”, which are based on the tenant’s income as compared to the Area Median Income (“AMI”) determined by the HPD. Units that are occupied by households making 80% or less of AMI are required to be leased at lower rents than units that are occupied by households making 130% of AMI. Therefore, the appraiser concluded different market rents for each type of Affordable Unit based on the applicable HPD Guidelines.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

115 Stanwix Street Brooklyn, New York 11206	Collateral Asset Summary – Loan No. 7 The Stanwix	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 31.9% 4.20x 12.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W Per Unit
Base Rent(2)	$4,763,292	$35,024.21
Commercial Income	$189,369	$1,392.42
Reimbursements	0	0
Other Income(3)	226,700	$1,666.91
Less: Vacancy(4)(5)	(332,268)	($2,443.15)
Effective Gross Income	$4,847,093	$35,640.39
Total Operating Expenses(6)	610,613	$4,489.80
Net Operating Income	$4,236,480	$31,150.59
Capital Expenditures	23,800	$175.00
Net Cash Flow	$4,212,680	$30,975.59
(1)	Construction of the improvements at the Stanwix Property was completed in January 2019. As a result, historical cash flows are not applicable.
(2)

U/W Base Rent excludes retail units and is based on the underwritten rent roll dated August 9, 2019 with vacant Affordable Units grossed up per maximum allowable rents per the 421a tax abatement regulations.

(3)	Other Income consists of parking income from the collateral parking garage and laundry/vending.
(4)

U/W Vacancy assumes that the Affordable Units are leased. Each Affordable Unit is subject to a master lease between the Stanwix Borrower and an affiliate until the applicable tenants selected through the affordable housing lottery are in occupancy and paying rent. See “421a Tax Abatement and the Affordable Units Master Lease” below.

(5)	U/W Vacancy represents 3.0% of total residential rent and 100.0% of the retail units.
(6)

U/W Total Operating Expenses represents a 10-year average of the real estate taxes at the Stanwix Property and $4,358 per unit for the remaining expense items, which is 8.3% higher than the appraisers forecast.

Property Management. The Stanwix Property is managed by JCS Realty Group LLC, an affiliate of the Stanwix Borrower.

Lockbox / Cash Management. The Stanwix Whole Loan is structured with a springing soft lockbox for residential units, a springing hard lockbox for commercial units and springing cash management, which is triggered upon the occurrence and during the continuance of a Stanwix Cash Trap Period (as defined below). Upon the occurrence of a Stanwix Cash Trap Period, (i) with respect to the commercial units, the Stanwix Borrower is required to deliver tenant direction letters to all commercial tenants leasing space at that time, which tenants will be required to deposit rents directly into a lender controlled lockbox account for the remainder of the loan term and (ii) with respect to the residential units, the Stanwix Borrower and the property manager are required to deposit all rents and other amounts received into the lender controlled lockbox account within one business day of receipt. In addition, in-place cash management and a full excess cash flow sweep is required upon the commencement of a Stanwix Cash Trap Period (as defined below).

A “Stanwix Cash Trap Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the Stanwix Borrower, principal, either of the Stanwix Borrower Sponsors, or the property manager, (iii) the failure of the Stanwix Borrower to maintain a debt service coverage ratio of at least 1.15x based on the Total Debt at the end of any calendar quarter commencing with the calendar quarter ending March 31, 2020, or (iv) the commencement of an event of default under the Mezzanine Loan (as defined below).

A Stanwix Cash Trap Period will terminate upon (i) with respect to clause (i) of the definition of a Stanwix Cash Trap Period, the lender’s acceptance of a cure of the event of default and no other event of default is continuing, (ii) with respect to clause (ii) of the definition of Stanwix Cash Trap Period, in the case of a bankruptcy action of the property manager only, if the Stanwix Borrower replaces the property manager with a qualified manager under a replacement management agreement, (iii) with respect to clause (iii) of the definition of Stanwix Cash Trap Period, if for two consecutive calendar quarters the debt service coverage ratio is at least equal to 1.20x and no other event triggering a Stanwix Cash Trap Period is in effect, or (iv) with respect to clause (iv) of the definition of a Stanwix Cash Trap Period, the lender has received a default revocation notice from the mezzanine lender. Notwithstanding the foregoing, the termination of a Stanwix Cash Trap Period will not terminate the lockbox deposit requirements discussed above.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the Stanwix Borrower deposited $57,000 into a real estate tax reserve account. the Stanwix Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, which is estimated to be $19,000.

Insurance Reserve. At loan origination, the Stanwix Borrower deposited $41,850 into an insurance reserve account. The  Stanwix Borrower is required to deposit into an insurance reserve account, on a monthly basis, 1/12 of the annual insurance premiums, which is estimated to be $4,650.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

115 Stanwix Street Brooklyn, New York 11206	Collateral Asset Summary – Loan No. 7 The Stanwix	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 31.9% 4.20x 12.8%

Replacement Reserve. At loan origination, the Stanwix Borrower deposited $100,000 into a replacement reserve account. The Stanwix Borrower is required to deposit into a replacement reserve on a monthly basis, an amount equal to approximately $2,883 capped at $100,000, with such reserve not required to be funded until such time as the balance of such reserve is less than $75,000.

Affordable Units Holdback Reserve. At loan origination, the Stanwix Borrower deposited $750,000 into an Affordable Units Holdback Reserve account. The lender is required to disburse amounts in this reserve account to the Stanwix Borrower at such time that all of the Affordable Units have been leased pursuant to acceptable leases, each with a base minimum monthly rent of not less than the “Legal Monthly Rent” for each respective Affordable Unit as set forth in the Stanwix Loan documents. Notwithstanding the foregoing, the amount of such disbursement will be an amount such that, after disbursement to the borrower, the debt yield is at least equal to 6.0%. In the event that any amounts remain in the Affordable Units Holdback Reserve after August 27, 2022, such amount will either remain in the reserve as additional collateral or the lender, at its option, may apply the reserve as a prepayment of the Stanwix Whole Loan (together with yield maintenance).

Retail Holdback Reserve. At loan origination, the Stanwix Borrower deposited $3,150,000 into a Retail Holdback Reserve account. The lender is required to disburse amounts in the reserve account in a minimum of $500,000 increments to the Stanwix Borrower upon the borrower entering into leases with one or more retail tenants reasonable satisfactory to the lender demising all or a portion of the retail space for a term of not less than five years, at a net effective rental rate comparable to then-existing local market rents. The amount of any such disbursement will be limited to an amount such that, after the disbursement to the Stanwix Borrower, the debt yield based on the Total Debt is at least 6.0% and the Total Debt loan-to-value ratio is not greater than 70.0% at the end of the prior month. Notwithstanding the foregoing, in the event that any amounts remain in the Retail Holdback Reserve after August 27, 2022, such amounts will either remain in the reserve as additional collateral or the lender, at its option, may apply the reserve as a prepayment of the Stanwix Whole Loan (together with yield maintenance).

421a Tax Abatement and the Affordable Units Master Lease. In connection with the development of the Stanwix Property, the Stanwix Borrower was granted a 421a tax abatement through 2054 that provides a partial real estate exemption of increases in assessed valuation which results from the construction of new multifamily housing. Taxes were underwritten to a ten year average of the appraiser’s tax assessment, which takes into account the partial tax exemption. The Stanwix Borrower entered into a restrictive declaration, dated July 29, 2019 and recorded against the Stanwix Property, pursuant to which the Affordable Units must comply with the affordability requirements under the 421-a program for the duration of the tax benefit period. The Stanwix Property is also subject to a recorded regulatory agreement, dated December 22, 2017 (the “Regulatory Agreement”), between the borrower and HPD pursuant to which the Stanwix Property was granted a floor area bonus in exchange for 16 of the 41 Affordable Units at the Stanwix Property being designated as inclusionary housing and remaining permanently affordable and rent-stabilized. HPD entered into a subordination and non-disturbance agreement with the lender pursuant to which the lender agreed to subordinate the Stanwix Whole Loan to the Regulatory Agreement and HPD agreed, subject to certain conditions, that the Regulatory Agreement will continue in full force and effect following a foreclosure.

Pursuant to the Affordable Housing Guidelines, Affordable Units are required to be awarded to eligible tenants through a lottery system. HPD is in the process of awarding the Affordable Units to qualified affordable lottery tenants; however, the Affordable Units are currently vacant. In connection with the origination of the Stanwix Whole Loan, the Stanwix Borrower entered into a 15-year master lease with an affiliate, which will remain in effect until tenants selected through the affordable housing lottery for the Affordable Units are in occupancy and paying rent. The master leased space will be reduced on a per-unit basis as Affordable Units are leased to third party tenants at terms set forth in the Stanwix Loan documents.

Current Mezzanine or Subordinate Indebtedness. The Junior Note, with an outstanding principal balance as of the Cut-off Date of $30.0 million, accrues interest at a fixed rate of 5.2333% per annum. The Junior Note has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Stanwix AB Whole Loan” in the Preliminary Prospectus.

In addition, concurrently with the origination of the Stanwix Whole Loan, CCRE entered into a mezzanine loan (the “Mezzanine Loan”) with The Stanwix Mezz LLC (the “Mezzanine Borrower”). The original principal amount of the Mezzanine Loan is $10,000,000. The Mezzanine Loan is interest only, accrues interest at a rate of 7.2500% per annum, and is coterminous with the Stanwix Whole Loan. The Mezzanine Loan is secured by 100% of the equity interest in the Stanwix Borrower. The Mezzanine Loan was subsequently sold to Reliance Standard Life Insurance Company.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

Mortgage Loan Information
Loan Seller:	SMC
Loan Purpose:	Refinance
Borrower Sponsor:	Daniel A. Klingerman
Borrowers(1):	Various
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.3000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2019
Maturity Date:	September 6, 2029
Amortization:	Interest Only for first 12 months, 360 months thereafter
Additional Debt(2):	$38,000,000 Pari Passu Debt
Call Protection(3):	LO(25), DEF(91), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$393,717	$80,974
Insurance:	$37,612	$7,522
FF&E:	$0	1/12th of 4.0% of gross income from prior year
PIP:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Room:	$95,910
Balloon Balance / Room:	$79,279
Cut-off Date LTV(6):	61.8%
Balloon LTV(6):	51.1%
Underwritten NOI DSCR(7):	2.29x
Underwritten NCF DSCR(7):	2.05x
Underwritten NOI Debt Yield:	13.6%
Underwritten NCF Debt Yield:	12.2%
Property Information
Single Asset / Portfolio:	Portfolio of 7 Properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Rooms:	709
Property Management:	Liberty Hospitality Partners, L.P.
Underwritten NOI:	$9,240,075
Underwritten NCF:	$8,284,023
Appraised Value(6):	$110,000,000
Appraisal Date:	June 1, 2019

Historical NOI(8)
Most Recent NOI:	$9,083,834 (T-12 June 30, 2019)
2018 NOI:	$8,674,985 (December 31, 2018)
2017 NOI:	$8,016,075 (December 31, 2017)
2016 NOI:	$7,459,565 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	76.4% (June 30, 2019)
2018 Occupancy:	74.4% (December 31, 2018)
2017 Occupancy:	72.1% (December 31, 2017)
2016 Occupancy:	70.9% (December 31, 2016)
(1)	The borrowers under the Hilton Portfolio Loan (as defined below) are Williamsport Inn, LLC, Bartonsville Inn & Suites, LLC, Faxon Inn & Suites, LLC, Leesburg Inn & Suites, LLC, Leesburg Extended Suites, LLC, Kinderton Inn, LLC and Ocala Inn & Suites, LLC (collectively, the “Hilton Portfolio Borrowers”).

(2)	The Hilton Portfolio Whole Loan (as defined below) is evidenced by three pari passu notes in the aggregate original principal amount of $68.0 million. The controlling note A-1 with an original principal balance of $30.0 million is being contributed to the CF 2019-CF2 mortgage trust. The remaining non-controlling notes, note A-2 and note A-3, with an aggregate original principal balance of $38.0 million is currently held by Starwood Mortgage Funding II LLC and are expected to be contributed into one or more future securitizations. For additional information on the pari passu notes, see “The Loan” below.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2019. Defeasance of the Hilton Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) August 9, 2022. The assumed lockout period of 25 payments is based on the expected CF 2019-CF2 securitization closing date in October 2019. The actual lockout period may be longer.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	Financial information is based on the aggregate Hilton Portfolio Whole Loan.

(6)	The “as is portfolio” Appraised Value of $110.0 million for the Hilton Portfolio properties as a whole reflects an approximate 5.8% premium to the aggregate appraised value of the individual properties. The aggregate “as is” appraised value for the individual properties as of June 1, 2019 is $104.0 million, which results in a Cut-off Date LTV of 65.4% and a Balloon LTV of 54.0%.

(7)	Underwritten NOI DSCR and Underwritten NCF DSCR during the interest only period of the Hilton Portfolio Loan are 3.12x and 2.79x, respectively.

(8)	NOI growth at the Hilton Portfolio Properties (as defined below) can be primarily attributed to the recent development or renovation at the properties, as approximately 87.9% of the keys have either been built or renovated since 2014 as further described in “The Properties” below.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

The Loan. The Hilton Portfolio mortgage loan (the “Hilton Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a portfolio of seven hotel properties totaling 709 rooms located in four states (the “Hilton Portfolio Properties”) with an original and cut-off date principal balance of $30.0 million. The Hilton Portfolio Loan is part of a whole loan (the “Hilton Portfolio Whole Loan”) with an original and cut-off date principal balance of $68.0 million that is evidenced by three pari passu notes as follows: (i) the Hilton Portfolio Loan, which consists of the controlling Note A-1 with an original and cut-off date principal balance of $30.0 million and (ii) the non-controlling Note A-2 and Note A-3 with an aggregate original and cut-off date principal balance of $38.0 million (the “Hilton Portfolio Companion Loans”). The Hilton Portfolio Loan accrues interest at an interest rate equal to 4.3000% per annum. The Hilton Portfolio Loan is structured with a 10-year term and amortizes on a 30-year amortization schedule after an initial 12-month interest-only period.

The relationship between the holders of the Hilton Portfolio Property will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Hilton Portfolio Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$30,000,000	$30,000,000	CF 2019-CF2	Yes
Note A-2	26,000,000	26,000,000	Starwood Mortgage Funding II LLC	No
Note A-3	12,000,000	12,000,000	Starwood Mortgage Funding II LLC	No
Hilton Portfolio Whole Loan	$68,000,000	$68,000,000

Loan proceeds were used to retire existing debt of $64.0 million on the Hilton Portfolio Properties, pay closing costs, fund upfront reserves and return approximately $2.1 million of equity to the borrower sponsor. Based on the “as is portfolio” appraised value of $110.0 million as of June 1, 2019, the Cut-off Date LTV is 61.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$68,000,000	100.0%	Loan Payoff	$64,004,660	94.1%
			Return of Equity	2,071,548	3.0
			Closing Costs	1,492,463	2.2
			Reserves	431,329	0.6
Total Sources	$68,000,000	100.0%	Total Uses	$68,000,000	100.0%

The Borrowers / Borrower Sponsor.  Each of the Hilton Portfolio Borrowers is a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Daniel A. Klingerman is the borrower sponsor and nonrecourse carve-out guarantor under the Hilton Portfolio Loan.

Daniel A. Klingerman is the CEO of Liberty Hospitality Partners, LP and has more than 20 years of hotel experience, including the operations, acquisition and renovations of hotels throughout the United States. Mr. Klingerman has ownership interests in more than 110 commercial properties, including hotels, office, industrial and restaurants. Mr. Klingerman’s hotel properties are flagged by Hampton Inn, Homewood Suites and Holiday Inn.

The Properties. The borrower sponsor developed the Hilton Portfolio Properties between 1998 and 2015. The oldest property, Hampton Inn Williamsport, just completed a property improvement plan (“PIP”) with approximately $3.6 million ($32,727 per room) spent on renovations in 2018. Hampton Inn Leesburg was renovated in 2018 at a total cost of approximately $630,000. Homewood Suites Ocala was renovated in 2019, at a total cost of approximately $500,000. The two newer Hilton Portfolio Properties, Hampton Inn Bartonsville and Hampton Inn Faxon, were developed in 2015 and 2014, respectively, with a cost basis of approximately $24.8 million ($111,712 per room).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

Hilton Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Rooms	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI	TTM Occupancy	TTM RevPAR Penetration	Franchise Expiration Dates
Hampton Inn Bartonsville Stroudsburg, PA	Limited Service	2015 / N/A	109	$12,900,000	19.0%	$19,500,000	$1,819,938	19.7%	81.5%	170.4%	7/2035
Homewood Suites Leesburg Leesburg, VA	Extended Stay	2009 / 2018	91	$11,600,000	17.1%	$17,500,000	$1,619,647	17.5%	76.4%	136.8%	1/2028
Hampton Inn Leesburg Leesburg, VA	Limited Service	2002 / 2018	101	$11,100,000	16.3%	$17,000,000	$1,420,081	15.4%	75.2%	157.9%	5/2022
Hampton Inn Faxon Williamsport, PA	Limited Service	2014 / N/A	113	$9,600,000	14.1%	$14,500,000	$1,427,905	15.5%	77.2%	128.6%	5/2033
Homewood Suites Ocala Ocala, FL	Extended Stay	2007 / 2019	99	$9,100,000	13.4%	$14,000,000	$1,161,254	12.6%	83.1%	119.9%	4/2028
Hampton Inn Williamsport Williamsport, PA	Limited Service	1998 / 2018	110	$7,200,000	10.6%	$11,000,000	$1,027,989	11.1%	70.4%	119.6%	9/2032
Hampton Inn Bermuda Run Bermuda Run, NC	Limited Service	2010 / N/A	86	$6,500,000	9.6%	$10,500,000	$763,261	8.3%	70.2%	139.7%	8/2030
Total / Wtd. Avg.			709	$68,000,000	100.0%	$104,000,000	$9,240,075	100.0%	76.4%	139.0%
Total with Portfolio Premium						$110,000,000
(1)	The “as is portfolio” appraised value of $110.0 million for the Hilton Portfolio properties as a whole reflects an approximate 5.8% premium to the aggregate appraised value of the individual properties. The aggregate “as is” appraised value for the individual properties as of June 1, 2019 is $104.0 million, which results in a Cut-off Date LTV of 65.4% and a Balloon LTV of 54.0%.

Four of the Hilton Portfolio Properties have franchise agreements that expire beyond the Hilton Portfolio Loan term. Hampton Inn Leesburg’s franchise agreement expires in May 2022, while Homewood Suites Leesburg and Homewood Suites Ocala have franchise agreements that expire in January 2028 and April 2028, respectively. Hilton Portfolio Properties representing approximately 58.9% of the total rooms within the portfolio have franchise agreement expirations beyond the Hilton Portfolio Loan’s maturity date in 2029. If any franchise agreement terminates or expires, the Hilton Portfolio Loan will become fully recourse to the Hilton Portfolio Borrowers and the borrower sponsor until the Hilton Portfolio Borrowers enter into a replacement franchise agreement satisfactory to the lender and delivery a satisfactory comfort letter to the lender.

The five largest Hilton Portfolio properties by ALA are described further below:

Hampton Inn Bartonsville. The Hampton Inn Bartonsville property is a limited service hotel with 109 rooms, located on Commerce Boulevard, just off Interestate-80. The amenities at the Hampton Inn Bartonsville property include business center, complimentary breakfast, WiFi, fitness room, 1,053 sq. ft. meeting room and indoor pool. Demand drivers include St. Luke’s Hospital Monroe campus, which is adjacent to the Hampton Inn Bartonsville property, Kalahari Resort (a 150-acre hotel/waterpark resort), Tobyhanna Army Depot (3,800 employees), Sanofi Pasteur (2,400 employees), Mount Airy Resort and Casino, Great Wolf Lodge, Camelback Lodge and Waterpark, Pocono Raceway and East Stroudsburg University (approximately 7,200 students). The appraisal noted that there are no hotels either proposed or under construction in the area that would be directly competitive with the subject market. The Hampton Inn Bartonsville property is secured by one condominium unit, which is subject to a land condominium regime. The related borrower owns an approximate 16.9% interest in the land condominium regime. The borrower does not control the land condominium board.

Homewood Suites Leesburg. The Homewood Suites Leesburg property is an extended-stay hotel with 91 rooms, located near the intersection of Highway 7 & U.S. Highway 15, approximately 39 miles northwest of Washington D.C. The amenities at the Homewood Suites Leesburg property include outdoor pool, fitness center, complimentary breakfast/evening reception area, guest laundry facilities, business center, sundry shop and 960 sq. ft. meeting space. Demand drivers include approximately 40 Loudoun County wineries and tasting rooms, with many located in Leesburg. Many of these wineries are used as wedding venues, which create a significant hotel demand. Additionally, Leesburg Corner Premium Outlets, which features over 100 upscale designer stores, is located approximately 2.5 miles from the Homewood Suites Leesburg property. The appraisal noted that there are no hotels either proposed or under construction in the area that would be directly competitive with the subject market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

Hampton Inn Leesburg. The Hampton Inn Leesburg property is a limited service hotel with 101 rooms, located near the intersection of Highway 7 & U.S. Highway 15, approximately 39 miles northwest of Washington D.C. The amenities at the Hampton Inn Leesburg property include a business center, complimentary breakfast, WiFi, fitness room, 1,008 sq. ft. meeting room and indoor pool. Demand drivers include approximately 40 Loudoun County wineries and tasting rooms, with many located in Leesburg. Many of these wineries are used as wedding venues, which create a significant hotel demand. Additionally, Leesburg Corner Premium Outlets, which features over 100 upscale designer stores, is located approximately 2.5 miles from the Homewood Suites Leesburg property. Top corporate accounts include Verizon Communication Wireless, K2M, Siemens and General Electric. The appraisal noted that there are no hotels either proposed or under construction in the area that would be directly competitive with the subject market.

Hampton Inn Faxon. The Hampton Inn Faxon property is a limited service hotel with 113 rooms, located along Liberty Lane, just off of Interstate-180. Amenities at the Hampton Inn Faxon property include complimentary breakfast, indoor pool, fitness center, guest laundry facilities, business center and approximately 586 sq. ft. of meeting space. Demand drivers include Pennsylvania College of Technology, Lycoming College, Bucknell University, UPMC Susquehanna Williamsport Regional Medical Center, C&J Energy, Nabors Drilling, Penn General Energy, Little League World Series and Susquehanna River Valley. Top corporate accounts include Halliburton, Profrac, UPMC Susquehanna Williamsport regional Medical Center and PA General Energy. The appraisal noted that there are no hotels either proposed or under construction in the area that would be directly competitive with the subject market.

Homewood Suites Ocala. The Homewood Suites Ocala property is an extended-stay hotel with 99 rooms, located in Ocala, Florida. It is located along Southwest 49th Road, proximate to Market Street at Heath Brook, a retail and office center, and West Marion Community Hospital. The amenities at the Homewood Suites property include complimentary breakfast, outdoor pool, outdoor sports court, BBQ area, fitness center, guest laundry facilities, business center, sundry shop and approximately 750 sq. ft. of meeting space. West Marion Hospital campus is located across the street from Homewood Suites property and a large percentage of hotel guests are hospital-related. According to the appraisals, Ocala is known as the “horse capital of the world” with more than 1,200 horse farms. The largest equestrian complex in the U.S. is currently under construction and is expected to contain 17 multipurpose arenas and a 140,000 sq. ft. outdoor stadium on a 378-acre complex. College of Central Florida has a campus in Ocala with nearly 12,000 students. FedEx opened a 400,000 sq. ft. distribution center in August 2016. AutoZone opened a 450,000 sq. ft. distribution center in 2018. Chewey, a pet food retailer opened a 600,000 sq. ft. fulfillment center in March 2018. Top corporate accounts include Cheney Brothers, Chewey and Emergency One. The 102-room SpringHill Suites Ocala opened in the subject market, at 4100 Southwest 40th Street, approximately one-mile northeast of the Homewood Suites Ocala property. The 107-room Hilton Garden Inn, located on a lot east of downtown, at the corner of Southeast 1st Avenue and Southeast Broadway Street is anticipated to be completed by January 2021.

Environmental Matters. The Phase I environmental reports, dated between June 25, 2019 and June 28, 2019, recommended no further action at the Hilton Portfolio Properties.

The Markets.

Leesburg, Virginia

Two of the Hilton Portfolio Properties (totaling 33.4% of the ALA and 27.1% of the total rooms) are located in Leesburg, Virginia. According to the appraisal, the immediate area benefits from its proximity to leisure demand generators in western Loudoun County (event venues, wineries, breweries, historic downtown areas, etc.), as well as large companies with headquarters or regional offices in the surrounding area. The subject neighborhood also benefits from its proximity to Washington D.C. and Dulles International Airport. Top private employers in the area include K2M, Target and Wegmans.

Throughout Loudoun County, there are 40 wineries and tasting rooms, with many located in Leesburg, which generate leisure as well as group demand. Many of these locations are used as wedding venues, which drive a substantial amount of demand to the subject property and market in the peak season (April – October). In addition to wineries, breweries, distilleries and cideries are also gaining momentum in the area. The “LoCo Ale Trail” features 33 craft breweries and continues growing.

Further, there are a variety of shopping outlets and retail centers located throughout Leesburg. The notable outlet located on the adjacent side of the Leesburg Bypass to the subject is the Leesburg Corner Premium Outlets, which features over 100 upscale designer and brand-name outlet stores such as Coach, Calvin Klein, Kate Spade and Michael Kors. The Village at Leesburg, located approximately 2.5 miles southeast of the subject, features more than 75 boutiques, restaurant and entertainment experiences. Other notable retail centers include One Loudoun (seven miles southeast of the subject in Ashburn), Loudoun Station (10 miles southeast of the subject in Ashburn), and Brambleton Town Center (11 miles south of the subject in Brambleton).

Williamsport, Pennsylvania

Two of the Hilton Portfolio Properties (totaling 24.7% of the ALA and 31.5% of the total rooms) are located in Williamsport, Pennsylvania. According to the appraisal, the subject neighborhood benefits greatly from the presence of Pennsylvania College of Technology, Lycoming College, and the UMPC Susquehanna Williamsport Regional Medical Center. In addition, the area is well known for its leisure activities such the Little League Baseball World Series and AAOA Trails.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

The area’s economy is focused around education, service, healthcare, technology, and government. The large government presence of administrative agencies and military installations is primarily due to Harrisburg being the state’s capital and therefore serves as the largest employer for the surrounding area. In addition, the area benefits from the headquarters and large regional offices that occupy the area. The major employers include The Williamsport Hospital, Pennsylvania State Government, Pennsylvania College of Technology, Williamsport Area School District, Susquehanna Health Medical Group, Weis Market Inc, Lycoming County, Aramark Facility Services LLC, West Pharmaceutical Services Inc and CS Group Payroll Services LLC. The economy has benefited from its extensive transportation network in developing the area as a prominent center for warehousing, distribution, and commerce.

Hilton Portfolio Room Night Demand
Property Name	Commercial	Meeting & Group	Leisure
Hampton Inn Bartonsville	30%	25%	45%
Homewood Suites Leesburg	65%	10%	25%
Hampton Inn Leesburg	55%	20%	25%
Hampton Inn Faxon	50%	20%	30%
Homewood Suites Ocala	40%	15%	45%
Hampton Inn Williamsport	30%	30%	40%
Hampton Inn Bermuda Run	40%	20%	40%

Historical Occupancy, ADR, RevPAR – Competitive Set(1)(2)
	Hilton Portfolio(3)			Competitive Set(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2016	70.9%	$113.49	$80.50	59.5%	$96.34	$57.31	119.2%	117.8%	140.5%
December 31, 2017	72.1%	$114.93	$82.84	60.9%	$98.75	$60.29	118.3%	116.4%	137.4%
December 31, 2018	74.4%	$118.71	$88.33	64.5%	$100.94	$65.23	115.3%	117.6%	135.4%
TTM June 2019	76.4%	$118.68	$90.64	65.7%	$101.11	$66.43	116.3%	117.4%	136.4%
(1)	Source: Hospitality research report.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

(3)	Based on operating statements provided by the Hilton Portfolio Borrowers.

(4)	Competitive Set data for each individual property is based on a third party industry report and presented on a weighted average basis based on individual property room count.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 6/30/2019	U/W	U/W Per Room(1)
Occupancy	70.9%	72.1%	74.4%	76.4%	76.4%
ADR	$113.49	$114.93	$118.71	$118.68	$118.68
RevPAR	$80.50	$82.84	$88.33	$90.64	$90.64

Room Revenue	$20,831,549	$21,436,902	$22,858,626	$23,455,936	$23,455,936	$33,083
Other Revenue	478,609	465,596	456,380	445,343	445,343	$628
Total Revenue	$21,310,158	$21,902,498	$23,315,006	$23,901,279	$23,901,279	$33,711
Operating Expenses	5,408,856	5,422,454	5,662,281	5,738,046	5,738,046	$8,093
Undistributed Expenses	7,316,744	7,291,402	7,763,800	7,856,122	7,679,466	$10,831
Gross Operating Profit	$8,584,558	$9,188,642	$9,888,925	$10,307,111	$10,483,767	$14,787

Total Fixed Charges	1,124,993	1,172,567	1,213,940	1,223,277	1,243,692	$1,754
Net Operating Income	$7,459,565	$8,016,075	$8,674,985	$9,083,834	$9,240,075	$13,033

FF&E	0	0	0	0	956,051	$1,348
Net Cash Flow	$7,459,565	$8,016,075	$8,674,985	$9,083,834	$8,284,023	$11,684
(1)	Based on 709 guest rooms.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

Property Management.  The Hilton Portfolio Properties are managed by Liberty Hospitality Partners, L.P., an affiliate of the Hilton Portfolio Borrowers.

Lockbox / Cash Management.  The Hilton Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Trigger Event Period (as defined below), the Hilton Portfolio Borrowers and the property manager will be required to establish and maintain a restricted account for the benefit of the lender (the “Clearing Account”) for the remaining term of the Hilton Portfolio Whole Loan and to direct all credit card companies to pay all Hilton Portfolio Properties receipts directly into the Clearing Account during a Trigger Event Period. Following the occurrence and during the continuance of a Trigger Event Period, all sums on deposit in the Clearing Account are required be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly payments required under the Hilton Portfolio Whole Loan documents will be made and (i) absent the existence of a Trigger Event Period, any remaining amounts on deposit in the Cash Management Account, are required to be disbursed to the Hilton Portfolio Borrowers and (ii) during the existence of a Trigger Event Period, any excess cash is required to be held by the lender as additional security for the Hilton Portfolio Whole Loan.

A “Trigger Event Period” will be in effect upon:

(i)	the occurrence of any event of default until cured;

(ii)	the failure of the Hilton Portfolio Borrowers to maintain a debt service coverage ratio of at least 1.20x (which test commences six months after origination of the Hilton Portfolio Loan) until the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters;

(iii)	any termination of any franchise agreement until satisfaction of the Qualified Franchise Replacement Conditions (as defined below);

(iv)	any default under any franchise agreement beyond any applicable cure period if such default permits the franchisor to cancel or terminate the franchise agreement or Hilton Portfolio Borrowers until the cured or upon satisfaction of the Qualified Franchise Replacement Conditions;

(v)	any franchisor delivers notice of its intent to terminate the franchise agreement until the franchisor withdraws its notice of intent to terminate the franchise agreement or upon satisfaction of the Qualified Franchise Replacement Conditions;

(vi)	the occurrence of a Homewood Suites Leesburg Franchise Non-Renewal Trigger Event Period (as defined below) until the occurrence of a Homewood Suites Leesburg Franchise Non-Renewal Trigger Event Period Cure (as defined below); or

(vii)	the occurrence of an Homewood Suites Ocala Franchise Non-Renewal Trigger Event Period (as defined below) until the occurrence of an Homewood Suites Ocala Franchise Non-Renewal Trigger Event Period Cure (as defined below).

The “Qualified Franchise Replacement Conditions” means satisfaction of the following: (i) the Hilton Portfolio Borrowers enter into a qualified franchise agreement with a term of no less than five years beyond the maturity date, (ii) the term of such qualified franchise Agreement has commenced and (iii) the lender receives a comfort letter from such qualified franchisor (provided that no other Trigger Event Period has occurred and is continuing).

A “Homewood Suites Leesburg Franchise Non-Renewal Trigger Event Period” means the franchise agreement for Homewood Suites Leesburg has not been extended or renewed by the date that is 12 months prior to the Homewood Suites Leesburg franchise agreement expiration date, which extension or renewal must provide for an extended expiration date of no earlier than five years beyond the maturity date of the Hilton Portfolio Loan.

A “Homewood Suites Ocala Franchise Non-Renewal Trigger Event Period” means the franchise agreement for Homewood Suites Ocala has not been extended or renewed by the date that is 12 months prior to the Homewood Suites Ocala franchise agreement expiration date, which extension or renewal must provide for an extended expiration date of no earlier than five years beyond the maturity date of the Hilton Portfolio Loan.

In the event of a Trigger Event Period under subsection (vi) or (vii) above, and so long as no Trigger Event under subsection (i) then exists, all excess cash flow is required to be deposited into a PIP reserve and funds on deposit in the PIP reserve will be available to pay the costs of any PIP required by the applicable franchisor in connection with the extension/renewal of the franchise agreement for Homewood Suites Leesburg and Homewood Suites Ocala.

Notwithstanding the foregoing, in lieu of the lender retaining the excess cash flow in a PIP reserve upon the occurrence of a Homewood Suites Leesburg Franchise Non-Renewal Trigger Event Period or Homewood Suites Ocala Franchise Non-Renewal Trigger Event Period, the Hilton Portfolio Borrowers will have the option of posting cash or one or more letters of credit (any such cash or letters of credit, the “Homewood Suites Extension Collateral”), in the amount of (i) $2,500,000 if only one of the franchise agreements for the Homewood Suites Leesburg and Homewood Suites Ocala properties has not been extended/renewed as provided above or (ii) $5,000,000 if both of the franchise agreements for the Homewood Suites Leesburg and Homewood Suites Ocala properties have not been extended/renewed as provided above, which Homewood Suites Extension Collateral would be required to be delivered to the lender within ten business days of the occurrence of such Homewood Suites Leesburg Franchise Non-Renewal Trigger Event Period or Homewood Suites Ocala Franchise Non-Renewal Trigger Event Period. Upon the Hilton Portfolio Borrowers’ failure to so deliver the Homewood Suites Extension Collateral, an excess cash flow sweep will commence.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 8 Hilton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.8% 2.05x 13.6%

A “Homewood Suites Leesburg Franchise Non-Renewal Trigger Event Period Cure” means either (i) the Hilton Portfolio Borrowers and the franchisor have extended or renewed the Homewood Suites Leesburg franchise agreement in writing for a term of no less than five years beyond the maturity date and on terms acceptable to the lender, or (ii) the Hilton Portfolio Borrowers have satisfied the Qualified Franchise Replacement Conditions.

A “Homewood Suites Ocala Franchise Non-Renewal Trigger Event Period Cure” means either (i) the Hilton Portfolio Borrowers and the franchisor have extended or renewed the Homewood Suites Ocala franchise agreement in writing for a term of no less than five years beyond the maturity date and on terms acceptable to the lender, or (ii) the Hilton Portfolio Borrowers have satisfied the Qualified Franchise Replacement Conditions.

Initial Reserves and Ongoing Reserves. At origination, the Hilton Portfolio Borrowers deposited (i) $393,717 into a tax reserve account, (ii) $37,612 into an insurance reserve account and (iii) provided a $1,000,000 letter of credit for future PIP work.

Tax Reserve. The Hilton Portfolio Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, currently equal to $80,974.

Insurance Reserve. The Hilton Portfolio Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, currently equal to $7,522.

FF&E Reserve. The Hilton Portfolio Borrowers are required to deposit into an FF&E reserve, on a monthly basis, (i) 1/12 of 4% of gross income for the prior calendar year for the first 33 months of the Hilton Portfolio Loan term and (ii) 1/12 of 5% of gross income for the prior calendar year thereafter.

PIP Reserve. A PIP reserve for potential PIP items is required by the applicable franchisor in connection with the renewal or replacement of the franchise agreement relating to the Hampton Inn Leesburg property (the “Hampton Inn Leesburg PIP”), in the amount of $77,800 per month during months 1 through 33 of the Hilton Portfolio Loan term are required to be collected, subject to a $2,500,000 cap. Funds on deposit in the PIP reserve will be available to pay the costs associated with the Hampton Inn Leesburg PIP. Upon the completion of the Hampton Inn Leesburg PIP and payment in full of the costs related thereto, any funds remaining in this PIP reserve will be transferred to the FF&E reserve.

In lieu of making the monthly PIP reserve payments, the Hilton Portfolio Borrowers will have the option of posting cash or multiple letters of credit in accordance with the following schedule:

(i)	$1,000,000 on the day of the closing of the Hilton Portfolio Loan;

(ii)	$1,000,000 on or before the Hilton Portfolio Loan payment date in month 13 of the Hilton Portfolio Loan term; and

(iii)	$500,000 on or before the Hilton Portfolio Loan payment date in month 25 of the Hilton Portfolio Loan term.

The Hilton Portfolio Borrowers posted a $1,000,000 letter of credit at origination of the Hilton Portfolio Loan.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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1500 Palisade Avenue Fort Lee, NJ 07024	Collateral Asset Summary – Loan No. 9 Southbridge Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 27.9% 5.16x 16.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1500 Palisade Avenue Fort Lee, NJ 07024	Collateral Asset Summary – Loan No. 9 Southbridge Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 27.9% 5.16x 16.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1500 Palisade Avenue Fort Lee, NJ 07024	Collateral Asset Summary – Loan No. 9 Southbridge Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 27.9% 5.16x 16.8%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Credit Assessment KBRA/Fitch/S&P(1):	A/A/N/A
Borrower Sponsor(2):	Southbridge Park, Inc.
Borrower(2):	Southbridge Park, Inc.
Original Balance:	$29,000,000
Cut-off Date Balance:	$29,000,000
% by Initial UPB:	3.6%
Interest Rate:	3.1775%
Payment Date:	1st of each month
First Payment Date:	November 1, 2019
Maturity Date:	October 1, 2029
Amortization:	Interest Only
Additional Debt(3):	None
Call Protection:	LO(24), DEF(93), O(3)
Lockbox / Cash Management:	None / None

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing

Financial Information
Cut-off Date Balance / Unit:	$169,591
Balloon Balance / Unit:	$169,591
Cut-off Date LTV(5):	27.9%
Balloon LTV(5):	27.9%
Underwritten NOI DSCR:	5.20x
Underwritten NCF DSCR:	5.16x
Underwritten NOI Debt Yield:	16.8%
Underwritten NCF Debt Yield:	16.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily Cooperative
Collateral:	Fee Simple
Location:	Fort Lee, NJ
Year Built / Renovated:	1973 / NAP
Total Units:	171
Property Management:	Kevin Barry (self-managed)
Underwritten NOI:	$4,860,157
Underwritten NCF:	$4,817,407
Appraised Value(5):	$104,000,000
Appraisal Date:	July 2, 2019
Multifamily Rental Appraised Value(6):	$98,000,000
Multifamily Rental Appraised Value Date:	July 2, 2019

Historical NOI(7)
Most Recent NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP
2016 NOI :	NAP

Historical Occupancy(8)
Most Recent Occupancy:	NAP
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP

(1)	Fitch and KBRA provided the listed assessments for the Southbridge Park Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P did not provide a credit assessment but confirmed that the Southbridge Park Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The Southbridge Park Property (as defined below) is owned by Southbridge Park Borrower (as defined below), which is a residential cooperative housing corporation. No individual or entity (other than the Southbridge Park Borrower) has recourse obligations with respect to the Southbridge Park Loan, including pursuant to any guaranty or environmental indemnity.

(3)	The Southbridge Park Borrower is permitted to obtain future secured or unsecured subordinate debt. See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	See “Initial Reserves and Ongoing Reserves” herein.

(5)	The Appraised Value used is a “Gross Sell-out Value”, which equals the sum of (i) the estimated unit values of all cooperative units in the Southbridge Park Property, based on various comparable sales of cooperative apartment units in the market, plus (ii) the estimated value of the parking spaces located at the Southbridge Park Property. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in the Preliminary Prospectus. The Cut-off Date LTV and Balloon LTV are based on the “Gross Sell-out Value”. The Cut-off Date LTV and Balloon LTV based on the “Multifamily Rental Appraised Value” are 29.6% and 29.6%, respectively.

(6)	The “Multifamily Rental Appraised Value” assumes the Southbridge Park Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Preliminary Prospectus.

(7)	Historical cashflows are “not applicable”. The Southbridge Park Borrower is a not-for-profit residential cooperative that sets maintenance fees to cover current expenses and plan for future capital needs. The Southbridge Park Borrower can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow that would be generated by the Southbridge Park Property if it were operated as a multifamily rental property.

(8)	Historical Occupancy for the Southbridge Park Property is not reported as all residential units are owned by tenant-shareholders. The appraisal reported occupancy as of July 2, 2019 of 96.0%, which reflects the vacancy assumption for purposes of determining the appraised value of the Southbridge Park Property as a multifamily rental property as of the appraisal valuation date.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1500 Palisade Avenue Fort Lee, NJ 07024	Collateral Asset Summary – Loan No. 9 Southbridge Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 27.9% 5.16x 16.8%

The Loan. The Southbridge Park mortgage loan (the “Southbridge Park Loan”) is a $29.0 million fixed rate loan evidenced by a single promissory note that is secured by a first priority mortgage encumbering a 171 unit multifamily residential cooperative building located in Fort Lee, New Jersey (the “Southbridge Park Property”). The Southbridge Park Property includes a 330-space parking garage and surface parking area for 17 spaces. The Southbridge Park Property also utilizes 50 offsite parking spaces pursuant to a lease that expires in 2022; however such spaces are not required for continued legal compliance of the Southbridge Park Property. The Southbridge Park Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 3.1775%.

Loan proceeds of $29.0 million were used to retire existing debt of $28.7 million, return equity of approximately $0.1 million and pay closing costs. Based on the “Gross Sell-out Value” appraised value of $104.0 million as of July 2, 2019, which equals the sum of (i) the estimated unit values of all cooperative units in the Southbridge Park Property, based on various comparable sales of cooperative apartment units in the market, plus (ii) the estimated value of the parking spaces located at the Southbridge Park Property, the Cut-off Date LTV is 27.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds	$29,000,000	100.0%	Existing Debt	$28,711,760	99.0%
			Closing Costs	191,025	0.7
			Return of Equity	97,215	0.3
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, Southbridge Park, Inc., a residential cooperative housing corporation organized under the laws of the State of New York (the “Southbridge Park Borrower”). The Southbridge Park Property is owned in fee simple by the Southbridge Park Borrower. No individual or entity (other than the Southbridge Park Borrower) has recourse obligations with respect to the Southbridge Park Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The Southbridge Park Property consists of 171 units in a 30-story residential cooperative apartment building located on a 2.0-acre site at 1500 Palisade Avenue in Fort Lee, New Jersey. The Southbridge Park Property was built in 1973 and 100.0% of the units have been sold to the tenant-shareholders (the residents) of the Southbridge Park Property. The Southbridge Park Property includes a 330-space parking garage, 17 surface parking spaces and 50 offsite parking spaces, totaling 397-spaces (2.3 parking spaces per unit). The Southbridge Park Borrower owns the land, the building, all of the apartment units and all of the common areas, subject to the shares the Southbridge Park Borrower provided to the tenant-shareholders. Each tenant-shareholder has a proprietary lease that confers the exclusive right to occupy a specific apartment unit. The tenant-shareholders are required to make monthly maintenance payments to the Southbridge Park Borrower. For additional information, see “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus.

The Southbridge Park Property features two tennis courts, a swimming pool, a fitness center, common area laundry and 24-hour concierge/doorman. The Southbridge Park Property contains 6 passenger elevators, two of which provide access between the lobby and garage levels, with the remaining four providing access between the lobby and upper residential floors. All of the units at the Southbridge Park Property feature balconies and most have uninterrupted views of the Hudson River and New York City skyline.

The table below shows the apartment unit mix at the Southbridge Park Property:

Southbridge Park Property Unit Mix(1)
Unit Type	Units	% of Total Units	Average SF per Unit	Total NRA
2 BD / 2 BA	56	32.7%	1,665	93,240
2 BD / 2.5 BA	28	16.4%	1,850	51,800
2 BD / 2.5 BA	56	32.7%	2,050	114,800
3 BD / 3 BA	28	16.4%	2,250	63,000
Penthouse	3	1.8%	3,843	11,530
Total/Wtd. Avg.	171	100.0%	1,955	334,370
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental report dated August 7, 2019 did not identify any recognized environmental conditions and recommended no further action at the Southbridge Park Property.

The Market. The Southbridge Park Property is located in Fort Lee, New Jersey, within Bergen County, approximately seven miles southeast of New York City and 17 miles southwest of Newark. Bergen County is part of the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area, which is the most populated area in the United States. Bergen County is bordered by Rockland County to the north, the Hudson River to the east, Hudson and Essex Counties to the south and Passaic County to the west.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1500 Palisade Avenue Fort Lee, NJ 07024	Collateral Asset Summary – Loan No. 9 Southbridge Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 27.9% 5.16x 16.8%

Fort Lee is a suburban community for the New York metropolitan area and is bordered by Englewood to the north, the Hudson River to the east, Cliffside Park to the south, and Overpeck County Park to the West. Fort Lee is a highly residential area due to its proximity to New York City and according to the appraiser, the community has approximately 13.3 million sq. ft. of multifamily development in the immediate area. Within the Bergen County apartment submarket, there are 14 apartment projects under construction totaling 2,387 units representing 5.3% of supply that will be added in the near term. Interstate 95, U.S. Route 46, and State Route 4 intersect the county and air transportation is provided by Newark Liberty International Airport, approximately three miles east of county’s central business district.

According to the appraisal, the estimated 2018 population within a one, three, and five-mile radius of the Southbridge Park Property is 37,234, 690,313 and 2,066,419, respectively, and the average household income within the same radii are $116,224, $76,412 and $85,752, respectively.

According to the appraisal, the Southbridge Park Property is located in the Bergen County apartment submarket, which reported a 3.9% vacancy rate as of the first quarter of 2019.

Comparable rental properties to the Southbridge Park Property are shown in the table below:

Comparable Rental Properties(1)
Property	City, State	Distance	Year Built	# of Units	Occupancy	Avg. SF per Unit	Average Rent per Unit(3)
Southbridge Park(2)	Fort Lee, NJ	NAP	1973	171	NAP(2)	1,955	$4,144
The Modern	Fort Lee, NJ	0.6 miles	2014	450	95.1%	779	$2,619
Hudson Lights at Fort Lee	Fort Lee, NJ	0.5 miles	2016	276	96.0%	805	$2,627
Twenty50 by Windsor	Fort Lee, NJ	0.6 miles	2013	313	97.9%	1,113	$3,065
The Fairview	Fairview, NJ	2.1 miles	1995	146	95.2%	1,128	$2,344
Riello	Edgewater, NJ	2.5 miles	2004	225	92.9%	1,357	$2,990
Cliffside Views	Cliffside Park, NJ	2.3 miles	2008	79	96.2%	1,329	$3,051
(1)	Source: Appraisal. For purposes of appraised value, the appraisal assumes that the Southbridge Park Property is operated as a multifamily rental property.

(2)	Historical Occupancy for the Southbridge Park Property is not reported as all residential units are owned by tenant-shareholders. The appraisal reported occupancy as of July 2, 2019 of 96.0%, which reflects the vacancy assumption for purposes of determining the appraised value of the Southbridge Park Property as a multifamily rental property as of the appraisal valuation date.

(3)	The Average Rent per Unit for the Southbridge Park Property is estimated using market rents for residential units as determined by the appraiser.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W Per Unit
Base Rent(3)	$8,466,480	$49,511.58
Parking Income	350,000	$2,046.78
Other Income	300,750	$1,758.77
Less: Vacancy(4)	(423,324)	($2,475.58)
Effective Gross Income	$8,693,906	$50,841.56
Total Operating Expenses	3,833,749	$22,419.58
Net Operating Income	$4,860,157	$28,421.97
Capital Expenditures	42,750	$250.00
Net Cash Flow	$4,817,407	$28,171.97
(1)	The Southbridge Park Borrower is organized and operated as a not-for-profit entity. It sets maintenance fees to be paid by the tenant-shareholders, in an amount expected to cover current expenses and plan for future capital needs. The underwritten Net Operating Income and the underwritten Net Cash Flow for the Southbridge Park Property are the projected net operating income and projected net cash flow reflected in the appraisal. The Underwritten Net Operating Income, in general, equals projected operating income at the Southbridge Park Property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case as determined by the appraisal. Underwritten Net Cash Flow equals the projected net operating income less projected replacement reserves, as determined by the appraisal. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.

(2)	Historical cashflows are “not applicable”. The Southbridge Park Borrower can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow that would be generated by the Southbridge Park Property if it were operated as a multifamily rental property.

(3)	Base rent assumes the Southbridge Park Property is operated as a rental property and is based on market rents as determined by the appraisal.

(4)	U/W vacancy represents 5.0% of U/W Base Rent. As of Q1 2019, the Bergen County apartment submarket reported a vacancy rate of 3.9%. Historical Occupancy for the Southbridge Park Property is not reported as all residential units are owned by tenant-shareholders. The appraisal reported occupancy as of July 2, 2019 of 96.0%, which reflects the vacancy assumption for purposes of determining the appraised value of the Southbridge Park Property as a multifamily rental property as of the appraisal valuation date.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1500 Palisade Avenue Fort Lee, NJ 07024	Collateral Asset Summary – Loan No. 9 Southbridge Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 27.9% 5.16x 16.8%

Property Management. The Southbridge Park Property is managed by Kevin Barry.

Lockbox / Cash Management. None.

Initial Reserves and Ongoing Reserves.

Tax Reserve. The Southbridge Park Borrower is not required to make monthly deposits into a lender controlled real estate tax reserve account unless (i) an event of default has occurred and is continuing or (ii) the Southbridge Park Borrower fails to provide the lender with evidence of the payment of taxes at least 10 business days prior to the tax due date.

Insurance Reserve. The Southbridge Park Borrower is not required to make monthly deposits of insurance premiums into a lender controlled insurance reserve account unless (i) an event of default has occurred and is continuing or (ii) the Southbridge Park Borrower fails to provide the lender with evidence of the payment of insurance premiums at least 10 business days prior to the premium due date.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Southbridge Park Borrower may obtain future secured or unsecured subordinate debt (an “Approved Subordinate Loan”), subject to certain conditions, including that (i) such subordinate debt is made from an Approved Subordinate Lender (as defined in the Southbridge Park Loan documents), (ii) results in a combined loan-to-value ratio of no greater than 30% , (iii) is unsecured or secured only by a second lien or further inferior lien on the Southbridge Park Property, (iv) other than repayment obligations, creates no obligations or liabilities on the part of the Southbridge Park Borrower, (v) has a term that is coterminous with the term of the Southbridge Park Loan, (vi) results in a combined debt service coverage ratio on the Southbridge Park Loan and Approved Subordinate Loan of at least 4.50x, (vii) results in a combined debt yield on the Southbridge Park Loan and Approved Subordinate Loan of at least 15.0% and (viii) is otherwise on terms and conditions and subject to documentation reasonably acceptable to the lender and the requirements of each applicable rating agency. The Approved Subordinate Lender is required to enter into a recognition agreement with the lender in form reasonably acceptable to the lender and the applicable rating agencies that provides, among other conditions, (i) the Approved Subordinate Lender is prohibited from transferring the Approved Subordinate without consent of the lender and the receipt of a rating agency confirmation from each applicable rating agency and (ii) the Approved Subordinate Loan is subordinate to the Southbridge Park Loan.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Credit Assessment KBRA/Fitch/S&P(1):	A-/BBB-/N/A
Borrower Sponsor(2):	Grand Canal Shoppes Holdings, LLC
Borrowers:	Grand Canal Shops II, LLC; The Shoppes at the Palazzo, LLC
Original Balance(3):	$25,000,000
Cut-off Date Balance(3):	$25,000,000
% by Initial UPB:	3.1%
Interest Rate(4):	3.7408%
Payment Date:	1st of each month
First Payment Date:	August 1, 2019
Maturity Date:	July 1, 2029
Amortization:	Interest Only
Additional Debt(3)(5):	$735,000,000 Pari Passu Debt; $215,000,000 Subordinate Debt
Call Protection(6):	LO(27), DEF(88), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
Rollover:	$12,309,694	Springing
Ground Rent:	$0	Springing
Gap Rent:	$1,218,246	$0

Financial Information
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$1,000	$1,283
Balloon Balance / Sq. Ft.:	$1,000	$1,283
Cut-off Date LTV:	46.3%	59.5%
Balloon LTV:	46.3%	59.5%
Underwritten NOI DSCR:	2.53x	1.72x
Underwritten NCF DSCR:	2.46x	1.67x
Underwritten NOI Debt Yield:	9.6%	7.5%
Underwritten NCF Debt Yield:	9.3%	7.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail – Specialty Retail
Collateral:	Fee Simple / Leasehold
Location:	Las Vegas, NV
Year Built / Renovated:	1999 / 2007
Total Sq. Ft.(8):	759,891
Property Management:	Brookfield Properties Retail Inc.(borrower-related)
Underwritten NOI:	$73,021,709
Underwritten NCF:	$70,997,903
Appraised Value:	$1,640,000,000
Appraisal Date:	April 3, 2019

Historical NOI
Most Recent NOI:	$71,465,811 (T-12 March 31, 2019)
2018 NOI:	$71,326,473 (December 31, 2018)
2017 NOI:	$74,425,947 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	94.0% (May 31, 2019)
2018 Occupancy:	92.6% (December 31, 2018)
2017 Occupancy:	91.8% (December 31, 2017)

(1)	Fitch and KBRA provided the listed assessments for the Grand Canal Shoppes Mortgage Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P did not provide a credit assessment but confirmed that the Grand Canal Shoppes Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties REIT Inc and the borrower sponsor is Grand Canal Shoppes Holdings, LLC.

(3)	The Grand Canal Shoppes Mortgage Loan is part of the Grand Canal Shoppes Whole Loan (as defined below), which is comprised of 23 pari passu senior promissory notes with an aggregate original principal balance of $760,000,000 (the “Senior Notes”, and collectively the “Grand Canal Shoppes Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $215,000,000 (the “Grand Canal Shoppes Subordinate Companion Loan”, and together with the Grand Canal Shoppes Senior Loan, the “Grand Canal Shoppes Whole Loan”). The Grand Canal Shoppes Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, N.A. (“WFB”) on June 3, 2019.

(4)	Reflects the Senior Notes only. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.2500% per annum.

(5)	See “The Loan” and “Current Mezzanine or Subordinate Indebtedness” below.

(6)	Defeasance of the Grand Canal Shoppes Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grand Canal Shoppes Whole Loan promissory note to be securitized and (b) June 3, 2022. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in October 2019.

(7)	See “Initial Reserves and Ongoing Reserves” below.

(8)	Total Sq. Ft. excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the loan documents permit a free release with respect to such space. As such, no value or rental income has been attributed to this space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

The Loan. The tenth largest mortgage loan (the “Grand Canal Shoppes Mortgage Loan”), evidenced by one non-controlling promissory note (Note A-3-4) with an original principal balance of $25,000,000, is part of the Grand Canal Shoppes Whole Loan in the original principal balance of $975,000,000. The Grand Canal Shoppes Whole Loan is secured by a first priority fee and leasehold mortgage encumbering 759,891 SF located in Las Vegas, Nevada (the “Grand Canal Shoppes Property”). The Grand Canal Shoppes Whole Loan was co-originated by MSBNA, JPMCB, GS and WFB on June 3, 2019. The Grand Canal Shoppes Whole Loan is comprised of 23 promissory notes, which are pari passu with each other, with an aggregate original principal balance of $760,000,000 and one subordinate promissory note in the aggregate principal balance of $215,000,000. The non-controlling note A-3-4 with an original principal balance of $25,000,000, represents the Grand Canal Shoppes Mortgage Loan and will be included in the CF 2019-CF2 securitization trust. The remaining Senior Loans (collectively, the “Grand Canal Shoppes Pari Passu Companion Loans”), with an aggregate original principal balance of $735,000,000, have been or are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Grand Canal Shoppes Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Grand Canal Shoppes Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-3-4	$25,000,000	$25,000,000	CF 2019-CF2	No
A-1-1	$60,000,000	$60,000,000	MSC 2019-H7	Yes(1)
A-1-2	$50,000,000	$50,000,000	Bank 2019-BNK19	No
A-1-3	$40,000,000	$40,000,000	MSBNA	No
A-1-4	$40,000,000	$40,000,000	MSBNA	No
A-1-5	$13,846,154	$13,846,154	MSBNA	No
A-1-6	$10,000,000	$10,000,000	MSC 2019-H7	No
A-1-7	$10,000,000	$10,000,000	MSBNA	No
A-1-8	$10,000,000	$10,000,000	MSBNA	No
A-2-1	$50,000,000	$50,000,000	Bank 2019-BNK19	No
A-2-2-1	$20,000,000	$20,000,000	WFB	No
A-2-2-2	$30,000,000	$30,000,000	CSAIL 2019-C17(2)	No
A-2-3	$40,000,000	$40,000,000	WFB	No
A-2-4	$25,000,000	$25,000,000	UBS AG, New York Branch	No
A-2-5	$10,384,615	$10,384,615	UBS AG, New York Branch	No
A-3-1	$50,000,000	$50,000,000	Benchmark 2019-B12	No
A-3-2	$50,000,000	$50,000,000	JPMCB	No
A-3-3	$40,000,000	$40,000,000	JPMCB	No
A-3-5	$10,384,615	$10,384,615	JPMCB	No
A-4-1	$60,000,000	$60,000,000	CGCMT 2019-GC41	No
A-4-2	$60,000,000	$60,000,000	Goldman Sachs Bank USA	No
A-4-3	$20,000,000	$20,000,000	GSMS 2019-GC42	No
A-4-4	$25,000,000	$25,000,000	Goldman Sachs Bank USA	No
A-4-5	$10,384,615	$10,384,615	Goldman Sachs Bank USA	No
B-notes	$215,000,000	$215,000,000	CPPIB Credit Investments II Inc.	Yes(1)
Total	$975,000,000	$975,000,000
(1)	The initial controlling noteholder is the holder or holders of a majority of the Grand Canal Shoppes Subordinate Loans (by principal balance). The holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to appoint the special servicer of the Grand Canal Shoppes Whole Loan and to direct certain decisions with respect to the Grand Canal Shoppes Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

(2)	Expected to be contributed to the CSAIL 2019-C17 securitization transaction, which is expected to close prior to the Closing Date.

The Grand Canal Shoppes Whole Loan has a 10-year interest only term and the Senior Loans accrue interest at a fixed rate of 3.7408% per annum. The Grand Canal Shoppes Whole Loan proceeds, along with $215.0 million of equity from the Grand Canal Shoppes Borrower Sponsor, were used to repay existing debt of approximately $627.3 million, return equity of approximately $333.0 million, fund upfront reserves of approximately $13.5 million, and pay closing costs of approximately $1.1 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Proceeds	$760,000,000	77.9%	Existing Debt	$627,284,452	64.3%
Junior Loan Proceeds	215,000,000	22.1	Return of Equity	333,044,567	34.2
			Reserves	13,527,940	1.4
			Closing Costs	1,143,041	0.1
Total Sources	$975,000,000	100.0%	Total Uses	$975,000,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers, Grand Canal Shops II, LLC and The Shoppes at the Palazzo, LLC (together, the “Grand Canal Shoppes Borrowers”), are each a single-purpose Delaware limited liability company, with two independent directors in

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

its organizational structure. The non-recourse carveout guarantor is BPR Nimbus LLC (“Grand Canal Shoppers Guarantor”), an affiliate of Brookfield Properties REIT Inc and the borrower sponsor is Grand Canal Shoppes Holdings, LLC (the “Grand Canal Shoppes Borrower Sponsor”), a joint venture between Nuveen Real Estate and Brookfield Properties REIT Inc. Brookfield Properties REIT Inc. ranks among the largest retail real estate companies in the United States. Its portfolio of mall properties spans the nation, encompassing over 170 locations across 43 states and representing over 146 million SF of retail space. The company is focused on managing, leasing and redeveloping retail properties. Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, and spanning both debt and equity and has over 80 years of real estate investing experience and more than 550 employees located across over 25 cities throughout the United States, Europe and Asia Pacific.

The Property and Tenants. The Grand Canal Shoppes Property is a 759,891 SF specialty retail center that predominantly comprises the first-, second-, and third levels of the Venetian Hotel and Casino and Palazzo Resort and Casino. The Grand Canal Shoppes Property opened in 1999, with an expansion in conjunction with the completion of The Palazzo in 2007, and is anchored by an 84,743 SF, three level Barneys New York, currently slated to close by January 2020. Barneys New York is part of the collateral for the Grand Canal Shoppes Whole Loan at loan closing, but the Grand Canal Shoppes Borrowers have the right to obtain a free release of the Barneys Parcel (as defined below). At origination, no value or rental income was attributed to the Barneys Parcel (as defined below).

The Venetian Hotel and Casino and Palazzo Resort and Casino are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. The Venetian Hotel and Casino and the Palazzo Resort and Casino are owned and operated by Las Vegas Sands. The overall resort complex is the largest on The Strip (as defined below), and includes 4,049 rooms within The Venetian, 3,068 rooms/suites within The Palazzo, and 225,000 SF of gaming space (combined), none of which are collateral for the Grand Canal Shoppes Whole Loan. The Grand Canal Shoppes Property is physically connected to the Venetian Hotel and Casino and the Palazzo Resort and Casino, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million SF of meeting space, one million SF of retail space, and more than 30 restaurants. In addition, the Grand Canal Shoppes Property is within walking distance to over 140,000 hotel rooms.

The Grand Canal Shoppes Property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The Grand Canal Shoppes Property is a premier shopping, entertainment, and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the Grand Canal Shoppes Property as well as showroom/theater space for live performances.

The Grand Canal Shoppes Property is currently 94.0% leased as of May 31, 2019. According to the appraisal, the Grand Canal Shoppes Property generates average mall shop sales of over $1,000 PSF. The Grand Canal Shoppes Property generated $427.6 million in gross sales with comparable in line sales of $1,182 PSF as of the trailing twelve months ended February 28, 2019. The Grand Canal Shoppes Property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as Tao Asian Bistro, which features a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, Cut by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Noteworthy luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the Grand Canal Shoppes Property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. Ownership is budgeting approximately $12.0 million to improve lighting and finishes, in an attempt to maintain existing and attract new tenants to this portion of the Grand Canal Shoppes Property. According to management, renovations are expected to begin in September 2019. In addition, the renovation, new finishes and lighting are expected to be completed in conjunction with a proposed, 27,422 SF international food hall proposed to be completed in 2020. Such renovation and redevelopment, as well as development of the new food hall, are not required by or reserved for under the Grand Canal Shoppes Whole Loan documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be completed.

The following table presents a summary of historical tenant sales at the Grand Canal Shoppes Property:

Historical Tenant Sales Summary(1)
	2015	2016	2017	2018	TTM February 2019 Sales	TTM February 2019 Sales PSF
Anchor/Major Sales	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580
(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

The Grand Canal Shoppes Property is anchored by 18 major tenants, which combined generate approximately $140.3 million in annual sales as of TTM February 2019. Since 2015, the Grand Canal Shoppes Property’s sales performance has steadily increased year-over-year, growing 21.4% over this period. Furthermore, comparable sales have consistently exceeded $1,100 PSF, with the subject reaching $1,182 PSF as of TTM February 2019.

The first floor of Barneys New York and the casino level (ground floor) space are leased by the Grand Canal Shoppes Borrowers, pursuant to air rights ground leases, which do not include the underlying land. The casino level space consists of restaurants and retail shops

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

contained on the casino levels (ground floor) of the Venetian Hotel and Casino and the Palazzo Resort and Casino. The ground lease for the casino level of the Venetian Hotel and Casino portion of the Grand Canal Shoppes Property expires in 2093, and the ground lease for the casino level of the Palazzo Resort and Casino portion of the Grand Canal Shoppes Property expires in 2097. The annual rent for each of these leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the leased premises for $1 on the respective lease expiration dates. The remaining collateral, except for the Walgreens air rights lease space (described below), is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is part of a vertical subdivision; i.e. the fee ownership is solely of the designated space on the ground level and levels 2 and 3 and doesn’t include the land. A reciprocal easement agreement governs the relationship among the owner of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. The Walgreens air rights lease space (collateral) refers to the air rights above the Walgreens space, which is owned by a third party (not collateral). The Walgreens air rights space is currently occupied by Buddy V’s Ristorante and Carlo’s Bakery (12,839 SF, 1.5% of underwritten base rent) pursuant to a lease that expires in 2064 with one, 40 year extension option. The Venetian Hotel and Casino subleases a portion of the air rights parcel from the Grand Canal Shoppes Borrowers pursuant to a separate sublease. The Venetian Hotel and Casino is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens lease.

Pursuant to the reciprocal easement and ground lease documents, transfers (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) of the Grand Canal Shoppes Property are subject to certain transfer restrictions. Additionally, under such documents, Venetian Casino Resort, LLC has the right to cure certain defaults of the Grand Canal Shoppes Borrowers under the Grand Canal Shoppes Whole Loan. See also “Right of First Offer/Right of First Refusal” below.

Historical and Current Occupancy(1)
	2014	2015	2016	2017	2018	Current(2)
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Total/Wtd. Avg.	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%
(1)	Historical occupancy provided by the borrower sponsor.

(2)	Current occupancy is based on the May 31, 2019 rent roll.

The following table presents certain information relating to the major tenants at the Grand Canal Shoppes Property:

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration

Venetian Casino Resort(3)	BBB- / NR / BBB-	81,105	10.7%	$56.69	6.9%	5/31/2029
TAO(4)	NR / NR / NR	49,441	6.5	$31.88	2.4	1/31/2025
Regis Galerie(5)	NR / NR / NR	28,099	3.7	$84.27	3.5	5/31/2025
Grand Lux Cafe	NR / NR / NR	19,100	2.5	$76.63	2.2	12/31/2029
Mercato Della Pescheria	NR / NR / NR	16,479	2.2	$68.66	1.7	11/30/2025
Subtotal/ Wtd. Avg.		194,224	25.6%	$57.34	16.6%
Remaining Leased		520,404	68.5	107.41	83.4
Total / Wtd. Avg. Leased		714,628	94.0%	$93.80	100.0%
Vacant		45,263	6.0
Total		759,891	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	U/W Base Rent PSF reflects the following: (a) in-place leases based on the March 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(3)	Venetian Casino Resort has (i) 34,088 SF expiring on July 31, 2025, (ii) 38,920 SF expiring on May 31, 2029, (iii) 8,096 SF expiring on September 30, 2033 and (iv) 1 SF expiring on December 31, 2019.

(4)	TAO has 39,553 SF expiring on January 31, 2025, 8,800 SF expiring on May 31, 2029 and 1,088 SF expiring on January 31, 2020.

(5)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 and 15,039 SF expiring on May 31, 2025.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

The following table presents certain information relating to the lease rollover at the Grand Canal Shoppes Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft Expiring	Annual U/W Base Rent PSF Rolling(3)(4)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	2,080	0.3%	2,080	0.3%	$0.00	0.0%	0.0%
2019	17	39,567	5.2	41,647	5.5%	$61.58	3.6	3.6%
2020	29	80,052	10.5	121,699	16.0%	$55.90	6.7	10.3%
2021	16	28,634	3.8	150,333	19.8%	$200.74	8.6	18.9%
2022	13	35,084	4.6	185,417	24.4%	$133.50	7.0	25.9%
2023	20	41,038	5.4	226,455	29.8%	$133.79	8.2	34.1%
2024	24	60,412	8.0	286,867	37.8%	$105.63	9.5	43.6%
2025	20	146,378	19.3	433,245	57.0%	$71.87	15.7	59.3%
2026	9	29,721	3.9	462,966	60.9%	$92.59	4.1	63.4%
2027	3	6,142	0.8	469,108	61.7%	$139.93	1.3	64.7%
2028	9	48,011	6.3	517,119	68.1%	$102.91	7.4	72.1%
2029	27	185,418	24.4	702,537	92.5%	$97.34	26.9	99.0%
Thereafter	2	12,091	1.6	714,628	94.0%	$57.82	1.0	100.0%
Vacant	NAP	45,263	6.0	759,891	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	192	759,891	100.0%	759,891		$93.80	100.0%
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant that are not considered in this lease rollover schedule.

(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

(4)	Annual U/W Base Rent PSF Rolling reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

Environmental Matters. The Phase I environmental report dated May 15, 2019 did not identify any recognized environmental conditions and recommended no further action at the Grand Canal Shoppes Property.

The Market. The Grand Canal Shoppes Property is located in Las Vegas, Nevada along The Strip. The Grand Canal Shoppes Property’s tenant mix of retail, restaurants, and entertainment offerings benefits from Las Vegas’s significant number of tourists, convention center attendees, and residents. The Grand Canal Shoppes Property is adjacent to the Sands Expo Convention Center, a 1.8 million SF meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments is the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands just east of the Grand Canal Shoppes Property, the construction of the 65,000 seat Las Vegas Stadium, the new home of the NFL’s Oakland Raiders, which is expected to also double as a live entertainment and convention venue, and the Las Vegas Convention Center District is under redevelopment with a 1.4 million SF expansion. We cannot assure you as to whether or when such developments will be completed.

Primary access to the Grand Canal Shoppes Property is provided by Interstate 15, the region’s primary north-south route, which is situated approximately one mile west of the Grand Canal Shoppes Property, with access gained via Spring Mountain Road/Sands Avenue. The Grand Canal Shoppes Property is located approximately 3 miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, there were over 42.1 million visitors traveling to Las Vegas, and 6.5 million convention visitors in 2018. According to the appraisal, the estimated 2018 population within a five-, seven- and ten-mile radius of the Grand Canal Shoppes Property was 410,151, 911,414 and 1,661,641, respectively. The estimated 2018 average household income within a five-, seven- and ten-mile radius was $54,257, $60,146 and $70,983, respectively.

The Grand Canal Shoppes Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Southeast submarket was approximately 14.5%, with average asking rents of $19.41 PSF and inventory of approximately 5.1 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Las Vegas retail market was approximately 13.4%, with average asking rents of $22.34 PSF and inventory of approximately 29.9 million SF. The appraiser concluded to a market rent of $98.23 PSF for the space at the Grand Canal Shoppes Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	TTM 3/31/2019	U/W	U/W PSF
Base Rent(1)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22
Reimbursements	31,633,869	27,875,777	25,766,223	25,166,107	26,539,087	$34.92
Other Income(2)	12,765,993	12,203,223	10,872,872	10,365,738	10,455,366	$13.76
Less: Vacancy	0		0	0	0	$0.00
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90
Total Operating Expenses(3)	33,296,436	33,160,381	31,784,180	31,007,624	31,007,624	$40.81
Net Operating Income	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09
TI/LC	0		0	0	2,023,806	$2.66
Capital Expenditures	0		0	0	0	$0.00
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43
(1)	U/W Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020 and excludes any rent associated with the Barneys New York space. The increase from TTM 3/31/2019 to Underwritten Base Rent and Net Operating Income is due to recent leasing activity.

(2)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(3)	Other Operating Expenses includes the Walgreens ground/air rights lease rent of which $133,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.

Property Management. The Grand Canal Shoppes Property is managed by Brookfield Properties Retail Inc., an affiliate of the Grand Canal Shoppes Borrowers, and is one of the largest retail real estate companies in the United States. Brookfield Properties Retail Inc. is owned by affiliates of Brookfield Asset Management. Its portfolio of mall properties spans the nation, encompassing 170 locations across 42 states and representing over 146 million SF of retail space. The company is focused on managing, leasing and redeveloping retail properties.

Lockbox / Cash Management. The Grand Canal Shoppes Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the Grand Canal Shoppes Property and all other money received by the borrowers or the property manager with respect to the Grand Canal Shoppes Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof. On each business day that no Grand Canal Shoppes Cash Management Period (as described below) or event of default under the Grand Canal Shoppes Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower controlled operating account. On each second business day during a Grand Canal Shoppes Cash Management Period or during the continuance of an event of default under the Grand Canal Shoppes Whole Loan, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Grand Canal Shoppes Cash Management Period and so long as no event of default is continuing, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be swept into a borrower-controlled operating account, unless a Grand Canal Shoppes Cash Sweep Period is continuing, in which case such amounts are required to be deposited into an excess cash flow reserve account as additional collateral for the Grand Canal Shoppes Whole Loan.

A “Grand Canal Shoppes Cash Management Period” means a period (i) commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending when such event of default is cured or waived or (ii) commencing on the date that that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.5% as of the end of any calendar year and ending on the date that the debt yield of the Grand Canal Shoppes Whole Loan is greater than or equal to 6.5% for two consecutive calendar quarters.

A “Grand Canal Shoppes Cash Sweep Period” means a period (i) commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending when such event of default is cured or waived or (ii) commencing on the date that that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.0% as of the end of any calendar year and ending on the date that the debt yield of the Grand Canal Shoppes Whole Loan is greater than or equal to 6.0% for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves.

Real Estate Taxes and Insurance Reserve. During the continuance of a Cash Management Period (as defined below), the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the estimated property taxes and 1/12th of the estimated insurance premiums, provided that the monthly insurance reserve requirement is waived if the Grand Canal Shoppes Borrowers provide the lender with evidence that (a) the insurance policies required to be maintained by the Grand Canal Shoppes Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Grand Canal Shoppes Whole Loan documents and (b) the insurance premiums payable in connection with such policies have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at origination, such period, if less than one year).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

Rollover Reserve. The Grand Canal Shoppes Whole Loan documents provide for (i) an upfront reserve of $12,309,694 for unfunded tenant improvements and leasing commissions, including for the following tenants at the Grand Canal Shoppes Property: $1,177,693 for Recital Karaoke, $1,472,330 for Verdugo West Brewery, $967,269 for Golden Gai, $63,000 for CUT By Wolfgang Puck, $882,000 for Smith & Wollensky and $20,000 for Once and (ii) during the continuance of a Cash Management Period, an ongoing monthly TI/LC reserve in an amount equal to $96,731. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds $2,321,544.

Replacement Reserve. During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly $16,122 for recurring replacement reserves. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly recurring replacement deposit if the amount then on deposit in the recurring replacement reserve is equal to or exceeds $386,928.

Gap Rent Reserve. The Grand Canal Shoppes Whole Loan documents provide for an upfront reserve of $1,218,246 for outstanding gap rent.

Ground Rent Reserve. During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the annual amounts due by each of the Grand Canal Shoppes Borrowers, as applicable, under the Ground Leases (as defined below).

Notwithstanding the foregoing, the Grand Canal Shoppes Borrowers’ obligations to make any monthly deposits into the real estate taxes and insurance reserves, recurring replacement reserve, TI/LC reserve and/or ground rent reserve as applicable, is deemed to be satisfied to the extent there are sufficient funds to make such deposits in the cash management account, in which case no actual payment from the Grand Canal Shoppes Borrowers is required.

Current Mezzanine or Subordinate Indebtedness. In addition to the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Property also secures the Grand Canal Shoppes Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $735,000,000, and the Grand Canal Shoppes Subordinate Companion Loan which has a Cut-off Date principal balance of $215,000,000. The Grand Canal Shoppes Serviced Pari Passu Companion Loans accrue interest at the same rate as the Grand Canal Shoppes Mortgage Loan. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.2500% per annum. The Grand Canal Shoppes Senior Loan is generally senior in right of payment to the Grand Canal Shoppes Subordinate Companion Loan. The holders of the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Serviced Pari Passu Companion Loans and the Grand Canal Shoppes Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grand Canal Shoppes Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Grand Canal Shoppes Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. Not permitted.

Release of Barneys Parcel. The Grand Canal Shoppes Borrowers may obtain the release of a portion of the Grand Canal Shoppes Property comprised of the approximately 84,743 SF, three level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to a lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the Grand Canal Shoppes Borrowers or the Grand Canal Shoppes Guarantor, provided that, among other things, and in accordance with the Grand Canal Shoppes Whole Loan documents: (i) no event of default has occurred and is continuing, (ii) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the Grand Canal Shoppes Borrowers in fee simple have been legally subdivided from all portions of the Grand Canal Shoppes Property remaining after the release, (iii) upon request by the lender, the Grand Canal Shoppes Borrowers deliver a legal opinion stating that the release does not constitute a “significant modification” of the Grand Canal Shoppes Whole Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (iv) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Grand Canal Shoppes Property which constitutes acceptable real estate collateral under the Code for a REMIC Trust) is equal to or less than 125% (provided that the Grand Canal Shoppes Borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time, in order to meet the foregoing loan-to-value ratio). From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the Grand Canal Shoppes Borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

Right of First Offer/Right of First Refusal. A transfer of either the Grand Canal Shoppes or the Palazzo Shoppes portion of the Grand Canal Shoppes Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

Additionally, in the case of acceleration of the Grand Canal Shoppes Whole Loan, Venetian Casino Resort, LLC has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Whole Loan at a price equal to (a) the principal balance (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 10 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 46.3% 2.46x 9.6%

and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

Ground/Air Rights Leases. The Grand Canal Shoppes Borrowers have air rights ground leases (which do not include the underlying land) with Venetian Casino Resort, LLC, as lessor, for portions of the retail and restaurant space on the casino level of each of the Venetian Hotel and the Palazzo Hotel portions of the Grand Canal Shoppes Property. The ground lease for the retail and restaurant space on the casino level of the Venetian Hotel is for an 89-year term commencing on May 14, 2004 and expiring May 13, 2093 with no extension options. The ground lease for the retail and restaurant space on the casino level of the Palazzo Hotel is for an 89-year term commencing on February 29, 2008 and expiring February 28, 2097 with no extension options. Each of the annual rents for these ground leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates.

The air rights above the space leased to Walgreens Co. and used as a Walgreen’s store are leased by a third party to the Grand Canal Shoppes Borrowers, as tenants for a 60-year term commencing on March 1, 2004 and expiring February 28, 2064 with one 40-year extension option (such lease, together with the ground leases of the casino level restaurant/retail of the Venetian Hotel and Casino and the Palazzo Casino level restaurant/retail, the “Ground Leases”). The ground rent under the Walgreens air rights lease was initially $600,000; however it escalates annually each year after the seventh lease year (which commenced March 1, 2011) by the same percentage that the consumer price index has increased from the prior year, not to exceed a 2.00% increase in any year. The Venetian Casino Resort, LLC subleases a portion of the Walgreens air rights from the Grand Canal Shoppes Borrowers and is responsible under the sublease to pay an amount equal to 80.68% of the rent under the prime lease. The sublease is coterminous with the prime lease.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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Various Various, FL	Collateral Asset Summary – Loan No. 11 Gemstone - Inland Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,919,000 63.8% 2.02x 9.9%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Borrower Sponsors(1):	David M. Ruby; Inland Real Estate Investment Corporation
Borrowers(2):	Various
Original Balance:	$23,919,000
Cut-off Date Balance:	$23,919,000
% by Initial UPB:	3.0%
Interest Rate:	4.7500%
Payment Date:	1st of each month
First Payment Date:	July 1, 2019
Maturity Date:	June 1, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	LO(25), YM1(56), O(3)
Lockbox / Cash Management:	None / None

Reserves
	Initial	Monthly
Taxes(3):	$0	Springing
Insurance(4):	$0	Springing
Replacement(5):	$0	Springing
Deferred Maintenance(6):	$0	Springing

Financial Information
Cut-off Date Balance / Pad:	$25,365
Balloon Balance / Pad:	$25,365
Cut-off Date LTV:	63.8%
Balloon LTV:	63.8%
Underwritten NOI DSCR:	2.06x
Underwritten NCF DSCR:	2.02x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	9.7%
Property Information
Single Asset / Portfolio:	Portfolio of 8 Properties
Property Type:	Manufactured Housing
Collateral:	Fee Simple
Location:	Various, FL
Year Built / Renovated:	Various / NAP
Total Pads(7):	943
Property Management:	Gemstone Management LLC (borrower related)
Underwritten NOI:	$2,374,190
Underwritten NCF:	$2,327,040
Appraised Value:	$37,480,000
Appraisal Date:	March-April 2019

Historical NOI
Most Recent NOI:	$2,584,099 (T-12 February 28, 2019)
2018 NOI:	$2,555,181 (December 31, 2018)
2017 NOI:	$2,457,946 (December 31, 2017)
2016 NOI:	$2,264,428 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	95.5% (March 2019)
2018 Occupancy:	91.6% (December 31, 2018)
2017 Occupancy:	89.3% (December 31, 2017)
2016 Occupancy:	88.5% (December 31, 2016)
(1)	Inland Real Estate Investment Corporation is an affiliate of the borrower sponsors of the Inland Life Storage Portfolio loan.

(2)	The borrowers are MHV 2019-1 Bradenton Sunset Village, LLC, MHV 2019-1 Port Richey Suncoast, LLC, MHV 2019-1 Bradenton Kozy, LLC, MHV 2019-1 Bradenton Capital, LLC, MHV 2019-1 Port Richey Tropic Breeze, LLC, MHV 2019-1 Bradenton Try Mor, LLC, MHV 2019-1 Hudson Lakewood, LLC, and MHV 2019-1 Bradenton Sunny Acres, LLC, (collectively, the “Gemstone - Inland Portfolio Borrowers”), each a Delaware limited liability company.

(3)	Monthly deposits of 1/12th of estimated annual real estate taxes spring upon (i) an event of default, (ii) the debt service coverage ratio (assuming a 30-year amortization) based on the trailing 12 month period being at or below 1.20x (“DSCR Trigger Event”), or (iii) the Gemstone - Inland Portfolio Borrowers failing to provide evidence to the lender that taxes have been paid by the due date.

(4)	Monthly deposits of 1/12th of estimated annual insurance premiums spring upon (i) an event of default, (ii) a DSCR Trigger Event, (iii) the cancellation, termination or lapse of any insurance coverage, (iv) the Gemstone - Inland Portfolio Borrowers failing to provide evidence to the lender that the Gemstone - Inland Portfolio Properties (as defined below) are covered under acceptable insurance policies and all insurance premiums have been paid by the due date.

(5)	Monthly deposits of $3,929 spring upon (i) an event of default or (ii) a DSCR Trigger Event.

(6)	Deferred maintenance at the Gemstone - Inland Portfolio Properties with a total cost of $76,670 is required to be completed by November 24, 2019. Any deferred maintenance repairs that have not been completed by the deadline will be escrowed at 125% of the applicable cost of the outstanding repairs, with an extended deadline for completion for an additional three months.

(7)	Total Pads includes 11 apartment units located throughout the Gemstone - Inland Portfolio Properties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, FL	Collateral Asset Summary – Loan No. 11 Gemstone - Inland Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,919,000 63.8% 2.02x 9.9%

The Loan. The Gemstone - Inland Portfolio mortgage loan (the “Gemstone - Inland Portfolio Loan”) is a fixed rate loan secured by the Gemstone - Inland Portfolio Borrowers’ first priority fee simple mortgage encumbering eight manufactured housing and RV communities totaling 943 pads located near the Tampa, Florida metropolitan area (the “Gemstone - Inland Portfolio Properties”) with an original and cut-off date principal balance of $23,919,000. The proceeds of the Gemstone - Inland Portfolio Loan, together with approximately $13.9 million of borrower sponsor equity, were used to acquire the Gemstone - Inland Portfolio Properties for $35.7 million and pay closing costs of approximately $2.1 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$23,919,000	63.2%	Purchase Price	$35,700,000	94.4%
Borrower Sponsor Equity	13,917,650	36.8	Closing Costs	2,136,650	5.6
Total Sources	$37,836,650	100.0%	Total Uses	$37,836,650	100.0%

The Borrowers / Borrower Sponsors.  The Gemstone - Inland Portfolio Borrowers are each structured to be a single-purpose bankruptcy-remote entity. The borrower sponsors and nonrecourse carve-out guarantors for the Gemstone - Inland Portfolio Loan are David M. Ruby and Inland Real Estate Investment Corporation (“IREIC”).

David M. Ruby is the president of Gemstone Communities, a manufactured housing community owner and operator headquartered in Troy, Michigan. Since 2014, Gemstone Communities has completed 15 acquisitions, purchasing a total of 21 properties with over 2,200 units across six states and raising equity of approximately $20 million. Gemstone Communities, through its property management affiliate that manages the Gemstone - Inland Portfolio Properties, has over $70 million of properties under management.

IREIC was formed in 1984 with a purpose of sponsoring REITs, private placements and public partnerships. IREIC’s investment programs satisfy a wide range of objectives primarily through commercial real estate. Headquartered in Oak Brook, Illinois, IREIC currently owns and manages approximately 45 million sq. ft. in 44 states. IREIC has sponsored 748 investment programs including eight non-listed REITs, served approximately 490,000 investors, and raised approximately $24 billion in capital.

The Properties. The Gemstone - Inland Portfolio Properties are comprised of eight manufactured housing properties totaling 943 pads located near Tampa, Florida, in the cities of Bradenton (five properties totaling 561 pads), Port Richey (two properties totaling 276 pads), and Hudson (one property totaling 106 pads). The Gemstone - Inland Portfolio Properties were built between 1946 and 1988. The 943 pads are comprised of 625 manufactured housing pads, 307 RV pads and 11 apartments, with 17 of the manufactured housing pads and 17 of the RV pads containing homes owned by an affiliate of the Gemstone - Inland Portfolio Borrowers. Following the acquisition of the Gemstone - Inland Portfolio Properties in May 2019, the borrower sponsors have a total cost basis of approximately $37.8 million, representing a loan-to-cost ratio of 63.2%

The following table presents detailed information with respect to each of the Gemstone - Inland Portfolio Properties.

Gemstone - Inland Portfolio Properties Summary
Property Name / Location	Year Built	MHC Pads	RV Pads	Apartment Units	Total	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Sunset Village 3715 14th Street West Bradenton, FL 34205	1948	233	0	3	236	99.2%	$6,988,075	29.2%	$10,950,000	$750,627	31.6%
Suncoast 9029 US Highway 19 Port Richey, FL 34668	1974	1	153	1	155	87.1%	$3,076,028	12.9%	$4,820,000	$261,488	11.0%
Kozy 3113 Cortez Road West Bradenton, FL 34207	1955	94	0	3	97	100.0%	$3,037,739	12.7%	$4,760,000	$315,619	13.3%
Capital 5110 14th Street West Bradenton, FL 34207	1960	95	0	0	95	98.9%	$2,610,158	10.9%	$4,090,000	$244,129	10.3%
Tropic Breeze 11310 US Highway 19 Port Richey, FL 34668	1972	59	61	1	121	93.4%	$2,444,231	10.2%	$3,830,000	$237,128	10.0%
Try Mor 5624 14th Street West Bradenton, FL 34207	1970	65	0	3	68	100.0%	$2,188,959	9.2%	$3,430,000	$214,206	9.0%
Lakewood 11517 State Route 52 Hudson, FL 34669	1988	13	93	0	106	90.6%	$1,863,487	7.8%	$2,920,000	$202,758	8.5%
Sunny Acres 5210 14th Street West Bradenton, FL 34207	1946	65	0	0	65	98.5%	$1,710,323	7.2%	$2,680,000	$148,235	6.2%
Total / Wtd. Avg.		625	307	11	943	95.5%	$23,919,000	100.0%	$37,480,000	$2,374,190	100.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, FL	Collateral Asset Summary – Loan No. 11 Gemstone - Inland Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,919,000 63.8% 2.02x 9.9%

Sunset Village (236 pads, 25.0% of pads, 29.2% ALA). The Sunset Village property is a manufactured housing community located in Bradenton, Florida, approximately 45 miles southwest of the Tampa metropolitan area, with a total of 233 manufactured housing pads and three apartment units. The Sunset Village property was built in 1948 and is situated on a 12.33-acre parcel. The amenities at the Sunset Village property include a leasing office, a clubhouse, a pool, shuffleboard courts, common laundry facilities, and asphalt-paved streets. The Sunset Village property was 99.2% occupied as of March 31, 2019.

Suncoast (155 pads, 16.4% of pads, 12.9% ALA). The Suncoast property is an RV community located in Port Richey, Florida, approximately 38 miles northwest of the Tampa metropolitan area, with a total of 153 RV pads, one manufactured housing pad and one apartment unit. The Suncoast property was built in 1974 and is situated on a 8.97-acre parcel. The amenities at the Suncoast property include a leasing office, a clubhouse with billiards, an enclosed pavilion, a pool, a library, a shuffleboard court, a fitness center, common laundry facilities, and asphalt-paved streets. The Suncoast property was 87.1% occupied as of March 27, 2019.

Kozy (97 pads, 10.3% of pads, 12.7% ALA). The Kozy property is a manufactured housing community located in Bradenton, Florida, approximately 45 miles southwest of the Tampa metropolitan area, with a total of 94 manufactured housing pads and three apartment units. The Kozy property was built in 1955 and is situated on a 6.92-acre parcel. The amenities at the Kozy property include a leasing office, a clubhouse, a shuffleboard court, common laundry facilities, and asphalt-paved streets. The Kozy property was 100.0% occupied as of March 31, 2019.

Capital (95 pads, 10.1% of pads, 10.9% ALA). The Capital property is an 95-pad manufactured housing community located in Bradenton, Florida, approximately 45 miles southwest of the Tampa metropolitan area. The Capital property was built in 1960 and is situated on a 8.34-acre parcel. The amenities at the Capital property include a leasing office, a clubhouse, shuffleboard courts, common laundry facilities, and asphalt-paved streets. The Capital property was 98.9% occupied as of March 31, 2019.

Tropic Breeze (121 pads, 12.8% of pads, 10.2% ALA). The Tropic Breeze property is an RV and manufactured housing community located in Port Richey, Florida, approximately 38 miles northwest of the Tampa metropolitan area, with a total of 61 RV pads, 59 manufactured housing pads and one apartment unit. The Tropic Breeze property was built in 1972 and is situated on a 7.35-acre parcel. The amenities at the Tropic Breeze property include a leasing office, a clubhouse, bath/shower facilities, shuffleboard courts, common laundry facilities, and asphalt-paved streets. The Tropic Breeze property was 93.4% occupied as of March 31, 2019.

Try Mor (68 pads, 7.2% of pads, 9.2% ALA). The Try Mor property is a manufactured housing community located in Bradenton, Florida, approximately 45 miles southwest of the Tampa metropolitan area, with a total of 65 manufactured housing pads and three apartment units. The Try Mor property was built in 1970 and is situated on a 4.76-acre parcel. The amenities at the Try Mor property include a leasing office, a clubhouse, common laundry facilities, and asphalt-paved streets. The Try Mor property was 100.0% occupied as of March 31, 2019.

Lakewood (106 pads, 11.2% of pads, 7.8% ALA). The Lakewood property is an RV and manufactured housing community located in Hudson, Florida, approximately 41 miles northwest of the Tampa metropolitan area, with a total of 93 RV pads and 13 manufactured housing pads. The Lakewood property was built in 1988 and is situated on a 9.69-acre parcel. The amenities at the Lakewood property include a leasing office, a clubhouse with billiards, shuffleboard courts, a pavilion, bath/shower facilities, common laundry facilities, and asphalt-paved streets. The Lakewood property was 90.6% occupied as of March 31, 2019.

Sunny Acres (65 pads, 6.9% of pads, 7.2% ALA). The Sunny Acres property is a 65-pad manufactured housing community located in Bradenton, Florida, approximately 45 miles southwest of the Tampa metropolitan area. The Sunny Acres property was built in 1946 and is situated on a 4.49-acre parcel. The amenities at the Sunny Acres property include a leasing office, a clubhouse, shuffleboard courts, common laundry facilities, and asphalt-paved streets. The Sunny Acres property was 98.5% occupied as of March 31, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, FL	Collateral Asset Summary – Loan No. 11 Gemstone - Inland Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,919,000 63.8% 2.02x 9.9%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 2/28/2019	U/W	U/W Per Pad(3)
Gross Potential Rent	$3,349,076	$3,561,703	$3,763,710	$3,822,739	$4,658,148	$4,940
Vacancy(1)	0	0	0	0	(841,327)	($892)
Net Rental Income(1)	3,349,076	3,561,703	3,763,710	3,822,739	3,816,821	$4,048
Other Income(2)	564,352	537,715	548,321	532,560	729,274	$773
Effective Gross Income	$3,913,429	$4,099,418	$4,312,031	$4,355,298	$4,546,096	$4,821
Total Operating Expenses(2)	1,649,001	1,641,472	1,756,850	1,771,200	2,171,906	$2,303
Net Operating Income	$2,264,428	$2,457,946	$2,555,181	$2,584,099	$2,374,190	$2,518
Capital Expenditures	0	0	0	0	47,150	$50
Net Cash Flow	$2,264,428	$2,457,946	$2,555,181	$2,584,099	$2,327,040	$2,468

(1)	U/W Net Rental Income is based on T-12 February 28, 2019 collections, which results in an implied economic vacancy of approximately 18.1%. The weighted average vacancy rate concluded by the appraisals is 15.6% and the in-place physical vacancy is 4.5%.

(2)	Other Income is primarily comprised of utilities reimbursement, late fees, laundry income, and application fees. In addition, real estate tax pass-through income of $197,655 is included in U/W Other Income. Historically, real estate tax expenses were reported net of pass-through income received from tenants; however, the U/W real estate tax expense includes the full tax burden with a portion of the expense offset by the underwritten real estate tax pass-through income.

(3)	U/W Per Pad is calculated based on 943 pads, which includes 11 apartment units located throughout the Gemstone - Inland Portfolio Properties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 12 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,400,000 26.0% 3.95x 17.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment KBRA/Fitch/S&P(1):	AA-/BBB-/N/A
Borrower Sponsors:	Brookfield Property REIT Inc.; Brookfield Property Partners L.P.; Brookfield Asset Management Inc.
Borrower:	The Woodlands Mall Associates, LLC
Original Balance(2):	$21,400,000
Cut-off Date Balance(2):	$21,400,000
% by Initial UPB:	2.7%
Interest Rate:	4.2560%
Payment Date:	1st of each month
First Payment Date:	September 1, 2019
Maturity Date:	August 1, 2029
Amortization:	Interest Only
Additional Debt(2):	$226,200,000 Pari Passu Debt; $177,400,000 Subordinate Debt; $39,503,446 Mezzanine Debt; Future Mezzanine Debt Permitted
Call Protection:	LO(26), DEF(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding Tenant Obligations:	$2,174,886	$0
Major Anchor:	$0	Springing

Financial Information(2)
	Mortgage Loan	Whole Loan	Total Debt
Cut-off Date Balance / Unit:	$327	$561	$613
Balloon Balance / Unit:	$327	$561	$561
Cut-off Date LTV:	26.0%	44.6%	48.7%
Balloon LTV:	26.0%	44.6%	44.6%
Underwritten NOI DSCR:	4.04x	2.35x	1.83x
Underwritten NCF DSCR:	3.95x	2.30x	1.79x
Underwritten NOI Debt Yield:	17.4%	10.1%	9.3%
Underwritten NCF Debt Yield:	17.0%	9.9%	9.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	The Woodlands, TX
Year Built / Renovated:	1994, 2003, 2016 / NAP
Total Sq. Ft.(3):	758,231
Property Management:	Self-Managed
Underwritten NOI:	$43,116,674
Underwritten NCF:	$42,206,797
Appraised Value:	$953,400,000
Appraisal Date:	April 20, 2019

Historical NOI
Most Recent NOI:	$43,706,659 (T-12 May 31, 2019)
2018 NOI:	$43,176,859 (December 31, 2018)
2017 NOI:	$41,521,330 (December 31, 2017)
2016 NOI:	$37,955,056 (December 31, 2016)

Historical Occupancy(4)
Most Recent Occupancy:	95.8% (May 28, 2019)
2018 Occupancy:	94.2% (December 31, 2018)
2017 Occupancy:	95.8% (December 31, 2017)
2016 Occupancy:	96.1% (December 31, 2016)
(1)	Fitch and KBRA provided the listed assessments for the Woodlands Mall Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P did not provide a credit assessment but confirmed that the Woodlands Mall Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The Woodlands Mall Loan consists of the non-controlling Note A-1-2 with a Cut-off Date balance of $21,400,000 and is part of a whole loan evidenced by nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $247.6 million and one subordinate note with an outstanding principal balance as of the Cut-off Date of $177.4 million. See “Whole Loan Summary” chart herein.

(3)	Based on total collateral sq. ft. of 758,231, which does not account for an additional 713,438 sq. ft. for Dillard’s (229,866 sq. ft.), Macy’s (199,019 sq. ft.), JCPenney (146,553 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral.

(4)	Borrower provided information, reflects collateral occupancy only. Inclusive of the non-collateral anchors, 2016 Occupancy was 96.6%, 2017 Occupancy was 96.4%, 2018 Occupancy was 94.9% and Most Recent Occupancy was 97.8%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 12 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,400,000 26.0% 3.95x 17.4%

The Loan.    The Woodlands Mall mortgage loan (the “Woodlands Mall Loan”) is part of a whole loan (the “Woodlands Mall Whole Loan”) evidenced by nine pari passu notes with an aggregate principal balance as of the Cut-off Date of $247.6 million (the “Woodlands Mall Senior Notes”) and one subordinate note with a principal balance as of the Cut-off Date of $177.4 million (the “Woodlands Mall Subordinate Note”). The Woodlands Mall Whole Loan has an aggregate principal balance as of the Cut-off Date of $425.0 million and is secured by a first mortgage lien on the borrower’s fee simple interest in a 758,231 sq. ft. portion (the “Woodlands Mall Property”) of an approximately 1.47 million sq. ft. super regional mall located in The Woodlands, Texas (the “Woodlands Mall Shopping Center”). Only the non-controlling Note A-1-2 with an outstanding principal balance as of the Cut-off Date of $21.4 million, will be contributed to the CF 2019-CF2 Mortgage trust and constitute the Woodlands Mall Loan.

The relationship between the holders of the Woodlands Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Woodlands Mall Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-2	$21,400,000	$21,400,000	CF 2019-CF2	No
A-4-2	30,000,000	30,000,000	Benchmark 2019-B13(1)	No
A-2, A-6	70,000,000	70,000,000	CD 2019-CD8	No
A-1-1, A-5, A-7	76,200,000	76,200,000	Benchmark 2019-B12	No(2)
A-3, A-4-1	50,000,000	50,000,000	GSMS 2019-GC42(3)	No
Total Senior Notes	$247,600,000	$247,600,000
B	177,400,000	177,400,000	Benchmark 2019-B12	Yes(2)
Total	$425,000,000	$425,000,000
(1)	Expected to be contributed to the Benchmark 2019-B13 securitization transaction, which is expected to close prior to the Closing Date.

(2)	With respect to the Woodlands Mall Whole Loan, the initial control note is Note B. During the continuance of a Woodlands Mall control appraisal period, Note A-1-1 will be the control note. See “Description of the Mortgage Pool—The Whole Loans—The Woodlands Mall Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

(3)	Expected to be contributed to the GSMS 2019-GC42 securitization transaction, which is expected to close prior to the Closing Date.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$425,000,000	91.4%	Loan Payoff	$322,891,259	69.4%
Mezzanine Loan	40,000,000	8.6%	Upfront Reserves	2,174,886	0.5%
			Closing Costs	3,880,393	0.8%
			Return of Equity	136,053,462	29.3%
Total Sources	$465,000,000	100.0%	Total Uses	$465,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is The Woodlands Mall Associates, LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower sponsors are Brookfield Property REIT Inc., Brookfield Property Partners L.P. and Brookfield Asset Management Inc. and the non-recourse carveout guarantor is BPR OP, LP, each an affiliate of Brookfield Properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodlands Mall Whole Loan

Brookfield Properties is a fully-integrated, global real estate services company, providing development and portfolio management capabilities across the real estate investment strategies of Brookfield Asset Management — a global alternative asset manager with over $385 billion in assets under management. Brookfield Properties manages or owns approximately 320 million sq. ft. of office, retail and multifamily commercial real estate worldwide. The Woodlands Mall Property has historically been indirectly owned by GGP Inc. In August 2018, GGP Inc. was acquired by Brookfield Property Partners L.P.

The Property. The Woodlands Mall Property is a 758,231 sq. ft. portion of the Woodlands Mall Shopping Center, a two-level enclosed super regional mall that contains approximately 1.47 million sq. ft. of gross leasable area. The Woodlands Mall Shopping Center is anchored by Dillard’s, Macy’s, JCPenney, and Nordstrom, which each separately own their improvements and underlying land and as such are excluded from the Woodlands Mall Whole Loan collateral. The Woodlands Mall Shopping Center is also junior anchored by Dick’s Sporting Goods and Forever 21 (both part of the Woodlands Mall Whole Loan collateral). The four major non-collateral anchors (Dillard’s, Macy’s, JCPenney, and Nordstrom) have 2018 sales estimates of $41.0 million, $73.0 million, $15.0 million, and $34.2 million, respectively. The operating covenants of the non-collateral anchors have expired, other than Nordstrom, which expires in 2029. As of the trailing 12 months ending May 2019, Dick’s Sporting Goods and Forever 21 reported total sales of approximately $12.7 million and $7.6 million, respectively. According to news reports, Forever 21 Inc. is preparing for a potential bankruptcy filing, which may result in the Forever 21 tenant exercising its termination option described below or otherwise closing. We cannot assure you that the Forever 21 tenant will remain open for business.

The Woodlands Mall Property consists of a broad merchandise mix with over 150 specialty retailers including Apple, Athleta, Banana Republic, Coach, Microsoft, Pink, Pottery Barn, Michael Kors, and Sephora. Additionally, there are five office suites at the Woodlands Mall Property, which comprise 38,087 sq. ft. The Woodlands Mall Property also features various dining options such as Brio, The Cheesecake Factory, Fleming’s Prime Steakhouse, Panera Bread, and P.F. Chang’s Asian Bistro, which are complemented by a ten-bay food court located in the lower level of the Woodlands Mall Property. The Apple store is expanding its footprint at the Woodlands

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 12 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,400,000 26.0% 3.95x 17.4%

Mall Property, and is expected to comprise 8,409 sq. ft. upon expansion, which is expected to be completed in December 2019 (current footprint is 6,311 sq. ft.). The borrower sponsor spent approximately $7.9 million associated with the Apple suite, which involved creation of the space in the center court of the Woodlands Mall Property, including structural work and removal of escalators. The borrower sponsor has turned over this raw space to Apple, and according to the borrower sponsor, Apple plans to invest significant capital to renovate space. As of the trailing 12 months ending May 2019, the Apple store generated sales of approximately $50.1 million ($7,934 PSF (based on sq. ft. prior to its expansion)). Other notable features at the Woodlands Mall Property include an outdoor lifestyle shopping area connected to the Woodlands waterway where visitors can experience water taxi service to surrounding offices and residences.

As of May 28, 2019, the Woodlands Mall Property had an occupancy rate of 95.8% (excluding non-collateral anchors). As of the trailing 12 months ending May 2019, the Woodlands Mall Property generated in-line (<10,000 sq. ft.) sales of $708 PSF with an occupancy cost ratio of 13.4%. Excluding the Apple store, the Woodlands Mall Property generated in-line (<10,000 sq. ft.) sales of $569 PSF with an occupancy cost ratio of 16.8% over the same period.

Tenant Summary(1)

Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
							Sales PSF(3)	Occupancy Cost(3)
Forever 21(4)	NR / NR / NR	85,150	11.2%	$20.53	5.4%	6/30/2025	$90	22.9%
Dick’s Sporting Goods	NR / NR / NR	83,075	11.0	$18.50	4.7	1/31/2027	$153	16.1%
Victoria’s Secret	NR / Ba1 / BB	9,474	1.2	$77.00	2.2	1/31/2027	$824	15.6%
Barnes & Noble	NR / NR / NR	30,471	4.0	$22.97	2.2	1/31/2020	$268	8.6%
Arhaus Furniture	NR / NR / NR	14,484	1.9	$45.92	2.0	1/31/2025	$480	11.9%
Express	NR / NR / NR	7,429	1.0	$85.89	2.0	1/31/2021	$364	23.6%
Pottery Barn	NR / NR / NR	13,363	1.8	$47.74	2.0	1/31/2022	$511	11.2%
Tyler’s	NR / NR / NR	17,116	2.3	$34.88	1.8	10/31/2023	$302	15.2%
Microsoft	AA+ / Aaa / AAA	6,506	0.9	$81.04	1.6	6/25/2024	$834	10.9%
Altar’d State	NR / NR / NR	6,809	0.9	$75.13	1.6	1/31/2025	$571	15.1%
Subtotal / Wtd. Avg.		273,877	36.1%	$30.28	25.5%
Remaining Tenants		452,171	59.6	$53.50	74.5%
Occupied Subtotal / Wtd. Avg.(5)		726,048	95.8%	$46.39	100.0%
Vacant Space		32,183	4.2%
Total / Wtd. Avg.		758,231	100.0%

(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF and Occupancy Cost are as of the trailing 12 months ending May 31, 2019.

(4)	Forever 21 has the right to terminate its lease at any time upon 180 days’ notice and payment of a termination fee equal to 12 months of minimum annual rent.

(5)	The Occupied Subtotal / Wtd. Avg. U/W Base Rent PSF excludes 25,819 sq. ft. which has no attributable base rent.

The following table presents certain information relating to the historical occupancy and tenant sales at the Woodlands Mall Property:

Historical Occupancy and Tenant Sales(1)(2)
	2010	2011	2012	2013	2014	2015	2016	2017	2018	Current(3)
Occupancy including non-collateral anchors(4)	93.1%	93.6%	96.1%	96.5%	97.7%	83.8%	96.6%	96.4%	94.9%	97.8%
Occupancy excluding non-collateral anchors(4)	91.4%	92.0%	95.4%	95.9%	97.3%	81.3%	96.1%	95.8%	94.2%	95.8%
In-line Tenant (<10,000 sq. ft.) Sales PSF(5)	NAP	NAP	NAP	NAP	NAP	NAP	$723	$711	$717	$708
In-line Tenant (<10,000 sq. ft.) Sales PSF (excl. Apple)	NAP	NAP	NAP	NAP	NAP	NAP	$622	$602	$590	$569
(1)	Historical Occupancy is based on the average of each respective year.

(2)	Not all tenants at the Woodlands Mall Property are required to report sales.

(3)	Current occupancy is based on the underwritten rent roll dated May 28, 2019, including recently executed leases. Current sales data is as of the trailing 12 months ending May 31, 2019.

(4)	In 2015, occupancy declined due to the Dick’s Sporting Goods box being added to the Woodlands Mall Property, but not capturing the Dick’s Sporting Goods lease as in-place given the store did not open for operation until October 2016.

(5)	Apple’s sales are based on the tenant’s 8,409 sq. ft. that it will be expanding into in December 2019 at the Woodlands Mall Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 12 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,400,000 26.0% 3.95x 17.4%

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring(4)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,917	0.3%	1,917	0.3%	$0.00	0.0%	0.0%
2019	12	36,616	4.8	38,533	5.1%	$47.44	5.3	5.3%
2020	20	70,726	9.3	109,259	14.4%	$42.61	9.3	14.6%
2021	20	35,940	4.7	145,199	19.1%	$76.41	8.5	23.1%
2022	15	75,799	10.0	220,998	29.1%	$47.76	11.1	34.2%
2023	11	44,434	5.9	265,432	35.0%	$52.06	7.1	41.3%
2024	16	68,633	9.1	334,065	44.1%	$44.93	9.5	50.8%
2025	15	145,211	19.2	479,276	63.2%	$38.33	17.1	68.0%
2026	14	33,746	4.5	513,022	67.7%	$72.29	7.5	75.5%
2027	8	124,644	16.4	637,666	84.1%	$28.37	10.9	86.4%
2028	13	31,094	4.1	668,760	88.2%	$71.25	6.8	93.2%
2029	9	38,371	5.1	707,131	93.3%	$42.66	5.0	98.2%
Thereafter	4	18,917	2.5	726,048	95.8%	$30.46	1.8	100.0%
Vacant	0	32,183	4.2	758,231	100.0%	NAP	NAP
Total / Wtd. Avg. (5)	158	758,231	100.0%			$46.39	100.0%
(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	Calculated based on the approximate square footage occupied by each collateral tenant.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(4)	Number of Leases Expiring excludes approximately 30 temporary/kiosk tenants which operate under short term leases.

(5)	The Total / Wtd. Avg. Annual U/W Base Rent PSF excludes 25,819 sq. ft. which has no attributable base rent.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	T-12 5/31/2019	U/W	U/W PSF(2)
Base Rent	$28,621,745	$31,111,560	$32,538,184	$33,313,292	$32,484,623	$42.84
Rent Steps(3)	0	0	0	0	747,681	$0.99
Gross Up Vacancy	0	0	0	0	2,965,936	$3.91
Reimbursements	11,821,126	12,508,578	11,984,194	12,383,926	13,320,934	$17.57
Other Income(4)	6,723,425	8,189,537	8,267,824	8,220,484	7,378,029	$9.73
Vacancy & Credit Loss	(122,935)	(278,970)	172,149	(109,714)	(2,965,936)	($3.91)
Effective Gross Income	$47,043,362	$51,530,705	$52,962,351	$53,807,988	$53,931,267	$71.13
Real Estate Taxes	2,779,751	3,901,952	4,054,151	4,370,019	$5,083,264	$6.70
Insurance	224,629	212,697	111,713	116,909	116,928	$0.15
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	$1.32
Other Operating Expenses	5,083,926	4,894,727	4,619,627	4,614,401	4,614,401	$6.09
Total Operating Expenses	$9,088,306	$10,009,375	$9,785,492	$10,101,329	$10,814,593	$14.26
Net Operating Income	$37,955,056	$41,521,330	$43,176,859	$43,706,659	$43,116,674	$56.86
TI/LC	0	0	0	0	758,231	$1.00
Capital Expenditures	0	0	0	0	151,646	$0.20
Net Cash Flow	$37,955,056	$41,521,330	$43,176,859	$43,706,659	$42,206,797	$55.66
(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	U/W PSF is based on 758,231 sq. ft.

(3)	Includes $621,640 of contractual rent steps through June 1, 2020 and $126,041 for straight line average rent for Microsoft, Starbucks, Sephora, AT&T, Coach and Michael Kors.

(4)	U/W Other Income consists of % in lieu income ($550,214), overage rent ($722,055), specialty leasing income ($5,488,535), and miscellaneous income ($617,224), which includes parking revenue, carousel revenue and trash pad/recycling income.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MI and SC	Collateral Asset Summary – Loan No. 13 MI-SC Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,130,000 62.1% 1.70x 10.1%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance/Acquisition
Borrower Sponsor:	Ran Nizan
Borrower:	Blue Water Self Storage, LLC
Original Balance:	$21,130,000
Cut-off Date Balance:	$21,130,000
% by Initial UPB:	2.6%
Interest Rate:	3.7000%
Payment Date:	1st of each month
First Payment Date:	November 1, 2019
Maturity Date:	October 1, 2029
Amortization:	360 Months
Additional Debt:	None
Call Protection:	LO(24), DEF(93), O(3)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly
Taxes:	$61,137	$14,881
Insurance:	$0	Springing
Replacement:	$12,143	$12,143
Required Repairs:	$717,375	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$45
Balloon Balance / Sq. Ft.:	$35
Cut-off Date LTV(1):	62.1%
Balloon LTV(1):	48.8%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.70x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	9.4%

Property Information
Single Asset / Portfolio:	Portfolio of 16 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	472,642
Property Management:	PMG Holdings LLC
Underwritten NOI:	$2,129,594
Underwritten NCF:	$1,983,873
Appraised Value(1):	$34,010,000
Appraisal Date(1):	September 10, 2019

Historical NOI
Most Recent NOI:	$2,214,205 (Various)
2018 NOI:	$2,094,860 (December 31, 2018)
2017 NOI(2):	$1,916,853 (December 31, 2017)
2016 NOI(2):	$1,788,199 (December 31, 2016)

Historical Occupancy(3)
Most Recent Occupancy:	93.2% (Various)
2018 Occupancy:	90.3% (December 31, 2018)
2017 Occupancy:	91.5% (December 31, 2017)
2016 Occupancy:	90.9% (December 31, 2016)
(1)	The Appraised Value reflects an approximately 6.9% portfolio premium over the aggregate “as-is” value of the individual MI-SC Storage Portfolio Properties (as defined below). The sum of the values of each of the properties on an individual basis is $31,800,000, which represents a Cut-off Date LTV and Balloon LTV of 66.4% and 52.2%, respectively.

(2)	NOI figures for 2016 and 2017 exclude and partially exclude, respectively, the Lapeer Self Storage - Luzi’s property which was purchased in June 2017.

(3)	Most Recent Occupancy includes storage units only whereas prior periods include storage units, commercial units and parking.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MI and SC	Collateral Asset Summary – Loan No. 13 MI-SC Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,130,000 62.1% 1.70x 10.1%

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Units	Allocated Loan Amount ($)	Allocated Loan Amount (%)	Appraised Value(1)	% of UW NOI
Solo Storage - Dove Rd	Port Huron, MI	2000	47,613	375	$2,498,390	11.8%	$3,760,000	9.1%
Port Huron Self Storage	Port Huron, MI	1979	35,280	247	$2,146,223	10.2%	$3,230,000	10.0%
Lapeer Self Storage - Demille	Lapeer, MI	1963	37,632	260	$2,139,579	10.1%	$3,220,000	9.4%
Marion Self Storage - White’s Mini Storage	Marion, SC	1989	53,260	342	$1,813,991	8.6%	$2,730,000	8.3%
Fort Gratiot Self Storage	Fort Gratiot, MI	1954, 1980, 1986-1989	37,470	271	$1,740,899	8.2%	$2,620,000	10.9%
Lapeer Self Storage - Luzi’s	Lapeer, MI	1978	28,200	195	$1,289,063	6.1%	$1,940,000	4.9%
Fort Knox - Lapeer	Lapeer, MI	1978	25,280	169	$1,136,236	5.4%	$1,710,000	5.3%
Marion Self Storage - Francis Marion Plaza Storage	Marion, SC	1975	41,950	267	$1,096,368	5.2%	$1,650,000	7.3%
Marion Self Storage - All Storage	Mullins, SC	2009	33,850	224	$1,043,211	4.9%	$1,570,000	7.0%
Solo Storage - Howard St	Port Huron, MI	1960	14,046	121	$970,119	4.6%	$1,460,000	4.0%
Lapeer Self Storage - Evergreen	Lapeer, MI	1998	18,000	109	$936,896	4.4%	$1,410,000	3.5%
Lapeer Self Storage - Sam’s	Lapeer, MI	1998	21,000	127	$930,252	4.4%	$1,400,000	3.3%
Marysville Self Storage	Saint Clair, MI	1998	22,000	151	$903,673	4.3%	$1,360,000	4.0%
Saint Clair Self Storage	Saint Clair, MI	1997	19,996	183	$903,673	4.3%	$1,360,000	6.0%
Fort Knox - Imlay City	Imlay City, MI	1992	23,365	168	$890,384	4.2%	$1,340,000	3.0%
Lapeer Self Storage - Lock Tight	Lapeer, MI	1960	13,700	78	$691,044	3.3%	$1,040,000	3.9%
Total			472,642	3,287	$21,130,000	100.0%	$34,010,000	100.0%
(1)	The Total Appraised Value reflects an approximately 6.9% portfolio premium over the aggregate “as-is” value of the individual MI-SC Storage Portfolio Properties. The sum of the values of each of the properties on an individual basis, which are reflected in the table above, is $31,800,000.

The Loan. The MI-SC Storage Portfolio mortgage loan (the “MI-SC Storage Portfolio Loan”) is a fixed-rate loan secured by the borrower’s fee simple interest in a portfolio of 16 self storage properties totaling 472,642 sq. ft. located in two states (the “MI-SC Storage Portfolio Properties”) with an original and cut-off date principal balance of $21.13 million. The MI-SC Storage Portfolio Loan has a 10-year term, amortizes on a 30-year schedule and accrues interest at a fixed rate equal to 3.7000%.

The MI-SC Storage Portfolio Loan proceeds were used to retire existing debt of approximately $13.4 million, partially buy out a former 50% partner, acquire two additional properties, pay closing costs of approximately $0.62 million, and fund reserves of approximately $0.79 million. Based on the portfolio appraised value of $34.01 million as of September 10, 2019, the Cut-off Date LTV is 62.1%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$21,130,000	98.7%	Loan Payoff	$13,378,852	62.5%
Borrower Sponsor Equity	$260,000	1.2	Partner Buyout	$3,912,416	18.3
Buyer Credit	$13,911	0.1	Purchase Price	$2,700,000	12.6
			Reserves	$790,656	3.7
			Closing Costs	$621,987	2.9
Total Sources	$21,403,911	100.0%	Total Uses	$21,403,911	100.0%

The Borrowers / Borrower Sponsor. The borrower, Blue Water Self Storage, LLC is a single purpose Michigan limited liability company structured to be bankruptcy-remote.

The borrower sponsor and non-recourse carve-out guarantor for the MI-SC Storage Portfolio Loan is Ran Nizan. Ran Nizan is real estate investor and a small business owner. Mr. Nizan’s real estate portfolio currently consists of 57 properties across six states and is valued at approximately $93.6 million. The portfolio includes three multifamily properties totaling 395 units in Virginia, seven warehouse properties totaling 188,800 sq. ft. in Connecticut and New York, 24 self-storage properties totaling 691,537 sq. ft. in Connecticut, New York, Michigan, and South Carolina, a portfolio of 22 single-family homes in Florida and Connecticut, and a 2,000 sq. ft. retail condo in New York. Additionally, Mr. Nizan is the owner of Executive Air Service, a fixed base operator that provides hangers, fuel, flight school, and aircraft maintenance in Danbury, Connecticut.

The Properties. The MI-SC Storage Portfolio Properties are comprised of 16 cross-collateralized self storage facilities with a total of 3,287 units totaling approximately 472,642 sq. ft. and 437 RV/boat parking spaces. The MI-SC Storage Portfolio Properties were

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MI and SC	Collateral Asset Summary – Loan No. 13 MI-SC Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,130,000 62.1% 1.70x 10.1%

constructed between 1954 and 2009 and, as of July 28, 2019 and August 1, 2019, were 93.2% occupied. The MI-SC Storage Portfolio Properties are located in Michigan (13 properties) and South Carolina (three properties).

The five largest facilities by allocated loan amount are described below:

Solo Storage – Dove Rd. The Solo Storage – Dove Rd property consists of 15 single-story buildings totaling 47,613 sq. ft. in 375 units and located in Port Huron, Michigan, approximately 58 miles northeast of the Detroit CBD. Situated on a 7.75-acre site, the property was constructed in 2000 and includes a leasing office with five parking spaces, an apartment for on-site management, surveillance cameras, flood lamp exterior lighting and an electronic gate with keypad entry. The facility includes 23 climate controlled storage units and 39 RV/Boat/Vehicle parking spaces. The property was 88.9% occupied as of July 28, 2019. The Solo Storage – Dove Rd property is situated on Dove Road with one curb cut and 180 feet of frontage. It is approximately 0.6 miles from the intersection of I-94 and Range Road in an area primarily consisting of retail and light industrial uses interspersed with multifamily complexes and single family residences.

Port Huron Self Storage. The Port Huron Self Storage property consists of 12 single-story buildings totaling 35,280 sq. ft. in 247 units and located in Port Huron, Michigan, approximately 62 miles northeast of the Detroit CBD. The property is situated on two separate parcels approximately 1.7 miles apart and totaling 7.27 acres. Improvements were constructed in 1979. The parcel at 1900 Yeager Street totals 6.26 acres and includes the leasing office with 12 parking spaces, an apartment for on-site management, surveillance cameras, exterior lighting, an electronic gate with keypad entry and 165 RV/Boat/Vehicle parking spaces. The parcel at 2538 Beach Road totals 1.01 acres and consists of storage buildings only. The property was 98.6% occupied as of July 28, 2019. The Port Huron Self Storage property is situated on Yeager Street with one curb cut and approximately 114 feet of frontage. It is approximately 0.4 miles from the intersection of I-69 and I-94 and Water Street in an area primarily consisting of retail and light industrial uses interspersed with multifamily complexes and single family residences.

Lapeer Self Storage – Demille. The Lapeer Self Storage – Demille property consists of 11 single-story buildings totaling 37,632 sq. ft. in 260 units and located in Lapeer, Michigan, approximately 58 miles northwest of the Detroit CBD. Situated on a 5.30-acre site, the property was constructed in 1963 and includes a leasing office with seven parking spaces and an apartment for on-site management, surveillance cameras, exterior lighting and an electronic gate with keypad entry and 41 RV/Boat/Vehicle parking spaces. The property was 91.7% occupied as of July 28, 2019. The Lapeer Self Storage – Demille property is situated on Demille Road with two curb cuts and 240 feet of frontage. It is approximately 0.4 miles from the intersection of Highway 24 and Demille Road and 1.8 miles from the intersection of Highway 24 and I-69. The area surrounding the Lapeer Self Storage – Demille property primarily consists of retail and light industrial uses interspersed with multifamily complexes and single family residences.

Marion Self Storage – White’s Mini Storage. The Marion Self Storage – White’s Mini Storage property consists of 23 single-story buildings totaling 53,260 sq. ft. in 342 units and located in Marion, South Carolina, approximately 114 miles east of Columbia, South Carolina and approximately 50 miles northwest of Myrtle Beach, South Carolina. Situated on a 14.38-acre site, the property was constructed in 1989 and includes a leasing office with 12 parking spaces, surveillance cameras, exterior lighting and an electronic gate with keypad entry. The facility includes three climate controlled storage units, 37 RV/Boat/Vehicle parking spaces and 75,004 sq. ft. of commercial space not included on the underwritten rent roll. Commercial tenants include a gym, an HVAC contractor, a church, PepsiCo, Inc. and a day care. The property was 90.6% occupied as of July 28, 2019. The Marion Self Storage – White’s Mini Storage property is situated on Senator Gasque Road with three curb cuts and 660 feet of frontage. It is approximately 0.4 miles from Highway 76 and approximately 1.8 miles from the intersection of Highway 76 and Highway 501. The area surrounding the Marion Self Storage – White’s Mini Storage property primarily consists of office, retail and industrial uses interspersed with multifamily complexes and single family residences.

Fort Gratiot Self Storage. The Fort Gratiot Self Storage property consists of eight single-story buildings totaling 37,470 sq. ft. in 271 units and located in Fort Gratiot, Michigan, approximately 64 miles northeast of the Detroit CBD. Situated on a 4.71-acre site, the property was constructed over time in 1954, 1980 and 1986-1989 and includes a leasing office, surveillance cameras, flood lamp exterior lighting and two electronic gates with keypad entry. The facility includes one 10’x10’ climate controlled storage unit. The property was 97.9% occupied as of July 28, 2019. The Fort Gratiot Self Storage property is situated on Krafft Road with three curb cuts and 250 feet of frontage. It is approximately 0.2 miles from Highway 25 and approximately 2.3 miles to the Highway 25 interchange with I-69 and I-95. The area surrounding the Fort Gratiot Self Storage primarily consists of retail and light industrial uses interspersed with multifamily complexes and single family residences.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

MI and SC	Collateral Asset Summary – Loan No. 13 MI-SC Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,130,000 62.1% 1.70x 10.1%

The following table presents detailed information with respect to the unit mix of the MI-SC Storage Portfolio Properties:

Unit Mix Summary
Property	Location	Sq. Ft. (1)	Occupancy(1)(2)	Storage Units(1)	Average In-Place Rent per Sq. Ft.(1)	% of Climate Controlled Units	Parking Units
Solo Storage - Dove Rd	Port Huron, MI	47,613	88.9%	375	$0.78	6.1%	39
Port Huron Self Storage	Port Huron, MI	35,280	98.6%	247	$0.68	0.0%	165
Lapeer Self Storage - Demille	Lapeer, MI	37,632	91.7%	260	$0.67	0.0%	41
Marion Self Storage - White’s Mini Storage	Marion, SC	53,260	90.6%	342	$0.40	0.9%	37
Fort Gratiot Self Storage	Fort Gratiot, MI	37,470	97.9%	271	$0.72	0.4%	0
Lapeer Self Storage - Luzi’s	Lapeer, MI	28,200	90.1%	195	$0.62	0.0%	29
Fort Knox - Lapeer	Lapeer, MI	25,280	98.9%	169	$0.55	0.0%	37
Marion Self Storage - Francis Marion Plaza Storage	Marion, SC	41,950	93.9%	267	$0.44	7.5%	0
Marion Self Storage - All Storage	Mullins, SC	33,850	96.6%	224	$0.48	23.2%	0
Solo Storage - Howard St	Port Huron, MI	14,046	79.4%	121	$0.92	95.9%	20
Lapeer Self Storage - Evergreen	Lapeer, MI	18,000	98.6%	109	$0.61	0.0%	32
Lapeer Self Storage - Sam’s	Lapeer, MI	21,000	86.2%	127	$0.60	0.0%	37
Marysville Self Storage	Saint Clair, MI	22,000	87.0%	151	$0.72	0.0%	0
Saint Clair Self Storage	Saint Clair, MI	19,996	95.8%	183	$0.74	0.0%	0
Fort Knox - Imlay City	Imlay City, MI	23,365	98.3%	168	$0.56	0.0%	0
Lapeer Self Storage - Lock Tight	Lapeer, MI	13,700	97.4%	78	$0.72	2.6%	0
Total / Wtd. Avg.		472,642	93.2%	3,287	$0.61	6.6%	437
(1)	Excludes commercial units and parking units.

(2)	Occupancy is on a sq. ft. basis and based on the underwritten rent roll dated as of July 28, 2019 and August 1, 2019.

Cash Flow Analysis.

Cash Flow Analysis
	2016(1)	2017(1)	2018	T-12(2)	U/W	U/W per SF
Base Rent(3)	$2,759,871	$3,007,437	$3,164,590	$3,299,214	$2,911,166	$6.16
Commercial Income(4)	0	0	0	0	217,746	$0.46
Parking Income(4)	0	0	0	0	170,134	$0.36
Value of Vacant Space	0	0	0	0	523,701	$1.11
Gross Potential Rent	$2,759,871	$3,007,437	$3,164,590	$3,299,214	$3,822,747	$8.09
Other Income(5)	266,842	266,934	279,531	280,661	280,661	$0.59
Less: Concessions	0	0	(48)	(48)	0	$0.00
Less: Vacancy(6)	0	0	0	0	(523,701)	($1.11)
Effective Gross Income	$3,026,713	$3,274,370	$3,444,073	$3,579,827	$3,579,708	$7.57
Total Operating Expenses	1,238,514	1,357,517	1,349,213	1,365,623	1,450,114	$3.07
Net Operating Income	$1,788,199	$1,916,853	$2,094,860	$2,214,205	$2,129,594	$4.51
Capital Expenditures	0	0	0	0	145,721	$0.31
Net Cash Flow	$1,788,199	$1,916,853	$2,094,860	$2,214,205	$1,983,873	$4.20
(1)	Financials for 2016 and 2017 exclude and partially exclude, respectively, the Lapeer Self Storage - Luzi’s property which was purchased in June 2017.

(2)	The T12 financials are as of June 30, 2019 and July 31, 2019.

(3)	U/W Base Rent is based on the in-place rent roll as of July 28, 2019 and August 1, 2019.

(4)	U/W Commercial Income and U/W Parking Income were historically included in Base Rent.

(5)	Other Income includes retail product sales, late fees, and U-Haul income.

(6)	The underwritten economic vacancy is 13.7%. The MI-SC Storage Portfolio Properties were 93.2% occupied as of July 28, 2019 and August 1, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

136-20 38th Avenue Flushing, NY 11354	Collateral Asset Summary – Loan No. 14 136-20 38th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 60.6% 2.22x 8.9%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Refinance
Borrower Sponsor:	Leon Lee
Borrower:	Edspace-II, LLC
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% by Initial UPB:	2.5%
Interest Rate:	3.9000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2019
Maturity Date:	August 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	LO(26), DEF(90), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly
Taxes:	$11,510	$5,755
Insurance:	$8,485	$4,243
Replacement:	$0	$392
TI/LC:	$0	$2,449
Major Tenant Reserve(1):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$851
Balloon Balance / Sq. Ft.:	$851
Cut-off Date LTV:	60.6%
Balloon LTV:	60.6%
Underwritten NOI DSCR:	2.26x
Underwritten NCF DSCR:	2.22x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(2):	Office
Collateral:	Fee Simple
Location:	Flushing, NY
Year Built / Renovated:	2005 / 2018
Total Sq. Ft.:	23,507
Property Management:	Self-managed
Underwritten NOI:	$1,788,755
Underwritten NCF:	$1,754,670
Appraised Value:	$33,000,000
Appraisal Date:	June 12, 2019

Historical NOI
Most Recent NOI:	NAV
2018 NOI:	$1,781,940 (December 31, 2018)
2017 NOI:	$1,824,524 (December 31, 2017)
2016 NOI:	$1,619,013 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 26, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

(1)	If either North Shore Community Services (“NSCS”) or Long Island Business Institute (“LIBI”) or any other tenant occupying the space currently leased by either of the aforementioned tenants (i) in the case of NSCS or a replacement tenant only, fails to extend the term of its lease for the applicable space for at least five years (or as otherwise approved by the lender) and otherwise on terms and conditions satisfactory to the lender, on or before the date that is 12 months prior to its lease expiration date, (ii) defaults under its lease, (ii) goes dark or otherwise ceases operations at the 136-20 38th Avenue Property (as defined below), (iv) sublets its space, (v) gives notice to vacate or vacates its leased space, (vi) gives notice to terminate or terminates its lease or (vii) becomes a debtor in any bankruptcy or other insolvency proceeding, all excess cash flow will be transferred to a Major Tenant Reserve, which funds will be available to pay for tenant improvements and leasing commissions for extending the lease or leases of the current tenants or for re-tenanting the applicable space.

(2)	The 136-20 38th Avenue Property is comprised of two office condominium units located on the fourth floor of a 12-story office building known as the Queens Crossing Condominium. See “The Property and tenants” below for further discussion.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

136-20 38th Avenue Flushing, NY 11354	Collateral Asset Summary – Loan No. 14 136-20 38th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 60.6% 2.22x 8.9%

The Loan. The 136-20 38th Avenue mortgage loan (the “136-20 38th Avenue Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in two office condominium units comprising 23,507 sq. ft., located in Flushing, New York (the “136-20 38th Avenue Property”). The 136-20 38th Avenue Loan has an original and cut-off date principal balance of $20.0 million and accrues interest at an interest rate of 3.9000% per annum. The 136-20 38th Avenue Loan has a 10-year term and is interest only for duration of the loan term.

The 136-20 38th Avenue Loan proceeds were used to repay an existing loan of approximately $17.2 million, pay closing costs of $423,098, fund $19,995 of upfront reserves and return approximately $2.4 million of equity to the borrower sponsor. Based on the “as-is” appraised value of $33.0 million as of June 12, 2019, the Cut-off Date LTV is 60.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$20,000,000	100.0%	Loan Payoff	$17,172,166	85.9%
			Return of Equity	2,384,740	11.9
			Closing Costs	423,098	2.1
			Reserves	19,995	0.1
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, Edspace-II, LLC, is a single purpose, New York limited liability company structured to be a bankruptcy remote entity with no independent director. The borrower sponsor and non-recourse carveout guarantor is Leon Lee.

Leon Lee is an entrepreneur and commercial real estate investor. Mr. Lee is the 100% owner of Journey Prep School, a private K-12 college preparatory school located Long Island and has a 40% interest in LIBI, a two-year college founded in 1968 with a current enrollment of approximately 1,000 students and located at the 136-20 38th Avenue Property. In addition to the 136-20 38th Avenue Property, Mr. Lee’s real estate holdings include ownership interests in three other New York City office, retail and residential properties.

The Property and Tenants. The 136-20 38th Avenue Property consists of two office condominium units comprising the majority of the fourth floor of a 12-story office and retail building known as Queens Crossing Condominium located in Flushing, New York. Queens Crossing Condominium has frontage on 38th Avenue, 138th Street, 39th Avenue and Main Street in downtown Flushing. Downtown Flushing is a large commercial and retail area and is the fourth largest central business district in New York City. Queens Crossing Condominium consists of 96 office, retail and parking units, containing over 424,747 sq. ft. of gross leasable area, including 87,759 sq. ft. of below grade parking area. The Queens Crossing Condominium was constructed in 2005 and is in good overall condition, having been recently renovated in 2018. The two office condominiums are 100.0% leased and occupied by NSCS, which leases 12,642 sq. ft. and LIBI, which leases 10,865 sq. ft.

The 136-20 38th Avenue borrower does not have control of the related condominium regime board or governing body.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

NSCS	NR/NR/NR	12,642	53.8%	$79.56	49.8%	2/10/2024(3)
LIBI(4)	NR/NR/NR	10,865	46.2	$93.19	50.2	7/31/2031(5)
Total Major Tenants		23,507	100.0%	$85.86	100.0%
Other Tenants		0	0.0	$0.00	0.0
Total Occupied Collateral		23,507	100.0%	$85.86	100.0%
Vacant		0	0.0
Total		23,507	100.0%

(1)	Based on the underwritten rent roll dated July 26, 2019 with rent steps taken through February 2020 totaling $48,710.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	NSCS has one five-year lease renewal option remaining.

(3)	LIBI is an affiliate of the borrower sponsor.

(4)	LIBI has one five-year lease renewal option remaining.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

136-20 38th Avenue Flushing, NY 11354	Collateral Asset Summary – Loan No. 14 136-20 38th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 60.6% 2.22x 8.9%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	1	12,642	53.8	12,642	53.8%	$79.56	49.8	49.8%
2025	0	0	0.0	12,642	53.8%	$0.00	0.0	49.8%
2026	0	0	0.0	12,642	53.8%	$0.00	0.0	49.8%
2027	0	0	0.0	12,642	53.8%	$0.00	0.0	49.8%
2028	0	0	0.0	12,642	53.8%	$0.00	0.0	49.8%
2029	0	0	0.0	12,642	53.8%	$0.00	0.0	49.8%
Thereafter	1	10,865	46.2	23,507	100.0%	$93.19	50.2	100.0%
Vacant	NAP	0	0.0	23,507	100.0%	NAP	NAP
Total / Wtd. Avg.	2	23,507	100.0%			$85.86	100.0%

(1)	Based on underwritten rent roll dated July 26, 2019 with rent steps taken through February 2020 totaling $48,710.

North Shore Community Services (“NSCS”) (12,642 sq. ft.; 53.8% NRA; 49.8% U/W Base Rent). NSCS, which has been in occupancy at the 136-20 38th Avenue Property since 2008, has a lease expiration in February 2024 and has one five-year renewal option remaining. NSCS is owned by North Shore-Long Island Jewish Health System which was renamed Northwell Health (“Northwell”) in 2015. Northwell is a nonprofit integrated healthcare network that is New York’s largest healthcare provider and private employer, with more than 68,000 employees as of 2019. In 2019, Northwell was home to 23 hospitals and more than 700 outpatient facilities, as well as the Donald and Barbara Zucker School of Medicine at Hofstra/Northwell, the Feinstein Institute for Medical Research, urgent care centers, kidney dialysis centers, acute inpatient rehabilitation, sub-acute rehabilitation and skilled-nursing facilities, a home care network, a hospice network, and other services. The flagship hospitals of Northwell are North Shore University Hospital and Long Island Jewish Medical Center. The office at the 136-20 38th Avenue Property is used by doctors specializing in cardiology and internal medicine. The unit is configured as traditional medical office space, with a large waiting room, multiple examination rooms and administrative offices.

Long Island Business Institute (“LIBI”) (10,865 sq. ft.; 46.2% NRA; 50.2% U/W Base Rent). LIBI has been a tenant at the 136-20 38th Avenue Property since 2006 and has a lease expiration in July 2031 with one five-year renewal option remaining. LIBI began in 1968 as a business school in Commack, Long Island, and was certified as an occupational college in 1995 by the New York State Board of Regents. The New York State Board of Regents authorized LIBI to award the Associate in Occupational Studies degree in court reporting under the guidance of the Office of Higher Education of the New York State Education Department (“NYSED”). Since then, degree programs in accounting, business management, emergency care management, homeland security and security management, hospitality management and office technology with medical office option have been registered with NYSED, along with certificate programs in court reporting, elder care administration, hospitality management and English as a second language. LIBI is a proprietary college accredited by the Accrediting Council for Independent Colleges and Schools to award certificates and associate degrees. In 2001, LIBI opened a branch campus in Flushing, New York, and in 2008, it was re-designated as the main campus. As of 2018, LIBI has approximately 3,260 enrolled students. LIBI’s space includes multiple classrooms, administrative offices and a student lounge. Additionally, LIBI is a borrower sponsor affiliate with the borrower sponsor owning a 40% interest.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

136-20 38th Avenue Flushing, NY 11354	Collateral Asset Summary – Loan No. 14 136-20 38th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 60.6% 2.22x 8.9%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	U/W	U/W PSF
Base Rent(1)	$1,707,743	$1,908,105	$1,846,155	$2,018,359	$85.86
Value of Vacant Space	0	0	0	0	$0.00
Gross Potential Rent	$1,707,743	$1,908,105	$1,846,155	$2,018,359	$85.86
Total Recoveries(2)	0	0	0	257,977	$10.97
Less: Vacancy	0	0	0	(113,817)	($4.84)
Effective Gross Income	$1,707,743	$1,908,105	$1,846,155	$2,162,519	$91.99
Total Operating Expenses(2)(3)	88,730	83,581	64,215	373,765	$15.90
Net Operating Income	$1,619,013	$1,824,524	$1,781,940	$1,788,755	$76.09
TI/LC	0	0	0	29,384	$1.25
Capital Expenditures	0	0	0	4,701	$0.20
Net Cash Flow	$1,619,013	$1,824,524	$1,781,940	$1,754,670	$74.64
(1)	U/W Base Rent is based on in-place rent as of July 26, 2019 with rent steps taken through February 2020 totaling $48,710.

(2)	Historically, the tenants have paid taxes and common area maintenance expenses directly, however taxes and common area maintenance expenses were included in U/W Total Operating Expenses.

(3)	Both subject condominium units benefit from Industrial and Commercial Incentive Program (“ICIP”), exemptions which were effective as of 2008 (the condominium sponsor filed for the benefits in 2007). Each commercial condominium unit receives a 25 year property tax exemption, in which the first 16 years of property taxes are 100% exempted, with 10% decreasing phase-outs over the remaining nine year period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5070 & 5151 Wilshire Boulevard Los Angeles, CA 90036	Collateral Asset Summary – Loan No. 15 Beverly Hills BMW	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 85.0% 1.00x 4.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsors:	York Capital Management; Western Avenue Capital
Borrowers:	5070 Wilshire, LP; 5151 Wilshire, LP
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$20,000,000
% by Initial UPB:	2.5%
Interest Rate:	3.9000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2019
Maturity Date:	September 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$39,490,000 Pari Passu Debt
Call Protection:	LO(25), DEF(91), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$1,534,640	$6,581
Insurance:	$0	Springing
TI/LC:	$0	Springing
Replacement:	$0	Springing
Debt Service:	$500,000	$0
Lease Sweep:	$0	Springing

Financial Information(1)
Cut-off Date Balance / Sq. Ft.:	175
Balloon Balance / Sq. Ft.:	175
Cut-off Date LTV(3)(4):	85.0%
Balloon LTV:	85.0%
Underwritten NOI DSCR:	1.00x
Underwritten NCF DSCR:	1.00x
Underwritten NOI Debt Yield:	4.0%
Underwritten NCF Debt Yield:	4.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail – Other
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	2010 / NAP
Total Sq. Ft.:	339,000
Property Management:	Western Avenue Capital Management, Inc.
Underwritten NOI(3):	$2,358,779
Underwritten NCF(3):	$2,358,779
Appraised Value(3)(4):	$70,000,000
Appraisal Date:	July 16, 2019

Historical NOI(5)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 6, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
(1)	The Beverly Hills BMW mortgage loan consists of the non-controlling Note A-2 (the “Beverly Hills BMW Loan”) and is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $59.49 million (the “Beverly Hills BMW Whole Loan”). See “Whole Loan Summary” chart herein. The Cut-off Date Balance / Sq. Ft., Balloon Balance / Sq. Ft., Underwritten NOI Debt Yield, Underwritten NOI Debt Yield at Maturity, Underwritten NCF DSCR, Cut-off Date LTV ratio and Balloon LTV ratio numbers are based on the aggregate principal balance of the promissory notes comprising the Beverly Hills BMW Whole Loan.

(2)	The Beverly Hills BMW Whole Loan is structured with a hard lockbox and springing cash management, provided that cash management is in-place day one given a low DSCR period (DSCR<1.30x) exists as of the origination date of the Beverly Hills BMW Whole Loan.

(3)	In conjunction with loan origination, the borrower purchased approximately $11.2 million of U.S. Treasury securities created through the Separate Trading of Registered Interest and Principal of Securities program (“Treasury STRIPS”) and other U.S. Treasury securities (collectively, the “Treasury Securities”) to supply an additional approximate $1.2 million of annual cash flow for a total of approximately $12,084,077 over the loan term. The appraiser concluded to a “Hypothetical Market Value” inclusive of the value of the U.S. Treasury STRIPS equal to $81.0 million, which results in a Cut-off Date LTV Ratio equal to 73.4% for the Beverly Hills BMW Whole Loan.

(4)	The appraiser concluded to a “Hypothetical Land Value less Demolition” of $100,200,000 as of July 16, 2019. The “Hypothetical Land Value less Demolition” is based on a proposed future redevelopment of the Beverly Hills BMW Property (as defined below) to higher density mixed-use multifamily uses under the TOC program (as defined below) of 467 multi-family units and 8 single family lots. The Cut-off Date LTV based on the “Hypothetical Land Value less Demolition” is equal to 59.4% for the Beverly Hills BMW Whole Loan.

(5)	The Beverly Hills BMW Property was acquired in connection with the origination of the Beverly Hills BMW Whole Loan and as a result historical financial information is not available.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5070 & 5151 Wilshire Boulevard Los Angeles, CA 90036	Collateral Asset Summary – Loan No. 15 Beverly Hills BMW	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 85.0% 1.00x 4.0%

The Loan.   The Beverly Hills BMW Whole Loan has a 10-year term and is interest only for the term of the loan. The Beverly Hills BMW Whole Loan accrues interest at a rate equal to 3.9000% per annum. The Beverly Hills BMW Whole Loan proceeds together with approximately $26.0 million of borrower sponsor equity were used to acquire the Beverly Hills BMW Property, purchase the U.S. Treasury STRIPS, pay closing costs and fund upfront reserves.

The relationship between the holders of the Beverly Hills BMW Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3	$39,490,000	$39,490,000	Benchmark 2019-B13(1)	Yes
A-2	20,000,000	20,000,000	CF 2019-CF2	No
Whole Loan	$59,490,000	$59,490,000
(1)	Expected to be contributed to the Benchmark 2019-B13 securitization transaction, which is expected to close prior to the Closing Date.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$59,490,000	69.6%	Purchase Price	$70,000,000	81.9%
Borrower Sponsor Equity	25,966,995	30.4	Treasury Securities	11,156,713	13.1
			Closing Costs	2,265,631	2.7
			Reserves	2,034,640	2.4
Total Sources	$85,646,657	100.0%	Total Uses	$85,646,657	100.0%

The Borrowers / Borrower Sponsors.    The borrowers are 5070 Wilshire, LP and 5151 Wilshire, LP, each a single purpose Delaware limited partnership structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Beverly Hills BMW Whole Loan. The borrower sponsors are York Capital Management and Western Avenue Capital (“WAC”) and the non-recourse carveout guarantor is KAFAM Properties, Inc., which entity is indirectly owned by WAC.

York Capital Management focuses on merger and acquisition transactions, distressed securities and restructuring opportunities and special situation equity investing. York Capital Management is a global institutional investment management firm with approximately $20.5 billion in assets under management as of March 2018. York Capital Management was founded in 1991 by Jamie Dinan and is headquartered in New York City, with additional offices in London and Hong Kong.

KAFAM Properties, Inc. is an entity owned by WAC. Western Avenue Capital has a diversified portfolio of over 3.0 million sq. ft. of retail, healthcare, multifamily, industrial and office properties across the Unites States, with the majority of the assets in the Los Angeles metropolitan statistical area.

The Property. The Beverly Hills BMW property was constructed in 2010 and consists of the fee simple interest in (i) a 38,835 sq. ft. BMW car dealership and parking structure, totaling 93,000 sq. ft. and (ii) a 74,131 sq. ft. BMW service center and parking structure, totaling 246,000 sq. ft. (the “Beverly Hills BMW Property”). The Beverly Hills BMW Property is situated on 3.86 acres of land located in Mid-Wilshire, Los Angeles, California. The Beverly Hills BMW Property is 100.0% leased to SRE California 9 BHB, LLC (a subsidiary of the guarantor of the leases, Sonic Automotive (“Sonic”). In 2010, Sonic invested approximately $35.5 million ($105 PSF) to construct the Beverly Hills BMW Property.

The Beverly Hills BMW Property is 100% occupied by Sonic under two triple net (“NNN”) leases that each expire in June 2024. Under the 5151 Wilshire Blvd. lease, the borrower, as landlord is to be responsible for any increase in real estate taxes that may result from a Proposition 13 reassessment of the 5151 Wilshire Blvd. portion of the Beverly Hills BMW Property due to the sale thereof (the upfront tax reserve collected at origination is intended to cover the borrower’s portion of taxes for the duration of the Beverly Hills BMW Whole Loan, which amount is in addition to the income provided by the Treasury Securities that cover taxes assuming the taxes are allocated exactly per the PSA allocation). Sonic has an average annual rent of $3.54 PSF, which is 77.9% below the appraiser’s concluded market rent of $16.00 PSF NNN. Sonic has one, five-year renewal option with a 10% step up in annual base rent. In addition to cash flow generated from the Sonic leases in place, the Beverly Hills Whole Loan is structured with supplemental income collateralized by the Treasury Securities. The Treasury Securities will supply an additional approximate $1.2 million of annual cash flow for a total of approximately $12,084,077 over the loan term.

Sonic Automotive, Inc. (NYSE: SAH) is a Fortune 500 company and among the largest automotive retailers in the Unites States. The automotive dealerships provide comprehensive services, including sales of both new and used cars and light trucks, sales of replacement parts, performance of vehicle maintenance, warranty, paint and collision repair services, and arrangement of extended warranty contracts, financing and insurance for the company’s customers. Sonic operates in 13 states and 25 major metropolitan markets and has more than 100 dealerships representing 24 different brands, primarily luxury and import brands. As of year-end 2018, Sonic reported total revenue of approximately $10.0 billion.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5070 & 5151 Wilshire Boulevard Los Angeles, CA 90036	Collateral Asset Summary – Loan No. 15 Beverly Hills BMW	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 85.0% 1.00x 4.0%

Based on the appraiser’s analysis, the highest and best use for the Beverly Hills BMW Property is a redevelopment to multifamily use with commercial uses on the ground level. The city of Los Angeles (the “City”) recently enacted a program to increase residential density near major transit stops known as the Transit Oriented Communities Affordable Housing Incentives Program (“TOC”). The Beverly Hills BMW Property benefits from such program as it is located in TOC Zones 3 and 4. According to the appraiser’s analysis, subject to a site plan and California Environmental Quality Act environmental approval by the City, under the TOC program, up to 467 multifamily units and eight single family residences would be permitted to be constructed across the Beverly Hills BMW Property. Currently, under the existing zoning laws (exclusive of any additional rights available to the Beverly Hills BMW Property under the TOC Program), up to 264 multifamily units may be constructed across the Beverly Hills BMW Property, provided that such construction would be subject to discretionary approval by the applicable governmental authorities. In addition, the City’s current administration is seeking to institute the proposed Purple Line Transit Neighborhood Plan (“TNP Plan”) designation, which TNP Plan is forecasted to benefit the Beverly Hills BMW Property to the extent of potentially allowing approximately 1,000 multifamily units to be constructed across the Beverly Hills BMW Property, which development would also be subject to discretionary approval by the applicable governmental authorities (the TNP Plan is not anticipated to be approved until 2021; therefore, such plan and the proposed re-zoning contemplated is subject to change).

Tenant Summary
Tenant	Credit Rating (Moody’s/Fitch/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Sonic Automotive (5151 Wilshire – Service Building)	Ba3/NR/NR	246,000	72.6%	$1.95	40.0%	6/19/2024
Sonic Automotive (5070 Wilshire – Sales Building)	Ba3/NR/NR	93,000	27.4	$7.74	60.0	6/19/2024
Sub Total / Wtd. Avg.		339,000	100.0%	$3.54	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		339,000	100.0%
(1)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	2	339,000	100.0	339,000	100.0%	$3.54	100.0	100.0%
2025	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
2026	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
2027	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
2028	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
2029	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	339,000	100.0%	NAP	NAP
Total / Wtd. Avg.	2	339,000	100.0%			$3.54	100.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5070 & 5151 Wilshire Boulevard Los Angeles, CA 90036	Collateral Asset Summary – Loan No. 15 Beverly Hills BMW	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 85.0% 1.00x 4.0%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$1,200,000	$3.54
Rent Steps	0	$0.00
Gross Potential Rent	$1,200,000	$3.54
STRIPS Income(2)	1,237,753	$3.65
Effective Gross Income	$2,437,753	$7.19
Total Operating Expenses(3)(4)	78,975	$0.23
Net Operating Income	$2,358,779	$6.96
Replacement Reserves	0	$0.00
Net Cash Flow(2)	$2,358,779	$6.96
(1)	The Beverly Hills BMW Property was acquired in connection with the origination of the Beverly Hills BMW Whole Loan and as a result historical financial information is not available.

(2)	U/W STRIPS Income represents the year 1 supply of cash flow from the Treasury Securities. A total of approximately $12,084,077 in STRIPS Income will be supplied over the term of the Beverly Hills BMW Whole Loan.

(3)	The tenant leasing the improvements located at the Beverly Hills BMW Property is responsible for all expenses.

(4)	Total Operating Expenses include the borrowers’ portion of the real estate taxes. Under the Sonic Automotive (5151 Wilshire) lease, the tenant is not responsible for the increases in taxes as a result of a reassessment under Proposition 13 due to the sale thereof.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.